UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

RIOT PLATFORMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

[•], 2024

Fellow Stockholders:

On behalf of the Board of Directors (the “Board”) of Riot Platforms, Inc., a Nevada corporation, [Nasdaq: “RIOT”] (“Riot” or the “Company”), we are pleased to invite you to attend the 2024 Annual General Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 10:00 a.m. (Eastern Time) on Wednesday, June 12, 2024. The Annual Meeting will be virtual-only, held exclusively online to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. The live webcast of the meeting will be available via the virtual meeting portal at:

www.virtualstockholdermeeting.com/RIOT2024

The accompanying Notice of Annual General Meeting of Stockholders and proxy statement (the “Proxy Statement”) provide details about the Annual Meeting, including the nominees for election to the Board and other matters to be considered at the Annual Meeting, as well as additional information regarding virtual attendance for the Annual Meeting, which can be found on page 1 of the Proxy Statement.

We are happy to share the Board’s perspectives on Riot’s performance and accomplishments during 2023 and Riot’s future beginning in 2024.

Board Oversight and Focus

The primary focus of the Board throughout 2023 was to ensure that the Company was well positioned and appropriately resourced to build on our strengths as we navigated through the volatility in the market. The Board oversaw management’s execution of its vision of continuing a growth-focused corporate strategy, right-sized to drive long-term stockholder value. Furthermore, the Board and management remain committed to responsible corporate governance with a focus on risk management and intelligent growth, to ensure Riot continues to execute on our five core values: Teamwork, Accountability, Urgency, Transparency, and Attention to Detail. By applying these core values to our key functions, the Board strives to enhance Company performance, compliance and execution, thus returning value to all of our stockholders.

Company Performance in 2023

During 2023, the Company continued to expand and develop on our goal of being an investment grade, publicly traded, vertically integrated, Bitcoin mining company. We completed the expansion of our Bitcoin mining facility in Rockdale, Texas (the “Rockdale Facility”) which is believed to be the largest single Bitcoin mining facility in North America, as measured by developed capacity. Additionally, we have made significant strides in developing our second large-scale Bitcoin mining facility outside of Corsicana, Texas (the “Corsicana Facility”) which, upon completion, is expected to have approximately one gigawatt (1,000 megawatts (“MW”)) of Bitcoin mining capacity. Development of the first four hundred MW of mining capacity purpose-built for immersion cooling, is expected to be completed in 2024.

In addition to the expansion of our mining infrastructure, we made great strides in 2023 towards expanding our Bitcoin mining power to increase our share of global hash rate and maximize the revenue potential of our operations. As of December 31, 2023, we operated 112,944 miners with a total hash rate capacity of 12.4 exahash per second (“EH/s”), which enabled us to mine 6,626 Bitcoin in 2023, representing a 19.3% increase over the 5,554 Bitcoin we mined in 2022.

Based on our existing operations and expected deliveries of the miners we have purchased, we anticipate we will have a total hash rate capacity of 31 EH/s by December 31, 2024.

Another of our top priorities is to be an industry leader in cost to mine Bitcoin. We believe that remaining cost-focused will provide Riot with the foundation to pursue its strategic growth initiatives and, ultimately, increase stockholder value. Our 2023 results demonstrate that Riot’s positioning, vertical integration strategy and management team delivered consistent and sustainable performance in 2023. We believe our size and scale, and the strength of our balance sheet, continue to provide a competitive advantage in the Bitcoin mining space. We are pleased with the trajectory of the Company and plan to stay focused on maximizing efficient growth and a low cost to mine beyond the halving.

Investments in Riot’s Future

Riot has invested substantially in the Company’s future through development, acquisitions, and talent management. We have continued to grow through challenging economic conditions, and we believe the Company is well positioned to take advantage of present and future market opportunities. In a nascent industry such as Bitcoin mining, we continue to believe that maintaining a conservative balance sheet is the best path forward. To date, the Company has financed all growth and operations through the issuance of equity and the sale of mined Bitcoin, with de minimis debt financing. As fellow Riot stockholders, we are cognizant of the dilutive effect of raising capital through equity sales; however, we believe that the capital we raise allows us to invest in the Company in ways that will provide positive returns on our stockholders’ investments, and that these efforts have put us in a strong financial position to capitalize on strategic growth opportunities. Further, by raising capital through equity sales and our operations, we have maintained a conservative balance sheet and avoided high-cost debt financing, a strategy which we believe has negatively impacted our competitors. Notwithstanding the foregoing, the Company is constantly looking to reduce its cost of capital and will consider accretive and carefully structured debt financing.

April 2024 hosts the Bitcoin industries fourth “halving” event. Halving is a process designed to control the overall supply and reduce the risk of inflation in Bitcoin, which uses a proof-of-work consensus algorithm. At a predetermined block that occurs approximately every four years, the mining reward is cut in half (hence the term “halving”). Halvings will continue to occur until the total amount of Bitcoin currency rewards issued reaches approximately 21 million and the theoretical supply of new Bitcoin is exhausted, which is expected to occur around the year 2140. This decrease in available supply is a core tenet of Bitcoin, its scarcity proposition and one of the reasons we remain optimistic on Bitcoin’s future.

Following each halving, the market price of Bitcoin has been observed to increase in response to the reduction in the supply of new Bitcoin; however, there is no guarantee that this trend will continue following this most recent halving. We anticipate that as a result of this halving, revenue from Bitcoin mining operations will fall significantly, straining margins from mining operations. We, therefore, expect that the halving will impact high-cost miners to a greater extent than low-cost miners, such as Riot. As such, we are asking our stockholders to approve an increase in authorized shares of Riot’s common stock. We believe access to additional available equity capital to issue in the event of strategic merger and acquisition opportunities will be integral during these next four years because the industry may continue to experience a period of consolidation. As an industry leader, Riot is poised to increase market share through strategic mergers and acquisitions opportunities that add accretive value to stockholders.

Riot has been mining Bitcoin since 2017, and our Board and management team have helped the Company expand our operations through business cycles, market volatility, regulatory hurdles, a global pandemic, and an ever-changing global supply chain. Through these challenges, our management team and Board have continued to believe in the Company’s long-term vision for Bitcoin and Bitcoin mining. We expect that the seeds we are planting now will provide years of growth in an emerging sector that, to date, has demonstrated significant growth potential. The Board is confident in our management team’s ability to execute and deliver returns to our stockholders.

Your Vote Matters

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. Vote now over the Internet at www.proxyvote.com, or by telephone or by mail. If you wish to vote by mail, please complete, sign, and date your proxy card or voting instruction card and return it according to the instructions provided.

Voting as soon as possible will ensure your representation at the Annual Meeting regardless of whether you attend the virtual Annual Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

We thank you for your continued support.

Sincerely,	Sincerely,

Benjamin Yi, Executive Chairman	Jason Les, Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ONLINE USING THE SIXTEEN-DIGIT CONTROL NUMBER ASSIGNED TO YOU, BY TELEPHONE, OR BY MAIL. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT IN THE PROVIDED POSTAGE-PAID ENVELOPE ACCORDING TO THE INSTRUCTIONS PROVIDED. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

NOTICE OF 2024 ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 12, 2024, AT 10:00 A.M. (EASTERN TIME)

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual General Meeting of the stockholders (the “Annual Meeting”) of Riot Platforms, Inc., a Nevada corporation (“Riot” or the “Company”) will be held at 10:00 a.m. (Eastern Time) on Wednesday, June 12, 2024, or such later date as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be conducted exclusively online at:

www.virtualstockholdermeeting.com/RIOT2024

through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. The Annual Meeting will be virtual-only and held exclusively online. As such, no in-person attendance option will be available. To find instructions on how to access and log in to the virtual Annual Meeting, see “How do I attend the virtual Annual Meeting?” on page 1 in the accompanying proxy statement (the “Proxy Statement”).

Each stockholder receiving this Notice of 2024 Annual General Meeting of Stockholders (this “Notice”) has been assigned a 16-digit control number, which is required to register for and gain admittance to the Annual Meeting. The unique 16-digit control number assigned to you can be found on the enclosed proxy card or voting instruction card accompanying this Notice. Specific instructions on how to access the virtual Annual Meeting are included at the end of this Notice and in the accompanying Proxy Statement.

The following five (5) proposals, as more fully described in the accompanying Proxy Statement, are being submitted to our stockholders for their consideration at the Annual Meeting:

Proposal		Board Recommendation
1.	To elect as a Class III director each of the two nominees in the accompanying Proxy Statement for a term expiring at the 2027 Annual General Meeting of Stockholders.	“FOR”
2.	To ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	“FOR”
3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	“FOR”
4.	To approve that the Company’s Articles of Incorporation be amended to increase the number of shares of common stock authorized for issuance thereunder from 340,000,000 shares to 680,000,000 shares.	“FOR”

5.	To approve the Sixth Amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 15,000,000 shares.	“FOR”

THIS IS NOT A BALLOT. YOU CANNOT USE THIS NOTICE TO VOTE YOUR SHARES.

This Notice presents only an overview of the more complete Proxy Statement accompanying this Notice, which is hereby made part of this Notice. The Proxy Statement is also available to you on the Internet at www.proxyvote.com, the Securities and Exchange Commission’s website, www.SEC.gov, or by visiting our website, www.RiotPlatforms.com, and navigating to the “Investors” page, where the Proxy Statement can be found under the “SEC Filings” tab.

The Board of Directors has established the close of business on Tuesday, April 23, 2024, as the record date (the “Record Date”) for determining those of our stockholders entitled to attend, and vote their shares at, the Annual Meeting. Accordingly, only holders of our common stock, no par value per share, of record at the close of business on the Record Date will receive this Notice and be eligible to attend and vote their shares at the Annual Meeting (including any adjournments or postponements thereof). Holders of other classes of our outstanding capital stock are not entitled to vote at the Annual Meeting. As of the Record Date, there were [•] shares of Company common stock, no par value per share, outstanding and entitled to vote at the Annual Meeting. The foregoing shares of our common stock, no par value per share, are referred to herein as “shares.” A list of stockholders of record as of the Record Date will be available at the Annual Meeting online at the virtual meeting portal, www.virtualstockholdermeeting.com/RIOT2024, and will be available by request during the ten (10) days prior to the Annual Meeting by submitting your written request to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote your shares by proxy as soon as possible so that we can ensure your vote will be represented at the Annual Meeting.

You may submit your vote by proxy with your 16-digit control number using any of the following methods:

Before the Annual Meeting:

●	Voting online at: www.proxyvote.com;
●	Voting by telephone by calling: 1-800-690-6903 (owners of record) or 1-800-454-8683; or
●	Voting by mail by completing, signing, dating and returning the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

During the virtual Annual Meeting: Voting over the internet at www.virtualstockholdermeeting.com/RIOT2024.

Your proxy, whether given online at www.proxyvote.com, by telephone, or through the return of the enclosed proxy card, may be revoked prior to its exercise by either: (i) submitting a written notice of revocation or a duly executed proxy bearing a date later than your previously-submitted proxy to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary, prior to the Annual Meeting; or (ii) attending the virtual Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2024 and voting your shares, virtually using your 16-digit control number, live at the Annual Meeting. To ensure fair conduct of the Annual Meeting and that our stockholders of record as of the Record Date are able to participate in the Annual Meeting, you will not be able to participate in the virtual Annual Meeting without the unique 16-digit control number assigned to you and provided on the back of your proxy card or voting instruction card.

We urge you to review the accompanying proxy materials carefully and to vote as promptly as possible. Please note that we have enclosed the Proxy Statement and your proxy card along with this Notice.

By Order of the Board of Directors,

William Jackman, Executive Vice President, General Counsel and Corporate Secretary

Castle Rock, CO

[•], 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL GENERAL MEETING OF THE STOCKHOLDERS OF RIOT PLATFORMS, INC. TO BE HELD ON:

WEDNESDAY, JUNE 12, 2024, AT 10:00 A.M. (EASTERN TIME)

VIA THE VIRTUAL MEETING PORTAL AT:

www.virtualstockholdermeeting.com/RIOT2024

THE NOTICE AND OUR PROXY STATEMENT ARE AVAILABLE ONLINE AT:

www.proxyvote.com and www.RiotPlatforms.com

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	55
OPTION EXERCISES AND STOCK VESTED TABLE	57
POTENTIAL POST-EMPLOYMENT BENEFITS	57
CEO PAY RATIO	59
PAY VS. PERFORMANCE	59
PAY-FOR-PERFORMANCE ALIGNMENT	62
☑ PROPOSAL NO.4 APPROVAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	65
☑ PROPOSAL NO.5 APPROVAL OF THE SIXTH AMENDMENT TO THE 2019 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 15,000,000 SHARES	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
OTHER MATTERS	78
DELINQUENT SECTION 16(A) REPORTS	78
INCORPORATION BY REFERENCE	78
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	79
APPENDIX A: PROXY CARD	A-1
APPENDIX B: RECONCILIATION OF GAAP MEASURE TO ADJUSTED EBITDA	B-1
APPENDIX C: CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF RIOT PLATFORMS, INC.	C-1
APPENDIX D: SIXTH AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN	D-1
APPENDIX E: 2019 EQUITY INCENTIVE PLAN, AS AMENDED	E-1

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

PROXY STATEMENT

FOR THE 2024 ANNUAL GENERAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement, along with the accompanying Notice of 2024 Annual General Meeting of Stockholders (the “Notice”), contains information about the 2024 Annual General Meeting of the stockholders of Riot Platforms, Inc., including any adjournments or postponements thereof (the “Annual Meeting”). In this Proxy Statement, we refer to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries, as “Riot,” “Riot Platforms,” the “Company,” “we,” “us” or “our.”

We are holding the Annual Meeting at 10:00 a.m. (Eastern Time) on Wednesday, June 12, 2024, or such later date or dates as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be virtual-only and held exclusively online via the virtual meeting portal, at www.virtualstockholdermeeting.com/RIOT2024, and no option to attend the virtual Annual Meeting in-person will be available. For specific instructions on how to attend the virtual Annual Meeting, please see “How do I vote?” beginning on page 2 of this Proxy Statement.

This Proxy Statement, the accompanying proxy card and, though not part of this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”) are being mailed, commencing on or about [•], 2024, to the stockholders of record (as defined below) entitled to notice of and to vote at the Annual Meeting. Please see “Who may attend and vote at the Annual Meeting?” on page 1 of this Proxy Statement. Copies of this Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com. You can also find copies of our Annual Reports on Form 10-K as well as all our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) on the SEC’s website, www.SEC.gov, or through the “Investors” section of our website at www.RiotPlatforms.com. Except for those reports we have filed with the SEC, and as specifically incorporated by reference herein, the information contained on our website is not part of these proxy solicitation materials.

GENERAL INFORMATION

Meeting Information:

Record Date:	April 23, 2024

Meeting Date and Time:	June 12, 2024, at 10:00 a.m. Eastern Time

Location:	Virtual live webcast via the virtual meeting portal at: www.virtualstockholdermeeting.com/RIOT2024.

We include these questions and answers to provide some background and clarity concerning voting, solicitation and other general information. We encourage you to read this Proxy Statement and the accompanying materials carefully and in their entirety.

All Riot stockholders are encouraged to attend the virtual Annual Meeting, which will be held online to provide a consistent experience to all stockholders.

Who may attend and vote at the Annual Meeting?

Only persons who held shares of our common stock, no par value per share, (“shares”) at the close of business on the record date, April 23, 2024 (the “Record Date”), as identified by our transfer agent are entitled to attend and vote their shares at the Annual Meeting. In addition to stockholders of record (whose shares are registered in the stockholder’s name) holding shares as of the Record Date, each “beneficial owner” (whose shares are registered or held in the name of such person’s broker, bank or other nominee) as of the Record Date is also entitled to vote by using the methods described below. For more information, please see the information provided under the section entitled “How do I vote?” below.

As of the Record Date, there were [•] shares issued, outstanding and entitled to vote at the Annual Meeting.

How do I attend the virtual Annual Meeting?

To be admitted to the virtual Annual Meeting, navigate via web browser to the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2024 and enter the 16-digit control number from your Notice of Internet Availability of Proxy Materials or proxy card. Once admitted, stockholders may submit written questions, vote their shares and view reference materials (such as our list of stockholders as of the Record Date). The Annual Meeting will be held entirely online to through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. Accordingly, no in-person or alternative venue will be provided, and all stockholders entitled to attend the Annual Meeting must do so through the virtual meeting portal using the 16-digit control number provided.

If you experience technical difficulties during the meeting, please call the technical support number posted on the virtual meeting website. We will have technicians ready to assist you beginning 15 minutes prior to the start of the Annual Meeting, at 9:45 a.m. Eastern Time on the meeting date, June 12, 2024.

What is a proxy and what is a proxy statement?

A proxy is your legal designation of another person to vote the shares you own on your behalf. That designated person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy.

A proxy statement is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. It contains background information on the matters that are being put to a vote. This document you are reading is a proxy statement, and we encourage you to read it carefully before voting.

Why am I receiving this Proxy Statement?

You are a stockholder of record as of the Record Date and are therefore entitled to attend the Annual Meeting and vote your shares. We have sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials in connection with the solicitation by our Board of Directors (the “Board”) of your proxy to vote your shares at the Annual Meeting (including any adjournments or postponements thereof).

What information is contained in this Proxy Statement?

This Proxy Statement summarizes the information you need to know to vote on an informed basis. It contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, and other required information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the proposals outlined in the Notice included with this Proxy Statement. These proposals include:

1.	the election of the two nominees for Class III directors named in this Proxy Statement to serve on the Board for a term expiring at the 2027 Annual General Meeting of Stockholders;
2.	to ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”);
4.

to approve that the Company’s Articles of Incorporation be amended to increase the number of shares of common stock authorized for issuance thereunder from 340,000,000 shares to 680,000,000 shares; and

5.	to approve the Sixth Amendment to the 2019 Equity Incentive Plan (the “2019 Equity Plan”) to increase the number of shares reserved for issuance thereunder by 15,000,000 shares.

This Proxy Statement provides detailed information about each of these proposals.

How many votes do I have?

At the Annual Meeting, each stockholder of record is entitled to one vote for each share of Riot common stock owned as of the Record Date. Cumulative voting is not permitted.

How do I vote?

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy. If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. All valid proxies that we receive through this solicitation, which are not revoked, will be voted in accordance with instructions you provide on the proxy card. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations discussed below, see “How does the Board recommend I vote on the proposals before the Annual Meeting?”. Voting by proxy will not affect your right to attend the virtual Annual Meeting.

How you may vote depends on how your shares are held. As explained below, the voting procedures are different for stockholders of record and for beneficial owners of our shares.

What is the difference between being a stockholder of record and a beneficial owner and how does this affect my voting?

Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Corporation, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting. If you are a stockholder of record, you may vote your shares at the Annual Meeting using any of the following methods:

●	Before the Annual Meeting:
o	Via the Internet. Vote online by visiting the online portal at www.proxyvote.com and completing and submitting your proxy card using your 16-digit control number. You will need to follow the instructions on the website.

o	By telephone. To vote via telephone, call 1-800-690-6903 and follow the telephone prompts.

o	By mail. Complete, sign, and date the enclosed proxy card and return it by mail in the enclosed postage prepaid envelope to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.
●	During the Annual Meeting:
o	Live Via the Internet. If you wish to vote your shares live and online at the virtual Annual Meeting, you may attend the virtual Annual Meeting and vote your shares on the proposals presented through the virtual portal established to host the Annual Meeting. To access the virtual meeting portal, attend the Annual Meeting and vote your shares, please navigate via the Internet to the virtual meeting portal website at www.virtualstockholdermeeting.com/RIOT2024, and enter the unique 16-digit control number provided to you on the proxy card accompanying this Proxy Statement. You will not be able to attend the virtual Annual Meeting without your 16-digit control number. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

All proxies must be given and received prior to the Annual Meeting to be counted, so we encourage you to vote your shares as soon as possible to ensure your shares are represented at the Annual Meeting. The deadline for stockholders of record to vote by telephone or via the internet before the Annual Meeting is 11:59 p.m. (Eastern Time) on June 11, 2024. Otherwise, stockholders of record may vote their shares live during the Annual Meeting via the virtual meeting portal, as discussed above.

Beneficial Owners. If your shares are registered or held in the name of your broker, bank or other nominee (“Stockholder Nominee”), you are the beneficial owner of shares held in “street name” and are not a stockholder of record. Your proxy materials are being forwarded to you by your Stockholder Nominee, who is considered to be the stockholder of record with respect to your shares held in street name. As the beneficial owner, you have the right to instruct your Stockholder Nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your Stockholder Nominee authorizing you to do so. Your Stockholder Nominee has instructions on how to direct your shares to be voted. You may vote by following those instructions and the instructions on the Notice; and, if you are a beneficial owner who obtained a legal proxy and is authorized to vote by your Stockholder Nominee, and you wish to submit your vote, you may do so by attending the virtual Annual Meeting and voting virtually, or you may vote your shares by telephone by dialing 1-800-454-8683.

Do I need to attend the virtual Annual Meeting to vote my shares?

You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the heading “May I change or revoke my proxy?” below.

May I change or revoke my proxy?

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways to do this:

Before the Annual Meeting:

●	by signing a new proxy card dated after your previously submitted proxy and submitting it in accordance with the instructions above;
●	by re-voting your shares via the Internet or by telephone as instructed above (note: only your latest Internet or telephone vote will be counted); or
●	by delivering a signed statement of revocation or a duly executed proxy card bearing a later date than your previously submitted proxy card via mail to: (i) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; and (ii) our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary; or

During the Annual Meeting:

●	by attending the Annual Meeting virtually and voting during the Annual Meeting. Attending the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2024 will not automatically revoke a previously submitted proxy unless you specifically request revocation or you vote your shares, virtually, live at the Annual Meeting.

If you are a beneficial owner, you may revoke your proxy or change your vote by submitting new voting instructions to your Stockholder Nominee.

What should I do if I receive more than one proxy card?

You may receive more than one proxy card or voting instruction card if you hold shares in more than one account, which may be held directly, in registered form (i.e., as a stockholder of record), or held in street name (i.e., as a beneficial owner). Please vote in the applicable manner described under “How do I vote?”, beginning on page 2, on the proxy card for each account to ensure that all your shares are voted.

Will my shares be voted if I do not return my proxy card?

If shares are registered in your name, they will not be voted if you do not submit your proxy card by mail, online via the portal at www.proxyvote.com, or by telephone by dialing 1-800-690-6903, or if you do not attend the virtual Annual Meeting and vote your shares virtually using the unique 16-digit control number assigned to you on your proxy card, during the Annual Meeting. Please see the section of this Proxy Statement entitled “How do I vote?” beginning on page 2 above for specific instructions on how to vote your shares. Unless otherwise indicated under the section “What vote is required to approve each proposal presented at the Annual Meeting” below, if you submit your proxy card without instructions as to how your shares should be voted, your shares represented by such proxy card will be voted in accordance with the Board’s recommendations.

Stockholder Nominees holding shares in street name for the benefit of beneficial owners who do not receive voting instructions from their beneficial owner clients generally have the discretion to vote their clients’ uninstructed shares on certain routine matters (“routine matters”) presented at the Annual Meeting, but do not have the discretion to vote their clients’ uninstructed shares on all other matters (“non-routine matters”) presented at the Annual Meeting. Of the five (5) proposals being presented to the stockholders at the Annual Meeting, only Proposal No. 2 (the ratification of our independent registered public accounting firm) and Proposal No. 4 (vote to approve the amendment to the Company’s Articles of Incorporation) are each considered routine matters. The remaining three (3) proposals, Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote to approve the compensation of our named executive officers), and Proposal No. 5 (approval to amend the 2019 Equity Plan) are considered non-routine matters. This means that if your shares are held in street name and you do not provide voting instructions to the Stockholder Nominee that holds your shares for your benefit, such Stockholder Nominee has the authority - even if it does not receive instructions from you - to vote your uninstructed shares on the ratification of our independent registered accounting firm and the amendment to the Company’s Articles of Incorporation, but does not have the authority to vote your uninstructed shares on the election of directors, to advise us regarding the compensation of our named executive officers or to approve the amendment to the 2019 Equity Plan.

If your Stockholder Nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or if your Stockholder Nominee chooses not to vote on a matter for which it does have discretionary voting authority, a “broker non-vote” has occurred. The effects of a broker non-vote on the proposal for which we are requesting stockholder votes are explained below.

Shares that are subject to a broker non-vote are considered present at the Annual Meeting for determining whether the quorum requirement has been met (see “What is a quorum?” on page 7 of this Proxy Statement for further discussion of our quorum requirement for the Annual Meeting); however, shares subject to a broker non-vote will not be counted as a vote cast with respect to a proposal. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, except as required under Nevada law and identified in this Proxy Statement. Accordingly, the outcome of the votes on these proposals will be determined solely by reference to the shares actually voted, by properly submitted proxy card or live at the Annual Meeting, and, other than with respect to Proposal No. 2 and Proposal No. 4, broker non-votes (and all other unvoted shares) will have no effect.

We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal presented at the Annual Meeting?

Proposal No. 1: Election of Directors. We are seeking stockholder votes on the election to the Board of two (2) Class III director nominees, as identified in this Proxy Statement. As permitted by Nevada law and our Bylaws, director nominees for service on our Board are elected by a plurality voting standard. This means that those director nominees receiving the most “FOR” votes cast in favor of their election to the Board will be elected to the Board.

Accordingly, you may vote your shares “FOR” each nominee, or you may “WITHHOLD” your vote from each nominee. Votes that are withheld will not be included in the vote tally for the election of the director and thus will have no effect on the outcome of the vote on this proposal. If you submit your proxy card without directing your proxy how to vote your shares, your shares will be voted in accordance with the Board’s recommendations.

Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients without such clients’ instructions on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 1, as broker non-votes. Broker non-votes and abstentions will not affect the results of the vote on this proposal.

Proposal No. 2: Ratification of Auditor Appointment. We are seeking our stockholders’ ratification, in a non-binding advisory vote, of the appointment of Deloitte to serve as our independent registered public accounting firm (our “Auditor”) for the fiscal year ending December 31, 2024. The ratification of the appointment of our Auditor for 2024 requires the affirmative vote of the majority of the shares cast on this Proposal No. 2 (i.e., the number of “FOR” votes cast must exceed the number of “AGAINST” votes cast on this Proposal No. 2 to ratify our appointment of our Auditor). Under applicable Nasdaq Stock Market (“Nasdaq”) market rules (the “Nasdaq Rules”), Nevada law and SEC regulations, we are not required to obtain the approval of our stockholders to appoint our auditors; however, we consider our stockholders’ advisory vote when reviewing our Auditor engagement.

Stockholder Nominees have authority to vote customers’ unvoted shares, held by the firms in street name, on this routine proposal. However, if a Stockholder Nominee does not exercise this authority, a broker non-vote will result. Broker non-votes, if any, and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.

Proposal No. 3: “Say-On-Pay.” We are seeking a non-binding advisory vote by our stockholders regarding the compensation of our named executive officers, which is discussed in greater detail below in this Proxy Statement. The affirmative vote of the majority of the shares cast on this Proposal No. 3 is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers (i.e., the number of “FOR” votes cast must exceed the number of “AGAINST” votes cast on this Proposal No. 3 for stockholder non-binding, advisory approval of the compensation of our named executive officers to be obtained). While the results of this advisory vote are non-binding, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”), and the Board as a whole, values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for our named executive officers.

Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients without such clients’ instructions on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 3, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.

Proposal No. 4: Approval to Amend the Company’s Articles of Incorporation. We are seeking stockholder approval to amend our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 340,000,000 shares to 680,000,000 shares. The affirmative vote of a majority of the total number of shares of our common stock outstanding and entitled to vote as of the Record Date is required to approve the amendment to the Company’s Articles of Incorporation.

Stockholder Nominees have authority to vote customers’ unvoted shares, held by the firms in street name, on this routine proposal. However, if a Stockholder Nominee does not exercise this authority, a broker non-vote will result. Broker non-votes, if any, and abstentions will have the same effect as a vote against this proposal.

Proposal No. 5: Approval of the Sixth Amendment to the 2019 Equity Plan. We are seeking stockholder approval of an amendment to the 2019 Equity Plan to increase the number of shares of our common stock reserved for issuance thereunder by 15,000,000 shares. The affirmative vote of a majority of the votes cast for this Proposal No. 5 is required for to obtain stockholder approval (i.e., the number of “FOR” votes cast on this Proposal No. 5 must exceed the number of “AGAINST” votes cast on this Proposal No. 5 for stockholder approval of the Sixth Amendment to the 2019 Equity Plan to be obtained).

This Proposal No. 5 is considered a “non-routine matter” and, therefore, Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients, without their clients’ instructions, on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 5; nor will such shares be treated as present for purposes of determining a quorum. Because a majority of the votes cast are required to approve this Proposal No. 5, broker non-votes and abstentions and will not affect the results of the vote on this proposal.

How does the Board recommend I vote on the proposals before the Annual Meeting?

The Board unanimously recommends that you vote “FOR” each of the Five Proposals presented at the Annual Meeting, as follows:

Proposal No. 1: Election of Directors.

●	“FOR” the election of the two nominees for Class III directors named in this Proxy Statement to serve on the Board for a term expiring at the 2027 Annual General Meeting of Stockholders (see Proposal No. 1);

Proposal No. 2: Ratification of Auditor Appointment.

●	“FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (see Proposal No. 2);

Proposal No. 3: “Say-on-Pay”.

●	“FOR” advisory approval of the compensation of our named executive officers as set forth in this Proxy Statement (see Proposal No. 3);

Proposal No. 4: Amendment of the Articles of Incorporation.

●	“FOR” approval to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock authorized for issuance thereunder from 340,000,000 shares to 680,000,000 shares (see Proposal No. 4); and

Proposal No. 5: Approval to Amend the 2019 Equity Plan.

●	“FOR” approval of the Sixth Amendment to the 2019 Equity Plan to increase the number of shares reserved for issuance thereunder by 15,000,000 shares (see Proposal No. 5).

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card. At the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What is a quorum?

A quorum is the minimum number of shares under our Bylaws and Nevada law that must be represented virtually or represented by proxy for us to hold the Annual Meeting. The attendance, virtually or by proxy, of holders of not less than one-third of the outstanding shares of stock entitled to vote as of the Record Date will constitute a quorum for doing business at the Annual Meeting. Therefore, based on [•] shares outstanding as of [•], 2024, the presence of [•] shares, whether represented by their holder virtually or by proxy, will constitute a quorum for purposes of the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be considered present at the Annual Meeting and be counted toward the quorum. Proxies marked “Withhold” or “Abstain” and broker non-votes will be treated as shares that are present for purposes of determining whether a quorum has been met.

What happens if a quorum is not reached?

If a quorum cannot be reached, either the Chairman of the Board or, the stockholders, by a vote of the holders of a majority of shares present virtually or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new Record Date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

Householding of Annual Disclosure Documents.

The SEC has adopted a rule concerning the delivery of annual disclosure documents to households with more than one stockholder. The rule permits the Company or brokers holding Company shares on your behalf to send a single set of our Annual Report and Proxy Statement or Notice to any household at which two or more of our stockholders reside, if the stockholders appear to be members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction card. This procedure is referred to as “householding” and benefits both stockholders and the Company. Householding reduces the volume of duplicate information received by stockholders and helps to reduce expenses. This rule applies to our Annual Reports, Proxy Statements, the Notice and any information statements. Once stockholders receive notice that communications to their addresses will be “householded”, the practice will continue until stockholders are notified otherwise or until they revoke their consent to the practice.

If at any time a stockholder no longer wishes to participate in householding and would prefer to receive separate sets of our annual disclosure documents or Proxy Statement or Notice, they may revoke their consent for future mailings by contacting our proxy advisors and virtual webcast hosts for the Annual Meeting, Broadridge Financial Solutions, Inc., via:

●	Telephone at: 1-866-540-7095; or
●	Mail to: Broadridge Householding Department, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Similarly, if an address is shared with another stockholder and, together, both stockholders would like to receive only a single set of our annual disclosure documents, the stockholders should follow the same methods of notice instructions above.

Who is paying for this proxy solicitation?

The Company will bear the cost of the solicitation of proxies; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners. We have engaged Okapi Partners, a proxy solicitation firm, to assist us in soliciting proxies in connection with the Annual Meeting for an engagement fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies. Okapi Partners may be contacted via the methods below:

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (855) 305-0857

E-mail: info@okapipartners.com

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual general meeting?

All stockholder proposals, including stockholder proposals for candidates for nomination for election to the Board, should be submitted in accordance with applicable SEC rules and regulations, Nevada law, and the Company’s procedures in its

Bylaws for stockholder proposals. Stockholder proposals should be submitted to our Corporate Secretary by mail to the following address:

Riot Platforms, Inc.

3855 Ambrosia Street

Suite 301

Castle Rock, CO 80109

Attention: Corporate Secretary

Stockholder proposals intended to be presented at, and included in the definitive proxy statement for, the 2025 Annual General Meeting of Stockholders (the “2025 Annual Meeting”) must be delivered to our Corporate Secretary on or before the close of business on [•], to be considered timely pursuant to SEC Rule 14a-8 and our Bylaws. Stockholder proposals intended to be presented at the 2025 Annual Meeting outside of the SEC Rule 14a-8 process must be delivered to our Corporate Secretary at the above address no sooner than [•], and no later than [•], to be considered timely.

If the date of our 2025 Annual Meeting has been changed by more than thirty (30) days before or more than sixty (60) days after the first anniversary of this year’s Annual Meeting, notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the ninetieth (90) day prior to the scheduled date of the 2025 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior the scheduled date of the 2025 Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company, to be considered timely.

Stockholders may nominate candidates for the Board by the same deadlines as set forth above for stockholder proposals outside of the SEC Rule 14a-18 process for such business to be eligible to come before the 2025 Annual Meeting. Each notice of business or nomination must set forth the information required by our Bylaws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the procedures in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 and provide reasonable evidence of such compliance, upon request. Submitting a notice does not ensure that the proposal will be raised at the 2025 Annual Meeting. We will not permit stockholder proposals or nominations that do not comply with the foregoing notice requirements to be brought before the 2025 Annual Meeting.

CORPORATE GOVERNANCE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business operates under the direction of the Board, three of whom are independent. Pursuant to our Bylaws, our Board is divided into three approximately equal in size classes, with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The Governance and Nominating Committee (“Governance Committee”) and the Board have unanimously fixed the size of the Board at five directors, with one director designated as a Class I director, two directors designated as Class II directors, and two directors designated as Class III directors. The Class III director seats on the Board are up for election at this Annual Meeting, Class I director seat is up for election at the 2025 annual stockholders’ meeting, and the Class II director seats are next up for election at the 2026 annual stockholders’ meeting.

The Governance Committee and the Board have unanimously nominated and hereby recommend to the stockholders for their approval at the Annual Meeting the following director nominees for election to the Board:

Director Nominees

Name	Age	Director since

Benjamin Yi	42	2018
Jason Les	38	2017

Information relating to the nominees for election as director and for each continuing director, including period of service as a director of the Company, principal occupation, skill, experience and other biographical material, is shown later in this Proxy Statement.

Mr. Yi and Mr. Les have consented to stand for election as Class III directors; and we have no reason to believe that either is unable or will decline to serve as a director if elected. Although the Company knows of no reason why Mr. Yi or Mr. Les could not serve as a director, if either is unable to serve or is unwilling to serve, the accompanying proxy will be voted for a substitute nominee. Each director nominee, if elected, will serve until the expiration of their term and until a successor is named and qualified, or until their earlier resignation, death or removal.

As provided by our Bylaws, should a director die, resign or otherwise be removed from office prior to the expiration of his or her term of office, the remaining directors may appoint an interim director to fill the resulting vacancy on the Board until a successor is duly qualified and elected by the stockholders following the expiration of the term of office.

Vote Required

Pursuant to our Bylaws, the Company uses a plurality of votes cast by the stockholders entitled to vote for the election of directors. Plurality of the votes cast means that those director nominees receiving the most “FOR” votes cast in favor of their election to the Board will be elected to the Board. Votes that are marked “WITHHOLD” will not be included in the vote tally for the election of directors and thus will have no effect on the outcome of the vote on this proposal.

Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients without such clients’ instructions on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 1, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS III DIRECTORS ON THE BOARD.

INFORMATION REGARDING DIRECTORS

The information set forth in the following table is current as of the date of this Proxy Statement, of the individuals who currently serve as directors on the Board.

Name of Director	Age	Director Since	Independent	Audit Committee	Compensation and Human Resources Committee	Governance and Nominating Committee
Benjamin Yi	42	2018
Jason Les	38	2017
Hubert Marleau	80	2020	✔		✔
Hannah Cho	46	2021	✔	✔		✔
Lance D’Ambrosio	66	2021	✔		✔	✔

✔	Committee Member

Committee Chair

Audit Committee financial expert

Nominees for Class III Directors (Terms Expiring in 2027)

Mr. Yi brings almost two decades of unique capital markets experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company’s capital structure. Mr. Yi leverages his expertise in capital markets and corporate development as a Board member to help shape Board discussions and strategic policymaking decisions as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests. In addition, his service on other private and public company boards brings valuable experience to our Board.

Age: 42 Director Since: 2018 Committees: None Other Public Company Board Service: None

Benjamin Yi, age 42, has served as our Executive Chairman since May 2021, as a member of the Board since October 2018, and as Chairman of the Board from November 2020 through May 2021. In this role, he is directly involved in our day-to-day operations, playing a key role in setting and fulfilling the Board’s strategic aims for the Company. Mr. Yi brings significant corporate governance experience to the Board and executive management team, having served as an independent director and committee chair of several private and public companies. As Executive Chairman of the Board, Mr. Yi serves as both Board chair and as an executive officer of the Company. The Board determined to appoint Mr. Yi as Executive Chairman to better allow the Company to leverage his considerable knowledge of the Company, leadership abilities, and corporate governance, executive and capital markets experience to help the Company carry out the strategic initiatives set by the Board. Mr. Yi previously served as a member of each of the Board’s three standing committees, however, as of May 24, 2021, upon his appointment as the Company’s Executive Chairman, Mr. Yi resigned from all committee positions. As Executive Chairman, Mr. Yi plays an integral role in establishing the Board’s strategic vision for the Company and, except when the Company’s Bylaws, the Nasdaq Rules, the rules and regulations of the SEC, or Nevada law require him to abstain from the meeting, serve as Board chair.

Mr. Yi brings significant corporate governance experience to the Board, having served as an independent director and committee chair of several private and public companies. Prior to joining the Board, Mr. Yi served as an Independent Director and Chair of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc (formerly TSX-V: PMA), a Jersey, UK-based energy company, from December 2013 to December 2016; as a member of the Board of Managers and Audit Committee of Android Industries, LLC, a privately held Michigan-based assembler of complex modules for the automotive industry, from January 2014 to September 2016; and as an Independent Director, member, and occasional Chair of the Audit Committee of Woulfe Mining Corp. (formerly TSX-V: WOF), a Vancouver-based mining company, from October 2013 to its acquisition in September 2015.

Prior to his appointment as our Executive Chairman, Mr. Yi led capital markets and corporate development from January 2017 through May 2021 at IOU Financial Inc. (formerly TSX-V: IOU), a Montreal-based fintech-enabled lender to North American small businesses which was privatized by Neuberger Berman in 2023. Previously, Mr. Yi worked directly under the late Ned Goodman, a renowned Canadian financier, investor, and founder of Dundee Corporation (TSE: DC.A; OCTMKTS: DDEJF), a Toronto-based conglomerate primarily focused on the natural resources sectors. At Dundee Corporation, he worked in a corporate development and investment capacity, investing throughout the capital structure of companies involved in the natural resource extraction, energy technology, real estate, and automotive sectors. Prior to Dundee Corporation, Mr. Yi was a securities analyst at the predecessor to 1832 Asset Management L.P., where he covered energy and special situations investments as part of a team managing one of North America’s largest natural resources-focused investment funds.

Mr. Yi holds a Bachelor of Commerce, specialist in Finance, major in Economics from University of Trinity College and a Master of Finance from University of Toronto – Rotman School of Management. He is a CFA charter holder and member of the CFA Society Cayman Islands.

Expertise: Mr. Yi brings two decades of unique capital markets and investment experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company’s capital structure. Mr. Yi leverages his expertise in corporate governance, capital markets, and corporate development as a Board member to help shape Board discussions and strategic policymaking decisions as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests. In addition, his service on other private and public company boards brings valuable experience to our Board.

Age: 38 Director Since: 2017 Committees: None Other Public Company Board Service: None

Jason Les, age 38, has served as a director on the Company’s Board since November 2017 and has served as our Company’s Chief Executive Officer since February 8, 2021. As a Board member Mr. Les has served on each of the Board’s three standing committees and as Chair of the Compensation Committee.

Mr. Les is the driving force behind the Company’s mission to become one of the most relevant and significant companies supporting the Bitcoin network. He has been deeply involved with Bitcoin since 2013, with significant experience in cryptocurrency mining, as an engineer studying protocol development, and contributing to open-source projects. From May 2017 to November 2020, Mr. Les was a founding partner of Binary Digital, a software-development company, where he led the engineering team and coordinated project development for artificial intelligence, reverse engineering, and inter-software compatibility projects. Additionally, his background includes over a decade of unique experience as a former professional heads-up poker player, during which he has successfully competed in high-stakes games online, in addition to the most prestigious, high-stakes tournaments in the world. In 2015 and 2017, he was selected as a human benchmark for testing the world’s best poker artificial intelligence in what was dubbed “Man vs Machine” at Carnegie Mellon University.

Mr. Les holds a Bachelor of Science, Computer Science from the University of California, Irvine.

Expertise: Mr. Les possesses extensive knowledge of the Company, gained through his service as its Chief Executive Officer and, before that, as a director on the Board, and because he has been an active participant in the cryptocurrency industry since 2013. Mr. Les brings technical expertise regarding Bitcoin mining, an astute understanding of the overall Bitcoin industry and his commitment to educating the public about Bitcoin and Bitcoin mining, to Board discussions and strategic policymaking decisions that help the Board establish, oversee and improve Company policies designed to drive growth of the Company and protect stockholder interests.

Class II Directors (Terms Expiring in 2026)

❖ ❖ ❖

Ms. Cho brings extensive experience in the enterprise technology industry, and significant knowledge and expertise in the marketing and communications aspects of the enterprise technology space to establish policies and strategies assisting the Company in navigating its public discourse regarding the Bitcoin mining industry. Ms. Cho leverages her executive leadership experience, as well as her marketing and communications expertise in the enterprise technology space during Board discussions and strategic policymaking decisions to assist the Board as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Age: 46 Director Since: 2021 Committees: ❖ Compensation Committee ❖ Audit Committee ❖ Governance Committee Other Public Company Board Service: None

Hannah Cho, age 46, has served as a director on the Company’s Board, and as a member of each of its three standing committees since February 2021. Ms. Cho currently serves as Chair of the Compensation Committee. The Board has affirmatively determined that Ms. Cho meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee.

Ms. Cho is a veteran marketing and communications professional with a career of over fifteen years in the enterprise technology industry. She brings significant executive leadership experience in the enterprise technology brand marketing, product and corporate communications fields, which she gained at leading technology companies including Anaplan, CA Technologies, Intel Corporation and Cisco Systems. She has leveraged her experience to assist global, multinational organizations across all stages of the business life-cycle, from growth and expansion, to rebranding efforts, to M&A, IPO and divestiture.

Currently, Ms. Cho is Vice President, Marketing Communications at BMC Software, a portfolio company of KKR which offers software and services to support cloud computing, IT service management, automation, IT operations, and the mainframe for digital transformation. Prior to BMC Software, she was Senior Vice President, Technology Communications at Edelman, a Chicago-based global public relations and marketing consultancy firm.

Ms. Cho holds an Honours Bachelor of Arts, Criminology from Carleton University.

Expertise: Ms. Cho brings extensive experience in the enterprise technology industry and significant knowledge and expertise in the marketing and communications aspects of the enterprise technology space to establish policies and strategies assisting the Company in navigating its public discourse regarding the Bitcoin mining industry. Ms. Cho leverages her executive leadership experience, as well as her marketing and communications expertise in the enterprise technology space during Board discussions and strategic policymaking decisions to assist the Board as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Age: 66 Director Since: 2021 Committees: ❖ Audit Committee ❖ Compensation Committee ❖ Governance Committee Other Public Company Board Service: None

Lance D’Ambrosio, 66, has served as a director on the Company’s Board, including as a member of each of its three standing committees, since May 2021. Mr. D’Ambrosio currently serves as the Chair of the Audit Committee.

The Board has affirmatively determined that Mr. D’Ambrosio meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee. Further, based on his experience and financial expertise described below, the Board has determined that Mr. D’Ambrosio qualifies as an “audit committee financial expert” (as that term is defined in Item 407(d) of Regulation S-K) and has designated him as one of two audit committee financial experts presently serving on the Audit Committee.

Mr. D’Ambrosio has over thirty years’ of experience as a corporate officer and director, including in corporate governance, capital raising, financial analysis, mergers and acquisitions, and complex international structuring. Mr. D’Ambrosio currently serves as the Managing Partner of 4 D Investments, a company which focuses on technology and real estate investments. Prior to 4 D Investments, Mr. D’Ambrosio served as the chief executive officer and chairman of the board of directors of Crystal Peak Minerals, a Canadian public company focused on precious metals mining, from 2010 to 2018.

As a corporate executive, Mr. D’Ambrosio has founded and grown numerous companies spanning several industries including the telecommunications, materials and automotive sectors. Over the course of his career, he has led capital raising efforts totaling hundreds of millions of dollars, executed on over thirty corporate acquisitions, successfully taken a number of companies public on both U.S. and international exchanges and successfully sold several businesses to larger market participants, including Sprint Telecommunications and Comsat International, a subsidiary of Lockheed Martin. He also has significant experience as an entrepreneur, having founded several companies spanning a broad spectrum of industries, including the telecommunications, materials, and automotive sectors.

Mr. D’Ambrosio has been recognized as a recipient of the Ernst & Young and Merrill Lynch Entrepreneur of the Year Award in the category of e-Software & Services, and he holds Bachelor of Science, Marketing and Bachelor of Science, Management from the University of Utah, where he graduated in 1979 as a member of the Dean’s Honor List.

Expertise: Mr. D’Ambrosio brings his extensive experience as a corporate executive, entrepreneur and director to our Board. He is able to leverage his substantial corporate governance and finance experience during Board discussions and strategic policymaking decisions to help the Board establish, oversee and improve Company policies designed to drive growth of the Company and protect stockholder interests.

Class I Director (Term Expiring in 2025)

❖ ❖ ❖

Mr. Marleau has extensive corporate governance and public company board experience, and he brings over five decades of dedicated financial markets and economics experience to the Board. He brings his extensive experience and expertise to Board discussions and policymaking decisions, helping to assist the Board shape its strategic vision for the Company and as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Hubert Marleau, age 80, has served on our Board since November 2020 and currently serves as the Board’s Lead Independent Director and Chair of the Board’s Governance Committee. As the Board’s Lead Independent Director, Mr. Marleau chairs those Board meetings from which our Executive Chairman, Mr. Benjamin Yi, is required to abstain from the meeting under the Company’s Bylaws, the applicable rules and regulations of the Nasdaq Rules, the rules and regulations of the SEC, or Nevada law, as applicable. The Board has affirmatively determined that Mr. Marleau meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee. Further, based on his experience and financial expertise described below, the Board has determined that Mr. Marleau qualifies as an “audit

Age: 80 Director Since: 2020 Committees: ❖ Governance Committee ❖ Audit Committee ❖ Compensation Committee Other Public Company Board Service: 2

committee financial expert” (as that term is defined in Item 407(d) of Regulation S-K) and has designated him as one of two audit committee financial experts presently serving on the Audit Committee.

Mr. Marleau is a veteran capital markets professional, corporate director and Chair of the Marleau Lecture Series on Economic and Monetary Policy at the University of Ottawa. Mr. Marleau’s broad areas of expertise include macroeconomic policy & analysis, corporate governance, financial analysis and investment banking, having served on the board of directors for more than fifty U.S. and Canadian publicly traded companies throughout his career.

Presently, Mr. Marleau serves as a member of the board of directors of Niocan, Inc. (TSX-V: NIO; OCTMKTS: NIOCF), a Montreal, Canada-based metals and minerals mining company, and of Premier Health of America Inc. (TSX-V: PHA), a Blainville, Québec-based specialized healthcare staffing and outsourcing services company, where he serves as president of its audit committee.

Mr. Marleau also has extensive capital markets experience, having raised funds privately and publicly for hundreds of emerging and mature companies, structured numerous mergers and acquisitions and acted as the driving force behind numerous transactions throughout his career. Currently, he serves as Chief Economist at Palos Management, a Montreal, Canada-based boutique investment management firm he co-founded. In addition to a career in the capital markets that has spanned over five decades, Mr. Marleau has previously served as a Governor of the Toronto, Montreal and Vancouver stock exchanges, as a Director of the Listing Committee for the Toronto Stock Exchange and as Director of the Investment Dealers Association of Canada (now known as IIROC).

Mr. Marleau holds an Honours Bachelor of Social Sciences, Economics from the University of Ottawa.

Expertise: Mr. Marleau has extensive corporate governance and public company board experience, and he brings over five decades of dedicated financial markets and economics experience to the Board. He brings his extensive experience and expertise to Board discussions and policymaking decisions, helping to assist the Board shape its strategic vision for the Company as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.

Familial Relationships and Adverse Proceedings

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our directors and our executive officers, except that Mr. Yi is married to the first cousin of Ms. Cho. Additionally, none of our directors, director nominees or executive officers are party to any legal proceedings adverse to us.

Board Experience and Diversity

Diversity is an important attribute of a well-functioning board of directors, and our Board’s commitment to inclusion and diversity is reflected in our Board Diversity Policy adopted in 2023. Our Board values experience and diversity in selecting nominees to serve on our Board and believes that a diverse Board will leverage differences in thought, perspective, regional and industry experience, cultural and geographical background, age, ethnicity, race, gender, knowledge and skills which will ensure that Riot retains a competitive advantage. Accordingly, in alignment with the Board Diversity Policy, when evaluating candidates for nomination as new directors, the Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates. If the

Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates. However, nomination of a candidate is not based solely on these factors. The Governance Committee periodically reviews the effectiveness of the Board Diversity Policy by reviewing best practices.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender, racial and other characteristics as voluntarily confirmed to us by each of our directors. The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominees’ strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies above.

Director Skills and Demographic Matrix as of [•], 2024

Skills and Experience	Yi	Les	Marleau	Cho	D’Ambrosio
Industry and Technology	X	X		X
Executive Leadership	X	X	X	X	X
Growth and Emerging Technologies	X	X		X
Global Business	X		X	X	X
Financial and Accounting	X		X	X	X
Service, Operations and Manufacturing					X
Strategy and Innovation	X	X	X	X	X
Communication and Marketing				X
Cryptocurrency	X	X			X
Corporate Governance	X	X	X		X

Board Diversity Matrix as of [•], 2024

Demographics	Yi	Les	Marleau	Cho	D’Ambrosio
Age	42	38	80	46	66
Gender Identity	M	M	M	F	M
Asian	X			X
White		X	X		X

Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Committee Charters

Our Corporate Governance Guidelines, together with our Board Committee Charters, provide the framework for the corporate governance of the Company. This promotes the interests of our stockholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board Committee Charters.

Our Code of Ethics and Business Conduct (the “Code of Ethics”) applies to our directors, officers, employees (including temporary employees), contractors, and interns (“Covered Persons”). This includes our Principal Executive Officer and our Principal Financial Officer. We require that they avoid conflicts of interest, comply with applicable laws, protect our assets and conduct business in an ethical and responsible manner and in accordance with the Code of Ethics. The Code of Ethics prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts or any other practice of unfair dealing or improper use of information. The Code of Ethics requires employees to comply with all applicable laws, rules and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery, and trade sanctions.

If we make substantive amendments to the Code of Ethics, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our named executive officers, directors, financial professionals and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

We provide our Corporate Governance Guidelines, as well as the charters of each of our Board Committees and our Code of Ethics on our website at https://www.riotplatforms.com/overview/governance/governance-documents/. Information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Board’s Role in Corporate Governance Matters

The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Our Board has been focused on, and committed to, responsible and effective corporate governance. Our Board members conduct candid and constructive discussions and deliberations among themselves and with management and outside advisors regarding the strategic vision of the Company and in fulfillment of their oversight role with respect to the Company’s executive officers.

Further, our Board operates with a robust committee structure consisting of the Board’s three standing committees, Audit, Compensation, and Governance, each of which fulfill various aspects of the Board’s overall oversight and strategic roles. Each committee elects a chair from among its members to oversee and set the agendas for the committee’s meetings. As part of the Board’s role in overseeing the governance and structure of our business, the Board oversees the Company’s executive officers, including overseeing the partitioning of the various executive officers’ roles and responsibilities within the Company.

Our Board has adopted Corporate Governance Guidelines based on the best practices in our industry and the Board continues to review and adapt them over time. Our Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Board regularly reviews our Corporate Governance Guidelines and updates them periodically in response to changing regulatory requirements and evolving governance practices. Our Corporate Governance Guidelines, Articles of Incorporation and Bylaws address various governance matters including, but not limited to, the following:

●	Rules regarding the role and responsibilities of the Board and of each individual director, including director compensation, orientation, and continuing education standards;
●	Rules regarding Board composition, including selecting the Chair of the Board and establishing the Board’s committees and their membership, as well as establishing and overseeing membership criteria and director independence;
●	Rules regarding the submission of director nominees for election by our stockholders;
●	Rules regarding the voting standard for the election of directors;
●	Rules regarding Board meetings, including the calling of meetings and establishing their schedules and agenda;
●	Rules regarding the conduct of executive sessions of independent directors and the situations requiring such executive sessions to be held;
●	Rules regarding the Board’s access to management;
●	Establishing the procedures for management succession planning;
●	Named executive officer performance evaluation and compensation;
●	Rules establishing and overseeing stock ownership guidelines for directors, executive officers and employees;

●	Rules regarding restrictions on transactions in our securities by our directors, executive officers, and other persons in possession of material non-public information, including restrictions on hedging and pledging transactions, as well as on transactions involving margin accounts; and
●	Board and committee self-evaluations to assess the effectiveness of the Board and its committees at fulfilling their various mandates.

A copy of our Corporate Governance Guidelines is available online at https://www.riotplatforms.com/overview/governance/governance-documents/.

Board Orientation and Continuing Education

Each member of our Board is required to participate in board orientation programs which are designed to familiarize new Board members with the Company’s business, strategies, and policies which provides new Board members assistance in developing Company and industry knowledge to optimize their service on the Board. The Governance Committee and management are responsible for maintaining the director orientation programs as well as director continuing education programs. The Board’s continuing education programs assist in maintaining and enhancing skills necessary to perform Board responsibilities. Continuing education programs may include internally developed programs, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Board Structure

Our Bylaws provide that the Board is responsible for setting the size of the Board and for nominating individuals to stand for election to the Board by our stockholders. The Board has set the number of directors at five, and the Board is currently comprised of three non-employee independent directors and two executive directors who serve as part of our executive management team.

Our Bylaws also provide for a classified board, comprised of three approximately equal-in-size classes of directors (Class I, Class II, and Class III), with one of the three classes of directors standing for election at each annual general meeting of stockholders. At this time, the Board believes that the classified board structure is in the best interest of the Company. The classified board structure and corresponding terms will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it would require a longer period to change majority control of the Board. A classified Board remains accountable to the Company’s stockholders as directors continue to have a fiduciary responsibility to the stockholders.

Director Independence

Our common stock is listed on Nasdaq. Under the Nasdaq Rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Our Bylaws further provide that the Board may establish committees from time to time as it deems necessary or expedient, and that at least three directors serving on the Board must be “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules and regulations.

The definition of “independent director” included in the Nasdaq Rules includes a series of objective tests, such as whether the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Guidelines, the Board’s determination of independence is made in accordance with the Nasdaq Rules and the applicable SEC rules. Even though the Governance Committee and the Board have determined that each of the independent directors is “independent” according to the objective tests included in the Nasdaq Rules, the Board, as required by the Nasdaq Rules, has also made a subjective determination with respect to each independent director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and therefore meets the standards of independence required of “independent” directors under the Nasdaq Rules.

Currently, the Board has established three standing committees: the Audit Committee, the Governance Committee, and the Compensation Committee.

Upon the recommendation of the Governance Committee, our Board undertook a review of its composition, the composition of its committees, and the independence of our directors, and our Board considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our three (3) non-employee directors: Hannah Cho, Lance D’Ambrosio, and Hubert Marleau, representing a majority of our current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules and the applicable SEC rules.

Additionally, the Board has affirmatively determined that each of the three members of its three standing committees: Ms. Hannah Cho, Mr. Hubert Marleau, and Mr. Lance D’Ambrosio, are each deemed “independent” (as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Rules, including the additional Audit Committee member and Compensation Committee member independence standards set forth in the Nasdaq Rules).

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our directors and our executive officers, except that Mr. Yi is married to the first cousin of Ms. Cho.

Board Leadership

Our Board recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as we continue to grow. Accordingly, we separate the roles of Chief Executive Officer and Executive Chairman of our Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Executive Chairman provides guidance to the Chief Executive Officer and presides over meetings of our full Board.

Our Lead Independent Director fills the Executive Chairman’s role under the circumstances outlined herein. Our Lead Independent Director is responsible for overseeing the conduct of meetings and setting the agendas for the meetings of the Board when our Bylaws, Nasdaq Rules, applicable SEC rules and regulations, or Nevada law require our Executive Chairman to be absent. During such meetings, our Lead Independent Director has broad authority and oversight over the affairs of the Board. The Board believes its actions in adapting its leadership structure in response to the changes in its leadership and the challenges faced by the Company are evidence of its proactive commitment to strong corporate governance and appropriate independent director oversight of management. We believe this separation of responsibilities provides a balanced approach to overseeing us and managing our Board.

Our Board’s leadership is currently comprised of our Executive Chairman, Benjamin Yi, and a Lead Independent Director, Hubert Marleau. Following the appointment of Benjamin Yi as our Executive Chairman in May 2021, the Board appointed Hubert Marleau to serve as the Lead Independent Director, having considered his strong leadership, independent presence and financial and business expertise on the Board. Mr. Marleau, together with Mr. Yi and our Chief Executive Officer, Jason Les (who also serves as an executive director on our Board), comprise our senior Board leadership, which the Board believes is appropriate to provide the most effective leadership structure for the Company, which operates in a highly competitive and rapidly changing technology industry.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Governance Committee evaluates director nominees every three years, the Board has decided not to adopt specific term limits for directors.

Board’s Role in Risk Oversight

Our Board plays an active role, as a whole and also at the committee level, in risk oversight of the Company. The Board does not have a formal risk management committee, but rather administers this oversight function through its three standing committees, the Audit Committee, the Governance Committee, and the Compensation Committee. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks.

Our Board believes the following are certain key factors providing it appropriate opportunities for oversight, discussion and evaluation of the Company’s decisions and direction: (i) director independence, experience and knowledge; (ii) the ability of independent directors to participate in the agenda-setting process for our Board and committee meetings; (iii) the conduct of regularly scheduled executive sessions of independent directors; and (iv) our directors’ access to management.

The Board’s three standing committees play a key role in fulfilling the Board’s risk oversight function. Below is a brief description of the roles and activities of the Board’s standing committees in fulfilling this function. A more complete description of each of the committees can be found beginning on page 21 of this Proxy Statement.

The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics.

The Governance and Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.

The Compensation and Human Resources Committee oversees the Company’s compensation practices, including establishing and overseeing performance-oriented incentives to attract and retain highly qualified personnel for positions of substantial responsibility with the Company, evaluating and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans, evaluating risks associated with the Company’s compensation policies and programs, and evaluating the adequacy of its current executive compensation and benefit plan, policies and programs. The Committee also oversees the Company’s personnel development and training, its human resources practices, including oversight of its management succession planning, and the maintenance of the Company’s corporate culture.

Director Attendance at Board, Committee, and Other Meetings

Our Board and its three standing committees meet throughout the year on a set schedule, our Board and its three standing committees also hold special meetings and may act by written consent from time to time as appropriate. Directors are expected to attend regular Board meetings and meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. In 2023, the Board held 27 regular meetings and executed actions by unanimous written consent, as permitted by our Bylaws and Nevada law. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. All directors then-serving attended the 2023 annual general meeting of stockholders, and, to the Company’s knowledge, all our current directors will attend this year’s Annual Meeting.

In addition to formal meetings of the Board and its three standing committees, directors meet and confer on an informal basis throughout the year. While no formal business is decided at these informal meetings, the Board believes participating better enables its members to carry out the Board’s oversight functions and to rapidly respond to the demands required when operating in an emerging and high growth industry.

The Board also holds executive sessions of its members qualified as “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules and regulations in connection with regularly scheduled Board meetings and at such other times as they deem appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Each of the independent directors attended 100% of the regular and special executive sessions that were held during his or her term of office.

An important part of the executive sessions of independent directors of our Board and its three standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, the purpose of which is for continuous improvement in performance and effectiveness. Our Governance Committee facilitates our Board’s annual self-evaluation.

Communications With the Board

Should stockholders wish to communicate with the Board, correspondence may be sent to the Board at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Board of Directors, and specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to all Board members if material, in the judgment of the Chief Executive Officer, to matters on the Board’s agenda.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: (i) the Audit Committee, (ii) the Governance Committee, and (iii) the Compensation Committee. Each of these three standing committees is comprised solely of and chaired by independent non-employee directors, each of whom the Board has affirmatively determined is independent pursuant to the Nasdaq Rules and applicable SEC regulations. Each of the committees operates pursuant to its respective charter. The committees regularly report their activities and actions to our full Board, generally at the next Board meeting following a committee meeting. The committee charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charter of each of our Audit Committee, Governance Committee, and Compensation Committee complies with applicable Nasdaq Rules, SEC regulations and provisions of Nevada law.

Copies of each of the charters for the three standing committees are available at https://www.riotplatforms.com/ overview/governance/governance-documents/, by following the link for each of the Audit Committee, the Governance Committee, and the Compensation Committee, and are also available to stockholders free of charge upon written request to our Corporate Secretary at Riot Platforms, Inc., Attention: Corporate Secretary, 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109. The principal functions of each of the three standing committees are summarized below.

Audit Committee

The Company’s Audit Committee currently consists of the following three independent directors: Lance D’Ambrosio, Hubert Marleau and Hannah Cho, with Mr. D’Ambrosio serving as the Audit Committee’s Chair. Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee, among other things, oversight over: the integrity of our financial statements; our compliance with relevant legal and regulatory requirements; our internal controls over financial reporting; the qualifications and independence of our independent registered public accounting firm; and the performance of our internal audit function and the audit function of our independent registered public accounting firm.

In addition to these key oversight functions, our Audit Committee is responsible for, among other matters, the following:

●	Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;
●	Pre-approving and adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;
●	Reviewing and discussing with our independent registered public accounting firm and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures, on our financial statements, and (iii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies;
●	Discussing guidelines and policies governing the process by which our management assesses and manages major risk exposures;
●	Reviewing and discussing our earnings press releases with management and our independent registered public accounting firm; and
●	Reviewing and discussing with our independent registered public accounting firm and our management quarterly and year-end operating results, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter, which is available online at https://www.riotplatforms.com/overview/governance/governance-documents/.

The Board has affirmatively determined in its business judgment that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules, the Sarbanes-Oxley Act of 2002, and the Nasdaq Rules. The Board has determined, in its business judgment, that each of Mr. D’Ambrosio and Mr. Marleau of the Audit Committee meets the qualifications of an “audit committee financial expert,” as that term is defined under the SEC rules, and that all three members of the Audit Committee are independent of the Company.

The Audit Committee held nine (9) meetings (including by written consent) during the fiscal year ended December 31, 2023, in addition to meeting regularly with the Company’s Auditor, both privately and with representatives of the Company’s management present.

Compensation and Human Resources Committee

The Company’s Compensation Committee currently consists of the following three independent directors, each of whom the Board has determined meet the director independence requirements of the Nasdaq Rules and applicable SEC regulations for service on a public company’s compensation committee: Hannah Cho, Lance D’Ambrosio and Hubert Marleau, with Ms. Cho serving as the Compensation Committee’s Chair. The Compensation Committee, among other things, is responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the Chief Executive Officer;
●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;
●	Negotiating and overseeing employment agreements with officers and directors;
●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives;
●	Establishing and overseeing performance-based incentive programs to attract and retain personnel for positions of substantial responsibility with the Company;
●	Overseeing the Company’s personnel development and training programs, its human resources practices, including oversight of management succession planning; and
●	Overseeing maintenance of the Company’s corporate culture.

A more detailed description of our Compensation Committee’s purposes and responsibilities is contained within its charter, which is available online at https://www.riotplatforms.com/overview/governance/governance-documents/.

When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience, and the competitive marketplace. The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Executive Chairman and Chief Executive Officer may not be present for the deliberation of or the voting with respect to his or her compensation. The Executive Chairman and Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other person, including other executive officers, if any.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. Previously, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) in connection with the preparation of the 2019 Equity Incentive Plan (the “2019 Equity Plan”), which was ratified and approved by the stockholders at the 2019 Annual General Meeting. The Compensation Committee retained Compensia Inc. (“Compensia”) as its compensation advisor in fiscal years 2023 and 2024 with respect to the Compensation Committee’s evaluation of the Company’s compensation practices, including its equity incentive compensation planning. The Compensation Committee has instructed Compensia to provide comparative information regarding companies of similar size and in related industries as the Company and to analyze the Company’s historical and current compensation to assist the Compensation Committee with its evaluation of the Company’s compensation practices and future needs.

The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to Compensation Committee members under the Nasdaq Rules and the applicable SEC rules.

The Compensation Committee held ten (10) meetings (including by written consent) during the fiscal year ended December 31, 2023.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or formerly was an employee or officer of the Company. None had a related person transaction with the Company that required disclosure. In addition, during 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of the Board or the Compensation Committee.

Governance and Nominating Committee

The Company’s Governance Committee currently consists of the following independent directors, each of whom the Board has determined meet the director independence requirements of the Nasdaq Rules and applicable SEC regulations for service on a public company’s governance and nominating committee: Hubert Marleau, Lance D’Ambrosio, and Hannah Cho. Mr. Marleau serves as Chair of the Governance Committee. The Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
●	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Guidelines and committee charters;
●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●	Overseeing the Company’s compliance program, including the Code of Ethics; and
●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

A more detailed description of our Governance Committee’s purposes and responsibilities is contained within its charter, which is available at our website at: https://www.riotplatforms.com/overview/governance/governance-documents.

The Board has affirmatively determined that each member of the Governance Committee meets the independence criteria applicable to governance and nominating committee members under the Nasdaq Rules and applicable SEC rules.

The Governance Committee held two (2) meetings (including by written consent) during the fiscal year ended December 31, 2023.

Evaluating Director Nominees

As specified in our Corporate Governance Guidelines, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as diversity considerations and the membership criteria reflected in the Corporate Governance Guidelines. The Governance Committee and the Board consider diversity in a broad sense when evaluating board composition and nominations and have outlined their commitment to diversity in the Company’s Board Diversity Policy. The Governance Committee seeks to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Governance Committee may, at its discretion, choose to utilize a third party for identifying and evaluating potential director nominees.

The Governance Committee will consider director candidates properly recommended by stockholders by providing notices of stockholder proposals in compliance with our Bylaws and applicable law. The Governance Committee’s process for considering such stockholder recommendations is no different than its process for screening and evaluating candidates suggested by directors, our management, or third parties.

Code of Ethics and Business Conduct

All Riot employees, officers and directors are required to abide by our Code of Ethics to help ensure that we consistently conduct our business in an ethical and legal manner. Our Code of Ethics is an important component of our compliance program that includes compliance with all laws and corporate policies and procedures, and financial integrity that contributes to good business conduct and our belief that we should conduct all business dealings in an honest and ethical manner.

Our Governance Committee assists our Board in fulfilling its oversight responsibility as to our compliance with the Code of Ethics by reviewing and taking action regarding compliance processes, and standards and controls.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Effective March 29, 2023, the Company adopted a written Related Party Transaction Policy (the “RPT Policy”) for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which the Company was or is to be a participant in which the amount involved exceeds the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years (the “Threshold”), and in which any of the Company’s executive officers, directors or stockholders (or groups of stockholders) owning more than 5% of the Company’s outstanding common stock, or any immediate family members of such persons (collectively a “Related Party”), has a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed the Threshold in any calendar year has been identified by the Company’s EVP, General Counsel and Corporate Secretary, the Board must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Board shall consider all relevant facts and circumstances including:

(i)	whether the transaction was undertaken in the ordinary course of business of the Company;
(ii)	whether the Related Party transaction was initiated by the Company, a subsidiary or the Related Party;
(iii)	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
(iv)	the purpose of, and the potential benefits to the Company of, the Related Party transaction;
(v)	the approximate dollar value of the amount involved in the Related Party transaction, particularly as it relates to the Related Party;
(vi)	the Related Party’s interest in the Related Party transaction; and
(vii)	any other information regarding the Related Party transaction or the Related Party that the Board or its advisors believe could be material to investors’ investment decisions regarding the Company’s securities, in light of the circumstances of the particular transaction.

All Related Party transactions must be approved or ratified by the Board in accordance with this RPT Policy to be permitted. To approve or ratify a Related Party transaction, the Board must determine, in good faith, that, under all circumstances, the reported transaction is in the best interests of the Company and its stockholders, notwithstanding the Related Party nature of the transaction.

No director may participate in any discussion, approval, or ratification of a transaction in which she or he is a related person.

Under the RPT Policy, if we should discover related party transactions that have not been approved, the Board will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.

Gregory Les (“Gregory”), the brother of our CEO, Jason Les, is employed as Vice President, Corporate Development by the Company and reports to its EVP, Head of Corporate Development & Strategy. In connection with such employment in fiscal year 2023, Gregory received total cash compensation of approximately $223,071, and an equity award with a fair value of $151,243. Gregory was eligible to participate in our Performance Plan, and in 2023 performance-based restricted stock awards (“PRSAs”) with a fair value of $67,440 previously awarded to him vested. Gregory is eligible to participate in Riot’s AIP and his target award shall be cash payment of 40% discretionary of his base salary. Gregory is also eligible to participate in the Company’s 2023 Long-Term Incentive Program (“LTIP”), to earn upon Riot’s achievement of performance objectives, up to a total of 5,545 shares of time-based or service-based restricted stock awards (“RSAs”) and 11,088 PRSAs. Any unearned shares will be forfeited. In addition, Gregory is eligible to participate in our general employee benefits plan on the same terms as other employees. The Compensation Committee has ratified the terms of Gregory’s compensation, and the Board approved the terms of his employment with the Company.

DIRECTOR COMPENSATION

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors in consultation with independent compensation consultants the Committee engages from time to time, before recommending the amount and form of director compensation for approval by the Board. In recommending changes to the Company’s director compensation package, the Compensation Committee reviews market data provided by independent compensation consultants and considers whether any changes in director compensation are required to enable the Company to retain talented Board members, who, as members of the Board, are responsible for setting the Company’s strategic vision, overseeing its growth and development, and in aligning the Company’s mission with its stockholders’ interests.

Board members who are also our employees receive no compensation for their service as Board members. Our directors who also served as executive officers, Messrs. Yi and Les, did not receive additional compensation for their services as directors for the year ended December 31, 2023.

Director Stock Ownership Guidelines

We believe stock ownership by our non-employee directors aligns their interests with the interests of our stockholders. Accordingly, our Board has established Stock Ownership Guidelines (the “Guidelines”) for our non-employee directors who receive equity grants as part of their director compensation. Such guidelines are expressed as a multiple of three times each director’s annual cash retainer. It is anticipated that each director should be able to achieve these Guidelines within five (5) years of the effective date of the Guidelines (January 10, 2022), or if newly appointed to the Board after January 10, 2022, within five (5) years of joining the Board.

Equity Compensation

On September 27, 2022, the Company converted all unvested shares of restricted stock units (“RSUs”) into an equal number of shares of Riot common stock (RSAs together with RSUs, the “Stock Grants”). Generally, on the date of each annual general meeting of stockholders, each of our non-employee directors is granted either RSAs or RSUs, subject to any interim adjustments authorized by the Compensation Committee and approved by the Board. The Stock Grants to non-employee directors vest in quarterly installments beginning on the first quarter following the date of grant (on the same day of the month as the date of grant) subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated Stock Grant based on the number of months between their appointment date and the date of our next annual general meeting of stockholders.

As previously mentioned, the Compensation Committee engaged Compensia to evaluate the Company’s compensation practices and provide comparative information regarding companies of similar size and in related industries. In such benchmarking analysis against the Company’s Peer Group as of 2023.

Director Compensation Table

The compensation paid or awarded for 2023, to our directors, as of December 31, 2023, is set forth in the table below.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)
Benjamin Yi(2)	—	—	—	—
Jason Les(3)	—	—	—	—
Hubert Marleau(4)	120,000	495,040	—	615,040
Hannah Cho(5)	120,000	495,040	—	615,040
Lance D’Ambrosio(6)	120,000	495,040	—	615,040

(1)

The “Stock Awards” column reflects the aggregate grant date fair value for Stock Grants awarded during the fiscal year ended December 31, 2023, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”) for details as to the assumptions used to determine the grant date fair value of the Stock Grants. The aggregate number of Stock Grants outstanding at fiscal year ended December 31, 2023, is 10,228,059 unvested shares, as reported in our 2023 Annual Report.

The aggregate number of outstanding equity awards for each of our non-employee directors as of [•], 2024 is set forth in the table below.

Name	Aggregate Number of Outstanding Awards(a)
Hubert Marleau	24,000
Hannah Cho	24,000
Lance D’Ambrosio	24,000

(a) Represents outstanding Stock Grants awarded to our non-employee directors on December 29, 2023.

(2)	Mr. Yi currently serves as our Executive Chairman, making him an executive officer of the Company. He received no additional compensation for his services as a director of the Board in 2023.
(3)	Mr. Les currently serves as our Chief Executive Officer, making him an executive officer of the Company. He received no additional compensation for his services as a director on the Board for 2023.
(4)

Mr. Marleau currently serves as the Lead Independent Director on our Board and as Chair of its Governance Committee. Stock awards include 32,000 shares of RSUs granted at a fair value of $15.47 per share, as of December 29, 2023, issued under the Company’s 2019 Equity Plan pursuant to equity award agreements between Mr. Marleau and the Company as compensation for Mr. Marleau’s service as a director for the fiscal year ending December 31, 2024. Pursuant to the equity award agreements, such RSUs are eligible to vest, if at all, in four quarterly installments after the grant date, convertible into shares of our common stock, on a one-for-one basis.

(5)

Ms. Cho currently serves as an independent director on our Board and as Chair of its Compensation Committee. Stock awards include 32,000 RSAs granted at a fair value of $15.47 per share, as of December 29, 2023, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Ms. Cho and the Company as compensation for Ms. Cho’s service as a director for the fiscal year ending December 31, 2024. Pursuant to the equity award agreement, these grants are eligible to vest in four quarterly installments convertible into shares of our common stock, on a one-for-one basis and such RSAs are eligible to vest, if at all, in four equal quarterly installments after the grant date.

(6)

Mr. D’Ambrosio currently serves as an independent director on our Board and as Chair of its Audit Committee. Stock awards include 32,000 RSAs granted at a fair value of $15.47 per share, as of December 29, 2023, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. D’Ambrosio and the Company as compensation for Mr. D’Ambrosio’s service as a director for the fiscal year ending December 31, 2024. Pursuant to the equity award agreement, these grants are eligible to vest in four quarterly installments convertible into shares of our common stock, on a one-for-one basis and such RSAs are eligible to vest, if at all, in four equal quarterly installments after the grant date.

AUDIT MATTERS

PROPOSAL NO. 2

RATIFICATION OF AUDITOR APPOINTMENT

We are asking our stockholders to ratify the appointment by our Audit Committee of Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2024. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders vote against the ratification of Deloitte, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the interest of our Company and our stockholders.

The Audit Committee has retained Deloitte as the Company’s independent registered public accounting firm, to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2024, to be included on the Company’s annual report on Form 10-K for the same period. The Audit Committee previously retained Deloitte to serve as the Company’s independent public accounting firm and to perform such audit services for the year ended December 31, 2023. A representative of Deloitte is expected to be present virtually at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. During our two most recent years through December 31, 2023, and the subsequent interim period through [•], 2024, neither the Company nor anyone on the Company’s behalf consulted Deloitte regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Change in Independent Registered Public Accounting Firm

On May 18, 2023, the Company dismissed Marcum LLP as its independent registered public accounting firm. The Audit Committee approved the dismissal of Marcum LLP. The Audit Committee previously retained Marcum LLP to serve as the Company’s independent public accounting firm and to perform such audit services for the years ended December 31, 2018, 2019, 2020, 2021 and 2022.

Effective May 18, 2023, the Company engaged Deloitte as its new independent registered public accounting firm, commencing with the review of the financials for the quarter ended June 30, 2023, as recommended, authorized and approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Stockholder Nominees have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a Stockholder Nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Fees

The Company’s Audit Committee current policy requires the Audit Committee’s review and pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. These services requiring pre-approval by the Audit Committee may include audit services, audit related services, tax services and other services. All the services performed by the independent registered public accounting firm were approved by the Audit Committee and prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2023 and 2022 in the following categories and amounts were:

	2023	2022
Audit Fees(1)	$1,462,304	$1,438,678
Audit-Related Fees	—	—
Tax Fees(2)	$—	$—
All Other Fees	—	—
Total Fees	$1,462,304	$1,438,678
(1)	Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by Deloitte, our independent registered public accounting firm, for the 2023 audits, reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during the second and third quarters of 2023, and the review of our registration statements by Deloitte, in 2023, including the issuance of comfort letters. Audit fees for 2022 include services rendered by Marcum LLP, our prior independent registered public accounting firm, for the 2022 audits, reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during the first three quarters of 2022, and the review of our registration statements by Marcum LLP, in 2023 and 2022, including the issuance of comfort letters.
(3)	Tax Fees include fees for services rendered for tax compliance and related matters. There were no Tax Fees incurred with or services provided by our auditor, Deloitte in 2023 or Marcum LLP in 2022.

Deloitte, as our independent registered public accounting firm (through its full-time employees) performed all work regarding the audit of our financial statements for the most recently completed fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All of the services performed in the years ended December 31, 2023 and December 31, 2022 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm. Our Audit Committee pre-approves these services by category and service. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining our independent registered public accounting firm’s independence.

REPORT OF THE AUDIT COMMITTEE

The following Report of our Audit Committee (this “Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference therein.

The role of the Audit Committee is, among other things, to assist the Board in its oversight of the following: the integrity of Riot’s financial statements; Riot’s compliance with relevant legal and regulatory requirements; Riot’s internal controls over financial reporting; the qualifications and independence of Riot’s independent registered public accounting firm; and the performance of Riot’s internal audit functions and that of its independent registered public accounting firm.

The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the Nasdaq Rules, the Sarbanes-Oxley Act of 2002 and related rules of the SEC.

Riot’s management is responsible for the preparation, presentation and integrity of Riot’s financial statements and the effectiveness of Riot’s system of internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee, on behalf of Riot, engaged Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the year ending December 31, 2024, as well as for the year ended December 31, 2023. Pursuant to its appointment, Deloitte is responsible for auditing Riot’s consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”). Deloitte was also responsible for auditing the effectiveness of Riot’s internal control over financial reporting for the year ended December 31, 2023.

Previously, the Audit Committee, on behalf of Riot, engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm for the years ended December 31, 2018, 2019, 2020, 2021, and 2022. Pursuant to its appointment, Marcum was responsible for auditing Riot’s consolidated financial statements and expressing an opinion as to whether such financial statements were presented fairly, in all material respects, in conformity with GAAP. Marcum was also responsible for auditing the effectiveness of Riot’s internal control over financial reporting for the years ended December 31, 2018, 2019, 2021 and 2022. Prior to Marcum’s dismissal, the Audit Committee met and held discussions with Riot’s management and Marcum. The Audit Committee discussed with Riot’s management and Marcum the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with Marcum, with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Riot’s internal controls over financial reporting and the overall quality of Riot’s financial reporting. Management has represented to the Audit Committee that Riot’s consolidated financial statements were prepared in accordance with GAAP.

The Audit Committee has met and held discussions with Riot’s management and Deloitte. The Audit Committee discussed with the Riot’s management and Deloitte the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with Deloitte and Riot’s Chief Financial Officer (principal financial officer) and Chief Accounting Officer (principal accounting officer), with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Riot’s internal controls over financial reporting and the overall quality of Riot’s financial reporting. Management has represented to the Audit Committee that Riot’s consolidated financial statements were prepared in accordance with GAAP.

In the performance of its oversight function, the Audit Committee has:

●	Reviewed and discussed Riot’s internal controls over financial reporting with management and Deloitte, including a review of management’s report on its assessment and for the year ended December 31, 2023, Deloitte’s audit of the effectiveness of Riot’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit;
●	Considered, reviewed and discussed the audited financial statements with management and Deloitte, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;
●	Discussed with Deloitte the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;

●	Received, reviewed and discussed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence; and
●	Reviewed the services provided by Deloitte other than its audit services and considered whether the provision of such other services by Deloitte is compatible with maintaining its independence, discussed with Deloitte its independence, and concluded that Deloitte is independent from Riot and its management.

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Riot’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC and for inclusion in the Company’s proxy materials to be provided to the Company’s stockholders in advance of its 2024 annual general meeting of stockholders. The Audit Committee also has appointed, and has requested stockholder ratification of the appointment of, Deloitte as Riot’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Respectfully submitted,

The Audit Committee of Riot Platforms, Inc.

Lance D’Ambrosio, Chair
Hubert Marleau
Hannah Cho

PROPOSAL NO. 3

“SAY-ON-PAY”

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our “named executed officers” as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation as a whole. The Company has disclosed the compensation of its named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for our named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote gives you, as a stockholder, the opportunity, on a purely advisory basis, to approve or not approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting “FOR” or “AGAINST” the following resolution (or by choosing to “ABSTAIN” with respect to the resolution):

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other related tables and accompanying footnotes and narratives.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation decisions regarding named executive officers. Your non-binding advisory votes described in this Proposal No. 3 will not be construed: (1) as overruling any decision by the Board, any Board Committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board, any Board Committee or the Company.

We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2025 annual general meeting of stockholders.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal are required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 3

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Compensation Discussion and Analysis

Jason Les Chief Executive Officer	Benjamin Yi Executive Chairman	Colin Yee Executive Vice President (“EVP”), Chief Financial Officer	William Jackman EVP, General Counsel and Corporate Secretary	Jason Chung EVP, Head of Corporate Development & Strategy

Executive Summary

This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2023 and our executive compensation philosophies and objectives, as well as the compensation awarded to our 2023 named executive officers (the “NEOs”) (within the meaning of Item 402(a)(3) of Regulation S-K), who are listed below.

2023 Company Highlights

●	As of December 31, 2023, our Bitcoin Mining business segment operated 112,944 miners with a total hash rate capacity of 12.4 exahash (“EH/s”) per second.
●	We increased the quantity of Bitcoin rewards earned from our Bitcoin Mining operations from 5,554.0 Bitcoin mined in 2022, to 6,626.0 Bitcoin mined in 2023, representing an increase of approximately 19.3%.
●	We entered into a long-term master purchase and sales agreement to secure the long-term supply of state-of-the-art immersion miners and executed purchase orders for delivery of a total of 99,840 new miners representing, upon full deployment of these new, state-of-the-art immersion miners, an anticipated total self-mining hash rate capacity of 40.8 EH/s.
●	Revenue from our Bitcoin Mining activities increased to approximately $189.0 million.
●	By successfully scaling our power strategy, our direct cost to mine in 2023 was $7,539 per Bitcoin.
●	We held 7,362 Bitcoin at fiscal year ended December 31, 2023.

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report for a more detailed description of our 2023 financial results.

Information About Our Executive Officers

During 2023, the Board unanimously appointed the following individuals as our NEOs, who each hold the office set forth opposite his or her name.

			Executive
Name	Age	Principal Occupation	Officer Since
Benjamin Yi	42	Executive Chairman	2021
Jason Les	38	Chief Executive Officer (Principal Executive Officer)	2021
Colin Yee	48	EVP, Chief Financial Officer (Principal Financial Officer)	2022
William Jackman	40	EVP, General Counsel and Corporate Secretary	2021
Jason Chung	42	EVP, Head of Corporate Development & Strategy	2023

Benjamin Yi

Mr. Yi has served on our Board since 2018. He was appointed to serve as our Executive Chairman on May 24, 2021. As our Executive Chairman, Mr. Yi continues to serve as Chair of the Board as a non-independent executive director. In his role as both a member of our executive team and member of the Board, he is directly involved in our day-to-day operations, playing a key role in setting and fulfilling the Board’s strategic aims for the Company. A more complete biography of Mr. Yi and discussion of his qualifications can be found under the section “Information Regarding Directors” beginning on page 11 of this Proxy Statement.

Jason Les

Mr. Les has served as our Chief Executive Officer (principal executive officer) since February 2021 and as a member of the Board since 2017. Mr. Les continues to serve as a member of our Board as a non-independent executive director. In this role, he is responsible for overseeing the operations of the Company and for helping to establish and then execute the Board’s strategic vision. A more complete biography of Mr. Les and discussion of his qualifications can be found under the section “Information Regarding Directors” beginning on page 11 of this Proxy Statement.

Colin Yee

Mr. Yee has served as our EVP, Chief Financial Officer since July 2023, and served as our Chief Financial Officer from September 2022 to July 2023. Previously, he was our Head of Corporate and Financial Operations from April 2022 to September 2022. Prior to joining Riot, Mr. Yee founded Clear Capital Management Corporation which has been operating since September 2007. He served as the Chief Operating Financial Officer of Avebury Partners, a leading asset management firm that operates within the real estate, geothermal exchange, and construction sectors, from March 2021 to March 2022. From 2016 to 2021, Mr. Yee served as the Chief Financial Officer for Forum Equity Partners, a large private equity firm specializing in real estate, renewable energy and infrastructure.

Mr. Yee is a Chartered Professional Accountant and holds a Bachelor of Science in Cellular Biology and a Bachelor of Commerce in Accounting from the University of Calgary.

William Jackman, Esq.

Mr. Jackman has served as our EVP, General Counsel and Corporate Secretary, since September 2022, and as General Counsel and Corporate Secretary since July 2021. As a member of the executive team, Mr. Jackman manages the Company’s legal affairs, drawing upon his unique business and legal acumen to navigate strategic decisions and develop innovative solutions to complex challenges. Mr. Jackman has been involved with Riot since September 2018 representing the Company as external counsel, prior to joining the management team in July 2021. Previously, Mr. Jackman represented S&P 500 companies as well as other public companies in the areas of securities laws, mergers and acquisitions, and power generation. Prior to joining Riot, Mr. Jackman was a Leader of Public Companies and Securities at Roger Towers, P.A.,

one of Florida’s oldest and most established law firms, from March 2018 to January 2022. Additionally, he was a Senior Corporate Attorney at Holland & Knight LLP, a multinational law firm, from May 2014 through August 2017. Additionally, he is a former member of several distinguished law firms including one of the largest global law firms in Canada. In 2014, he served a secondment at the Ontario Securities Commission (OSC) in the Corporate Finance division.

Mr. Jackman holds dual Juris Doctorate law degrees from the Universities of Windsor and Detroit, as well as an MBA from Nova Southeastern University, specializing in corporate finance, where he graduated among the top of his classes in each degree. Mr. Jackman is a member of the New York, Florida and Ontario Bar Associations.

Jason Chung

Mr. Chung has served as our EVP, Head of Corporate Development & Strategy since July 2023, and served as our Head of Corporate Development & Strategy from June 2022 to July 2023. Mr. Chung spearheads the coordination of Riot's corporate development, capital markets, and investor relations efforts. Mr. Chung brings two decades of experience in investment banking and a wealth of knowledge in corporate finance to Riot. Prior to joining Riot, Mr. Chung served as Managing Director, Mergers & Acquisitions, at Nomura Holdings, Inc. from March 2017 through June 2022 and Executive Director, Mergers & Acquisitions from March 2014 through December 2016 where he advised global clients on cross-border transactions in the technology sector across multiple countries, including the US, Canada, Germany, Japan, Korea, France, and Singapore. Mr. Chung’s investment banking career spanned nearly $20 billion in mergers and acquisitions transactions and included building and growing advisory teams.

Mr. Chung is a Chartered Financial Analyst charter holder and earned a Bachelor of Commerce and Finance degree, minoring in History, from the University of Toronto.

Compensation Philosophy and Objectives

2023 Executive Compensation Practices

Our Compensation Practices
Caps on cash and equity incentive compensation for our executive officers
Multi-year vesting schedules
Clawback provisions on equity compensation
Meaningful stock ownership requirements for executive officers and directors
Use of an independent compensation consultant by the Compensation Committee
Annual review of our compensation strategy by the Compensation Committee
Equity compensation largely based on achievement of performance metrics
Minimum vesting requirements applicable to all participants

What We Don't Do
No guaranteed salary increases for our executive officers
No "single trigger" change in control benefits
No option/SAR repricing without stockholder approval
No equity compensation plan evergreen features
No excessive exceptions to minimum vesting requirements
No option reloading
No payout of dividends (or dividend equivalents) on unvested equity awards
No tax gross-up on any equity award grants

Compensation Philosophy

We believe our people are the core driving force behind our long-term success. Our compensation philosophy is designed to align compensation with the Company’s business objectives and the creation of stockholder value. Accordingly, the goals of our executive compensation programs are to be:

●	Competitive in the Market - attract and retain talented leaders through competitive pay programs;
●	Performance Focused - motivate executives to achieve and exceed financial, strategic, business, and other objectives to deliver the highest level of performance over the short-, medium-, and long-term by making a substantial percentage of total executive compensation variable, or “at risk”, based on individual or Company performance;
●	Aligned with Stockholders - align executive officer and stockholder interests to optimize long-term stockholder value; and
●	Balance - pay-for-performance metrics should ensure a mix of fixed and variable, “at risk” compensation that fairly balances with our goals of attracting and retaining top talent, while motivating employees to be high-performing through an appropriate balance of short-, medium-, and long-term incentive awards and manage total compensation costs.

We believe our NEO’s total compensation should be challenging, but competitive at the target performance level to increase motivation and to attract, retain, develop and reward executive officers who embody the abilities and skills to build long-term stockholder value. An effective way to incentivize our NEOs to create stockholder value is to make a significant portion of their overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives. Such goals and objectives should be appropriately rewarded, and there should be a downside risk to compensation if we do not achieve such goals and objectives. Additionally, we believe our NEO’s interests are directly aligned with our stockholder’s interests when our compensation programs appropriately balance short-and long-term financial performance, are impacted by our stock price performance, and require meaningful long-term ownership of our stock.

We compensate our NEOs with a mix of cash salaries, annual performance-based cash bonuses based on each NEO’s individual performance, and time-based equity and performance-based equity awards granted under the Company’s 2019 Equity Plan. We believe granting our NEOs (and our employees) equity compensation encourages them to operate like owners, linking their financial interests with the interests of our stockholders. As the Company grows, we will continue to evaluate our compensation philosophy and programs to ensure they continue to meet our financial goals and strategic objectives.

Role of Our Compensation and Human Resources Committee

The Board has delegated to its Compensation Committee the authority and responsibility for evaluating, overseeing, and approving the Company’s executive compensation, and for overseeing and administering the Company’s compensation policies and programs, including administering the Company’s 2019 Equity Plan and its other employee benefit plans and programs. In executing its duties, with respect to executive compensation, the Compensation Committee: determines corporate financial and operating performance objectives relevant to each NEO’s incentive compensation; evaluates the Chief Executive Officer’s performance results in light of such objectives; evaluates the competitiveness and mix of each NEO’s compensation to be paid as it relates to our Peer Group; and recommends any chances to our NEOs’ total compensation packages, including base salary, annual incentive program amounts, and equity awards. When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience and the competitive marketplace. The Compensation Committee may also invite the Company’s senior executives and other members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Executive Chairman and Chief Executive Officer may not be present for the Compensation Committee’s deliberations of, or voting to approve, his or her compensation. NEOs may, however, be present for the deliberation of, or the voting to approve, the compensation for any other officer. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.

Role of the Compensation Consultant

On an annual basis, the Compensation Committee directs its independent compensation consultant to review the Company’s compensation practices. The Company has engaged Compensia to be its independent compensation consultant. Compensia’s role is to benchmark and provide an assessment to the Compensation Committee so they may determine whether the overall executive compensation program is consistent with our business strategy and objectives and promotes our compensation philosophy. The Compensation Committee also takes into account the performance, experience, skills, level of responsibility and future potential of each NEO in making compensation decisions rather than adhering to a specific benchmarked percentage for any of our NEOs.

Taking into consideration the independence factors in the Nasdaq Rules, the Compensation Committee has made the determination that, in its business judgment, that Compensia, the newly engaged compensation consultant, is independent and that their work did not raise any conflicts of interest.

How We Determine Individual Compensation Amounts for NEOs

Our Chief Executive Officer and Executive Chairman recommend to the Compensation Committee all compensation elements for our NEOs (other than their own compensation) and the Compensation Committee determines the value of each compensation element as described below. Recommendations are based upon the Chief Executive Officer and Executive Chairman’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance. The Chief Executive Officer and Executive Chairman do not recommend their own compensation, and the Compensation Committee, made up of independent directors, meet without the Chief Executive Officer and Executive Chairman present when evaluating and setting their compensation.

Our Executive Compensation Program Elements for 2023

Compensation Element	Designed to Reward	Relationship to Compensation Strategy

Annual Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs

Annual Incentive Plan (“AIP”)	Achievement of the Company’s annual financial and operational objectives	Motivate executive officers to achieve and exceed annual business objectives Manage total compensation costs by aligning them with financial performance
Long-Term Equity Incentives Equity Awards	Increased stockholder value through achievement of long-term strategic goals and retention of top talent to the Company	Align executive officer and stockholder interests to optimize stockholder value Motivate executive officers to achieve and exceed long-term business objectives

Annual Base Salary

Base salary reflects a fixed, stable portion of the overall compensation package and serves as the base amount from which other compensation elements may be determined. Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the Peer Group by providing a greater emphasis on compensating our executive officers using performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives. Executive base salaries are not subject to automatic annual adjustments and represent a relatively small percentage of total target direct compensation, particularly for executive officers with greater responsibility and ability to influence results.

Our Compensation Committee reviews executive base salary levels prior to or early in each fiscal year and whenever there is a substantial change in an executive’s responsibilities or in market conditions. In addition to competitive considerations, our executive’s base salary is influenced by the individual’s experience, position, responsibilities, tenure, expected future contributions and individual performance, as well as current business conditions and our business outlook.

Effective July 1, 2023, our Compensation Committee approved salary increases to our NEOs to reflect the promotions of Mr. Yee and Mr. Chung to EVP, and Messers. Les, Yi, and Jackman to reflect market conditions and additional scope of responsibilities.

Named Executive Officer	Base Salary as of June 2022	Percent Change Year-Over-Year (%)	Base Salary as of July 2023
Jason Les	$ 550,000	9.0	$ 600,000
Benjamin Yi	$ 550,000	9.0	$ 600,000
Colin Yee	$ 350,000	28.6	$ 450,000
William Jackman	$ 400,000	25.0	$ 500,000
Jason Chung	$ 300,000	50.0	$ 450,000

Annual Incentive Plan Compensation

Each year, the Compensation Committee establishes performance targets, target bonus amounts (generally as a percentage of the applicable employee’s base salary for the year), target award opportunities and other terms and conditions of annual cash incentive for each of our NEOs and other eligible employees under our Annual Incentive Plan (the “AIP”). Generally, employees become eligible to participate in the AIP after completing 90 days of continuous employment with the Company, and eligible employees must remain employed through the date the AIP bonus is paid to receive the cash incentive bonus for that year, subject to the terms of individual employment agreements and the Company’s Change In Control Policy. See “Change In Control Policy” on page 45 of this Proxy Statement.

The target amounts set by the Compensation Committee relate to quantitative performance measures, such as the number of Bitcoin the Company mines during the applicable year, and qualitative performance measures, such as the achievements of a manager’s team during the applicable year. The Compensation Committee has substantial flexibility in establishing performance objectives, thresholds, targets, and maximums each year. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the NEOs and eligible employees.

2023 Annual Incentive Plan

In 2023, all NEOs participated in our AIP. The Compensation Committee, in conjunction with its independent compensation consultant, Compensia, set goal amounts structured to range from 0% to 200% of pre-established award values dependent upon Company performance in specific pre-determined financial performance measures compared to our industry specific, publicly traded peers; and NEOs performance in achieving the Company’s strategic objectives. This structure creates the potential for above-target payouts if our financial performance surpasses our target, and a risk of below-target payouts if the Company’s financial performance is below target.

The primary objectives of the AIP in 2023 were to incentivize Riot’s senior management team to achieve industry-leading financial results and address investor feedback by developing a plan that is quantitative and formulaic.

Award Target Values. The independent directors of our Compensation Committee set target values for Riot’s Executive Chairman, Chief Executive Officer, Chief Financial Officer, and General Counsel and Corporate Secretary, and any other members of the executive team (the “AIP Executives”). Generally, target values are set as a percentage of base salary, and are adjusted for changes in base salary throughout the year. The target values set for the AIP Executives, identified above, are 100% of the base salary and with a maximum achievement level of 200% to account for over performance of targets.

For 2023, there were no changes to the target AIP percentages from the prior fiscal year.

●	Messers. Les and Yi had target AIP percentages equal to 100% of their base salary, and 10 Bitcoin.
●	Messers. Yee, Jackman, and Chung had target AIP percentages equal to 100% of their base salary in their roles as EVPs.

Performance Measures. The Compensation Committee established specific financial performance measures and assigned relative weights to each measure. The performance targets were strategically chosen to align with the interests of our stockholders by motivating executives to achieve the best financial performance, in defined measures, among our Bitcoin mining peers. The table below outlines the four financial performance measures, and discretionary strategic performance measure, as well as their relative weights for 2023.

Discretionary	Formulaic Target 20% per metric | Maximum 40% per metric
Target 20% | Maximum 40%	20%	20%	20%	20%
Company performance in advancing strategic objectives	Bitcoin production, relative to our publicly traded Bitcoin mining peers	Direct cost per Bitcoin, relative to our publicly traded Bitcoin mining peers.	Operating cash flow, relative to our publicly traded Bitcoin mining peers.	Adjusted earnings per share, relative to our publicly traded Bitcoin mining peers.

The Compensation Committees evaluation of AIP Executives performance under the discretionary metric involved advancement of:

1.	Sustainably financing all business lines.
2.	Achieving institutional-grade functions to support operations.
3.	Building the most capital and operationally efficient platform companies.

Determining Payout. The Compensation Committee determines and certifies payouts of performance-based, cash incentive compensation under our AIP. Such certification shall occur soon after the end of the calendar year and utilizes the four (4) preceding fiscal quarters of publicly filed financial data of our Company and our Bitcoin mining peers. For each financial measure, the Company’s performance is ranked among our publicly traded Bitcoin mining peers, and the AIP Executive’s target for each measure is for the Company's performance to be above the 50th percentile for such measure. The threshold for each AIP Executive’s minimum payout under the AIP for each measure is for the Company’s performance to be above the bottom quartile for such measure when ranked among its industry peers. Each AIP Executive receives the maximum payout in each metric when the Company’s performance is in the upper quartile for such measure when ranked among our Bitcoin mining peers. If the Company’s performance is in the bottom quartile (less than 25th percentile) the payout under the AIP would be 0%.

For 2023, the Compensation Committee determined and recommended that the AIP percentage payout should be set at 150%. The payout was adjusted based on the following factors:

Quantitative Components (payout 120%)

●	Bitcoin Production – Riot ranked in the 1st quartile of its Bitcoin mining peers (40%).

●	Direct Cost per Bitcoin – Riot ranked in the 1st quartile of its Bitcoin mining peers in low cost (40%).

●	Operating Cash Flow – Riot ranked in the 2nd quartile of its Bitcoin mining peers (20%).

●	Adjusted EPS – Riot ranked in the 2nd quartile of its Bitcoin mining peers (20%).

Discretionary Component (payout 30%)

●	Riot ranked first among its Bitcoin mining peers in net liquidity.

●	Riot successfully remediated its material weaknesses and integrated a number of institutional grade functions supportive of operations.

●	Riot increased financial efficiency of its mining operations.

Long-Term Equity Incentives

The Compensation Committee determines equity grants for each NEO based on a number of factors such as appropriate mix of types of equity-based compensation (i.e., the percentage of total award target value allocated to each type of award), the total target value for long-term equity incentive compensation awards, and specific numbers of restricted shares to be granted, based on the percentage of total award target value allocated to each type of equity award and a valuation of our common stock as of the grant date which varies greatly.

When determining our NEOs’ equity incentive awards, the Compensation Committee considers comparable equity incentive awards to executive officers in the Company’s Peer Group, the NEO’s role, individual performance, and potential future contributions to the Company. Our mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of Peer Group companies in awarding equity for similar positions (including equity mix and award values), and the pool of available shares under the 2019 Equity Plan.

NEOs are generally to be award equity on an annual basis, typically after our annual general meeting of stockholders for that year. Such awards generally consist of a mix of time/service-based awards and performance based awards.

For 2023, the equity awards made to our NEOs were comprised of 50% time-based RSAs or RSUs and 50% performance-based PRSAs or PSUs.

Equity Incentives are intended to:

●	Focus NEOs and other employees on achieving long-term financial, strategic and other business performance goals;
●	Provide significant reward potential for outstanding cumulative performance of the Company;
●	Enhance the Company’s ability to attract and retain talented NEOs and employees; and
●	Provide the Company’s management and employees with an opportunity for greater equity ownership to increase stockholder value.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2019 Equity Plan, as amended

The Company currently has one equity compensation plan, the 2019 Equity Plan, as amended. The Company currently provides stock-based compensation to employees, directors and consultants under the 2019 Equity Plan, as approved by the Company’s stockholders on October 23, 2019. The Company’s previous 2017 Stock Incentive Plan, as amended (the “2017 Plan”), was replaced by the 2019 Equity Plan. No additional grants can be made under the 2017 Plan.

The Company currently has reserved 38,500,000 common shares for issuance under the 2019 Equity Plan. As of the date of this Proxy Statement, the Company has granted awards of [•] shares of restricted stock and, as discussed under the following section, of PRSAs and PSUs, under the 2019 Equity Plan which are, upon vesting and settlement by the Company, convertible into an equal number of shares of the Company’s common stock.

2023 Long-Term Incentive Program

On July 13, 2023, the Compensation Committee adopted the LTIP for all eligible employees of Riot and its subsidiaries under the 2019 Equity Plan. The purpose of the LTIP is to encourage long-term employee retention through service-based and performance-based awards which are comprised of RSAs, RSUs, PRSAs, or performance-based restricted stock units (“PSUs”), as identified in each participant’s award agreement (the “LTIP Award”). The Compensation Committee, or its delegee, shall determine the size of the grants awarded to participants in the LTIP. Each LTIP Award is divided and allocated one portion (50%) to service-based awards, and the other portion (50%) to performance-based awards. For more information, please see the form of “LTIP Award Agreement” as filed with the SEC on Form 8-K on July 19, 2023.

Service-based (Time-based) Awards

Under the 2019 Equity Plan, the Compensation Committee authorizes and administers grants of RSAs and RSUs. RSAs and RSUs are made primarily for retention purposes and as a recruitment mechanism. They are granted to all executive officers, including the NEOs. RSAs and RSUs represent the right to receive one unrestricted share of Riot’s common stock upon vesting, subject to a continued service requirement. Service-based awards are granted as RSAs or RSUs which are eligible to vest, if at all, in three (3) approximately equal tranches, annually, over three (3) years (the “Award Term”).  Each service-based award under the LTIP is granted, subject to and contingent upon, the participant’s (as defined in the LTIP Award agreement) continued service with the Company through the applicable annual vesting dates, as specified in the applicable LITP Award agreement. Any unvested LTIP Awards will be automatically forfeited and returned to the Company, without consideration, upon the end of the Award Term or the earlier termination of the Participant’s service with the Company, except as otherwise agreed by the Company. No proportionate vesting or credit shall be given for partial service prior to the applicable vesting date.

Because RSAs and RSUs vest depending on the award recipient’s continuous service with the Company through the vesting date, we believe RSAs and RSUs provide a strong incentive to award recipients to remain with the Company for the long term, helping the Company retain the top talent needed to continue advancing on the Company’s strategic objectives. Further, because the value of RSAs and RSUs depends on the market price of the Company’s common stock at the time vested RSAs and RSUs are settled in shares of common stock, we believe RSAs and RSUs help to better align the interests of our employees, NEOs, directors, and service providers with those of our stockholders.

Performance-based Awards

Performance-based awards under the LTIP are granted as PRSAs or PSUs which are eligible to vest, if at all, after the end of a three-year performance period, subject to continued employment and based on shareholder return on investment (“Total Shareholder Return” or “TSR”) during the Award Term. TSR was chosen as the key metric because of its place as a critical element of governance and compensation due to its perception as a neutral, market-based measure of value created by a company.

The Compensation Committee determines the number of PRSAs or PSUs that will vest at the end of the three-year performance period according to the pre-established vesting matrix of LTIP tiers that are based on title and position within the Company. Under the LTIP, TSR is calculated based on the percentage change in market price across the LTIP performance period, and the difference between the percentage change of a share of the Company’s common stock (the “Company TSR”) and the percentage change of the market price of an interest in the Russell 3000 Index (INDEXRUSSELL: RUA) (the “Index TSR”), is the “Relative TSR”. The Committee selected the Russell 3000 Index as the comparative measure for TSR under the LTIP based on advice from our independent compensation advisors, Compensia, and because the Compensation Committee believes the Russell 3000 Index, which includes the Company’s common stock, provides a fair competitive benchmark for the Company’s share price performance. The Compensation Committee has reserved the right to substitute the index chosen as the comparative measure to determine Relative TSR for future LTIP Awards, if the Russell 3000 Index is no longer available or if another index is determined, by the Committee, in its sole discretion, to be a superior comparative measure.

Under the LTIP, performance-based awards are meant to reward program participants for positive Relative TSR (i.e., Company TSR overperformance against the identified index TSR), and to discourage negative Relative TSR (i.e., Company TSR underperformance against the identified index TSR). Accordingly, Relative TSR determines the percentage of the LTIP Award that becomes eligible to vest. A higher Relative TSR results in more shares of common stock vesting under the LTIP Award. The Compensation Committee has adopted the vesting percentages corresponding to each tiered change in Relative TSR. As shown below, there is no minimum corresponding vesting percentage of the award, and a cap of up to a maximum of 200% corresponding vesting percentage of the award. Payout of 100% of the targeted number of PRSAs or PSUs will occur if a Relative TSR hurdle of 0% was met as of the end of the performance period. Each Relative TSR Hurdle represents a limit, and no proportionate vesting will apply between each Relative TSR Hurdle.

Vesting of any such performance-based award will occur as of the end of the Award Term, subject to the Compensation Committee’s certification, and contingent upon the participant’s continuous service with the Company through the end of the Award Term. Except as otherwise agreed by the Company, unvested LTIP Awards as of (i) the end of the Award Term (based on the Relative TSR as of the end of the Award Term certified by the Compensation Committee), or (ii) the earlier termination of the Participant’s service with the Company, will be automatically forfeited and returned to the Company without consideration.

Relative TSR Hurdle	Vesting Percentage (of the Target Award)
(50%) to < (40%)	0%
(40%) to < (30%)	20%
(30%) to < (20%)	40%
(20%) to < (10%)	60%
(10%) to < 0%	80%
0% to < 10%	100%	(Target Award)
10% to < 20%	140%
20% to < 25%	180%
25% and above	200%	(Maximum Award)

2022 Conversion of all Then Outstanding RSUs and PSUs into RSAs and PRSAs

On September 27, 2022, we converted on a one-for-one basis all then outstanding RSUs and PSU awards previously granted under the 2019 Equity Plan into equal awards of RSAs and PRSAs, respectively, pursuant to each person’s RSA award agreement. This change did not alter the underlying value of shares awarded.

2021 Performance-Based Shares (Historic)

In August 2021, the Compensation Committee and the Board adopted the now terminated performance plan under the 2019 Equity Plan (the “2021 Performance Plan”), under which specific financial performance measures and their relative weighting and associated targets and thresholds were established. The performance targets under the 2021 Performance Plan served as the basis for measuring how we performed and for determining the grant of performance-based awards to eligible employees. The goal of the 2021 Performance Plan was to align the interests of Riot’s employees, including its

NEOs, with the long-term operational objectives of the Company. Each eligible employee was granted a target award of unvested PRSAs when she or he was added to the 2021 Performance Plan. Such shares which were eligible to vest upon the Company’s achievement of specified performance objectives, as further identified below, quarterly, throughout the two-year performance period ended December 31, 2023 (the “Performance Period”), subject to the recipient’s continued service with the Company through each vesting date.

Targets awards were set at levels we believe required significant effort on the part of the executive team and represented a high level of execution and growth based on prior-year performance results, existing business conditions, the markets in which we participate and our outlook. Upon the expiration of the Performance Period, all unearned and unvested shares remaining under the 2021 Performance Plan were forfeited, upon certification by the Compensation Committee, back to the Company as of February 26, 2024.

Individuals became eligible to participate in the 2021 Performance Plan after completing 90 days of continuous employment with the Company. Upon confirmation by the Compensation Committee, eligible employees were added to the 2021 Performance Plan and granted a target award of unvested PRSAs as of the first trading day of the first fiscal quarter following the date they became eligible to participate in the 2021 Performance Plan. Each eligible employee’s target award was eligible to vest during the Performance Period upon the Company’s achievement of performance objectives, as explained below.

Vesting of Target Awards

Under the Performance Plan, each Target Award was divided into two Performance Objectives: (i) the Infrastructure Development Target (as described below); and (ii) the Adjusted EBITDA Target (as described below).

Infrastructure Development Target

The “Infrastructure Development Target” was related to the Company’s successful development and monetization of up to 1,500 MW of Bitcoin mining and hosting infrastructure. The Infrastructure Development Target was further divided into fifteen 100 MW project units generally corresponding to one 100 MW Bitcoin mining structure owned and operated by the Company (each, a “Project Unit”). A Project Unit was only eligible to be achieved once, and only those Project Units which were not achieved as of the date the employee were added to the Performance Plan. Each Project Unit consisted of the following three milestone goals:

1.

Installation of High-Voltage Energy Infrastructure. One-third (1/3) of the Project Unit to vest upon the successful installation of the electricity transmission infrastructure interconnected to the grid and capable of delivering usable power to the Bitcoin mining structure.

2.

Development of Miner-Ready Infrastructure. One-third (1/3) of the Project Unit to vest upon the successful development of a miner-ready building, which was deemed to occur when a Bitcoin mining structure had: (i) sufficient racking installed to house miners capable of utilizing the full usable electrical capacity of the building; (ii) highspeed Internet and electrical power (including all of the medium and low voltage equipment necessary to deliver power to operating miners) connected to the racks; and (iii) the cooling system (air or immersion) installed and ready for operation.

3.

Monetization of Capacity. One-third (1/3) of the Project Unit to vest upon the installation and operation of miners (whether the Company’s miners deployed in a self-mining capacity, or third-party miners installed in a hosted capacity) utilizing the full usable power capacity of the miner-ready infrastructure installed at the Bitcoin mining structure.

The Compensation Committee assessed the Company’s achievement of the Infrastructure Development Target (and thus, the vesting of PRSAs allocated to the Project Units under the Infrastructure Development Target) on a quarterly basis, once results for the preceding fiscal quarter are available for the Compensation Committee’s review. Accordingly, the PRSAs allocated to the portions of the Project Unit(s) achieved during the preceding fiscal quarter would vest upon on the

Compensation Committee’s certification that such portions of the Project Unit(s) had been achieved, provided the award recipient remained employed by the Company through the date the Compensation Committee certified such achievement.

Adjusted EBITDA Target

The “Adjusted EBITDA Target” related to the Company’s achievement of financial performance objectives established by the Board based on increases in the Company’s annual Adjusted EBITDA. “EBITDA” refers to earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is a non-GAAP financial measure used by the Board to assess performance. The Adjusted EBITDA Target was divided into ten $50 million Adjusted EBITDA milestones (i.e., up to $500 million in total added Adjusted EBITDA), each of which could only be achieved once during the Performance Period. The Compensation Committee assessed the Company’s achievement of Adjusted EBITDA milestones annually, and PRSAs relating to the Adjusted EBITDA Target vested upon the Compensation Committee’s certification that an Adjusted EBITDA milestone has been achieved. Any unvested PRSAs allocated to the Adjusted EBIDTA Target that were unvested as of the end of the Performance Period or the earlier end of the employee’s service with the Company will be forfeited. For more explanation of the Company’s use of Adjusted EBITDA, see the discussion under the heading “Non-GAAP Measures” in the MD&A under Part II, Item 7 our Annual Report.

The foregoing description is subject to, and qualified in its entirety by, the information contained in the Form 8-K, filed August 16, 2021.

Forfeiture of Unvested Performance Shares

As of December 31, 2023, there remained 2,248,035 Infrastructure Development target PRSAs and 757,140 Adjusted EBITDA target PRSAs that were not met. Through the life of the 2021 Performance Plan, and upon its final certification on February 22, 2024, the Compensation Committee determined that the performance objectives for a total of 1,923,444 PRSAs granted to our officers and employees were achieved; and, therefore, became vested and were eligible to be settled by the Company under the 2019 Equity Plan. All such remaining PRSAs were forfeited as of February 22, 2024.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, about the shares of common stock that may be issued upon the vesting of performance and non-performance based restricted common stock under the 2019 Equity Plan:

Number of securities
to be issued
	upon exercise of		Number of securities
	outstanding	Weighted average	remaining
	options and restricted	exercise price of	available for
Plan Category	common stock	outstanding options	future issuance
Equity compensation plans approved by security holders	401,369	$—	18,517,831
Equity compensation plans not approved by security holders	—	—	—
Total	401,369	$—	18,517,831

Benefits and Perquisites

Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Riot does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” below) and the executive wellness program.

We generally do not provide perquisites to our NEOs other than, upon the determination of our Chief Executive Officer, business use of our leased corporate aircraft. If an NEO’s travel on our leased corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We do consider the value of perquisites, to the extent provided at Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Change In Control Policy

We believe that to properly motivate and incentivize our executive team in the event of a change in control and to the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change in control and severance policy is critical. We have agreed to provide payments and benefits to our NEOs and certain other executive officers in the event of a termination without “cause” or by the officer for “good reason” following a change in control transaction. Our Compensation Committee approves all change in control compensation and periodically evaluates the appropriateness of such compensation in light of advice from the Board’s new compensation advisor, Compensia, as well as the directors’ evaluation of the Company, its Peer Group, as identified in this Proxy Statement, and the Bitcoin mining industry generally. We believe that these change in control benefits assist to maximize stockholder value and maintain our NEOs’ focus in the period prior to, during and after the change in control event.

Our NEO’s change in control benefit terms include the following features:

●	no post-termination healthcare benefit subsidy;
●	enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before an NEO becomes entitled to receive such benefits; and
●	no severance benefits for a termination for cause, or without good reason.

The severance provisions are included in such NEOs Executive Employment Agreement. With the exception of Mr. Yee, all other NEOs are eligible to receive a level of severance benefits as further identified below. Consistent with our compensation strategy, any such severance is provided for only in the event of a qualifying termination (i.e. a termination by us without “cause” or by the NEO for “good reason”.

Qualifying Termination	Chief Executive Officer & Executive Chairman - Months of Base Salary	EVPs - Months of Base Salary
Termination Without Cause or Resign for Good Reason	12 months	12 months
Death or Disability	3 months	3 months
Change in Control "Double Trigger"	12 months + salary through end of term of such Executive Employment Agreement	12 months + salary through end of term of such Executive Employment Agreement

Additionally, such NEOs are eligible for accelerated vesting of all then outstanding service-based and performance-based awards upon a qualifying termination. For further details on severance payments, see the section below titled "Potential Post Employment Benefits”.

Policy for the Recovery of Erroneously Awarded Compensation

The Compensation Committee adopted the Riot Platforms, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) effective as of October 2, 2023, in accordance with the applicable Nasdaq Rules, Section 10D of the Exchange Act, and Rule 10D-1 promulgated thereunder. In the event of an accounting restatement (i) due to material noncompliance with any financial reporting requirement under the securities laws or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period, the Clawback Policy requires the Company to recover from Section 16 officers (including our NEOs) the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts.

The Clawback Policy is compliant with the SEC’s final rule adopted on January 27, 2023. The Clawback Policy operates in addition to, and not in lieu of, any other rights of the Company to recoup or recover incentive awards under applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company to date has not sought to recoup any payments under this Clawback Policy. We review our Clawback Policy periodically and will amend or update it as necessary to comply with the applicable regulations and any new requirements.

Insider Trading, Hedging and Pledging Policies

Our Insider Trading Policy establishes guidelines with respect to transacting in Company securities and prohibits directors, employees, consultants and contractors, and certain of their family members from transacting in Company securities (whether issued by Riot or another company) while such person is aware of material non-public information (except pursuant to an approved 10b5-1 trading plan), or from providing such material non-public information to any person who may trade while aware of such information. We also have procedures that require trades by directors and executive officers to be pre-cleared by the Compliance Officer, as defined in the Insider Trading Policy, or his or her staff before trading in Company stock.

Additionally, our Insider Trading Policy restricts directors and executive officers from taking part in short sales, tipping, holding securities in margin accounts and options trading, and strongly discourages our directors and executive officers from participating in hedging or monetization transactions (through financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) and requires any Insider, as defined in the Insider Trading Policy, to request preclearance and approval to trade by the Compliance Officer. Directors and executive officers may pledge Riot stock as collateral for a loan or investment, however, to mitigate any risk created by such actions, directors and executive officers are permitted to pledge only if the maximum aggregate loan or investment amount collateralized by such pledge of Riot securities does not exceed twenty-five percent (25%) of the total value of the pledged Riot securities.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

It is the Compensation Committee’s practice not to grant awards of options, generally, and will not grant awards of options when in possession of material nonpublic information, and if such options are to be granted, practice would be to wait until such material nonpublic information has been fully disclosed, widely disseminated to the public, and at least two business days have passed after such material nonpublic information has been disclosed. Additionally, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Such practice is in accordance with our Insider Trading Policy as well as our Code of Conduct.

There have been no awarded options to an NEO during the last completed fiscal year ended December 31, 2023.

Tax and Accounting Considerations

Accounting Treatment

We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.

Deductibility of Executive Compensation

The Internal Revenue Code (the “Code”) Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year. While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Taxation of Parachute Payments and Deferred Compensation

We have no obligation to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Section 280G, 4999, or 409A of the Code, however, we may provide additional payments to cover taxes due in connection with the vesting and settlement of RSAs (both time-based and performance-based), or otherwise provide for net settlement of vested RSAs to cover the state and federal taxes due thereon, as permitted under the 2019 Equity Plan and approved by the Compensation Committee. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that they receive deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

Risk and Analysis of Compensation Plans

The Compensation Committee engaged Compensia to assess and determine whether the design and operation of our compensation policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on our Company. In assessing our policies and practices, the following factors among others were analyzed: the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation and various policies such as trading, severance, benefits and governance. After reviewing the analysis performed by Compensia, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on our Company.

Fiscal Year 2023 Stockholder Advisory Vote Results and Stockholder Engagement

Our Say-on-Pay vote at the 2023 Annual Meeting received 56.3% of votes cast in favor from our stockholders.   In advance of that meeting, and at the Compensation Committee’s direction, we reached out to our top 15 institutional holders representing 27.1% of shares outstanding. In total, we engaged with four stockholders representing 18.7% of shares outstanding, each of whom voted against Say-on-Pay.

Overall, we received constructive feedback from the stockholders who engaged with us regarding our executive compensation program, particularly relating to quantum of pay and proxy disclosure. After this engagement with stockholders, we agreed to maintain contact with them, as well as the other stockholders who chose not to engage with us, in order to continue to receive feedback they may have on the Company’s executive compensation program or other matters as we continue to grow.

The feedback from these meetings was shared with the full Board and provided the Compensation Committee and the Board with valuable insights into our stockholder’s perspectives on our compensation program and potential improvements to the program, as described below.

Below is a summary of what we heard from our stockholders and how we responded to their feedback:

What We Heard	How We Responded
Investors said they would like to see additional transparency around equity grants.

We have incorporated an increased level of detail in this Proxy Statement to provide additional information about the variety of our equity awards granted to executives to increase transparency. For further information about our equity plans please see “Securities Authorized for Issuance Under Equity Compensation Plans” on page 41 of this Proxy Statement.

Investors said they would appreciate some additional disclosure around our annual incentive program.	We have enhanced our disclosure of our annual incentive plan, please see “Annual Incentive Plan” on page 38 of this Proxy Statement.
Investors said they had concerns about the quantum of our CEO’s awards.	We agreed to provide additional rationale and transparency into the Compensation Committee’s decision-making process when granting awards to the CEO.

Consistent with our commitment to continue to engage with our top institutional investors, in 2024, we again reached out to our top 15 institutional investors representing 27.0% of shares outstanding. To date, two (2) stockholders representing nearly 15% of shares outstanding have accepted our request for engagement. Further, we have continued to provide enhanced disclosures on our equity compensation practices. This includes details on our new 2023 Long-Term Incentive program, of which at minimum 50% is subject to Relative TSR goals. This program was developed, in part, in response to the feedback we received and is appropriate for a company of our size and stage of growth.

We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future.

The Board would like to reaffirm its belief in the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our stockholders. The Board and the Compensation Committee will continue to consider the results of the Company’s annual stockholder advisory votes when making future compensation decisions for our executive officers, including the NEOs.

Stock Ownership Requirements

We established stock ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our stockholders. Stock directly or indirectly owned (for example, through a trust), along with unvested RSAs (if any), are included in the calculation of shares owned for purposes of the ownership requirements. NEOs are expected to meet the ownership requirements within five (5) years of the date upon which the named executive officer first becomes subject to the requirements.

Our named executive officers are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our named executive officers are required to meet the requirements by the following ownership requirement dates.

Ownership Guideline
Named Executive Officer	Role	Ownership Date	Salary Multiple	Guideline Met(1)
Jason Les	Chief Executive Officer	January 10, 2026	5x	Met
Benjamin Yi	Executive Chairman	January 10, 2026	5x	Met
Colin Yee	Chief Financial Officer	September 27, 2027	3x	Met
William Jackman	NEO	January 10, 2027	3x	Met
Jason Chung	NEO	July 24, 2028	3x	Met

(1)	As of April 23, 2024.

Executive Employment Agreements

The Company has entered into employment agreements with, and provides post-employment benefits to, its NEOs as follows:

Benjamin Yi, Executive Chairman

On May 24, 2021, we entered into an executive employment agreement with Mr. Yi, pursuant to which he has agreed to serve as our Executive Chairman for a three-year term, which renews for successive one-year terms after the expiration of the initial term. Effective July 1, 2023, Mr. Yi’s compensation for his services as our Executive Chairman, increased from $550,000 to $600,000 as annual base salary, paid in in cash, and 10.0 Bitcoin, and is eligible to receive additional incentive bonuses under the AIP. The Company pays the cash aspect of Mr. Yi’s base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed during his employment term. As additional compensation for his services as our Executive Chairman, Mr. Yi is eligible to receive periodic grants of equity awards, including incentive compensation awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Yi may receive as compensation for his services as our Executive Chairman will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Executive Chairman.

During the fiscal year ended December 31, 2020, Mr. Yi served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to becoming Executive Chairman, Mr. Yi received equity awards of 227,642 RSUs under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vested in regular quarterly intervals and were settled in accordance with the Company’s regular compensation procedures. Mr. Yi receives no additional compensation for his services as a member of our Board.

Jason Les, Chief Executive Officer

On February 8, 2021, we entered into an executive employment agreement with Mr. Les, pursuant to which he has agreed to serve as our Chief Executive Officer (principal executive officer) for a five-year term, which renews for successive one-year terms after the expiration of the initial term. Effective July 1, 2023, Mr. Les’s compensation for his services as our Chief Executive Officer, increased from $550,000 to $600,000 as annual base salary, paid in in cash, and 10.0 Bitcoin, and is eligible to receive additional incentive bonuses under the AIP. The Company pays the cash aspect of Mr. Les’ base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed throughout his employment term. As additional compensation for his services as our Chief Executive Officer, Mr. Les is also eligible to receive periodic grants of equity awards, including incentive compensation awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Les may receive as compensation for his services as our Chief Executive Officer will be awarded under the 2019

Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Chief Executive Officer.

During the fiscal year ended December 31, 2020, Mr. Les served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to his appointment as our Chief Executive Officer and Executive Director, Mr. Les received equity awards of 288,617 RSUs under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vest in intervals and are eligible to be settled in accordance with the Company’s regular compensation procedures. Mr. Les receives no additional compensation for his services as a member of our Board.

Colin Yee, EVP, Chief Financial Officer

On April 12, 2022, we entered into a professional services agreement with Clear Capital Management Corporation, a personal services corporation organized under the federal laws of Canada, wherein the professional services of Mr. Yee as our Head of Corporate and Financial Operations would be rendered. Pursuant to such agreement, Mr. Yee agreed to serve as our Chief Financial Officer, through his professional services corporation, for a two-year term which may be extended for additional one-year terms upon mutual written consent. Due to his promotion to EVP, Chief Financial Officer, effective July 1, 2023, Mr. Yee’s fee increased from $350,000 to $450,000, paid in cash, and he is eligible to receive additional cash incentive bonuses under the AIP, which amounts will be paid in accordance with the Company’s regular compensation practices. Mr. Yee is also eligible to receive equity compensation under the Company’s 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his engagement as our EVP, Chief Financial Officer.

William Jackman, EVP, General Counsel and Corporate Secretary

Effective July 5, 2021, we entered into an executive employment agreement with Mr. Jackman, pursuant to which he has agreed to serve as our EVP, General Counsel and Corporate Secretary for a three-year term, which renews for successive one-year terms after the expiration of the initial term. Effective July 1, 2023, Mr. Jackman’s compensation for his services as our EVP, General Counsel and Corporate Secretary, increased from $450,000 to $500,000 as annual base salary, paid in cash, and is eligible to receive additional incentive bonuses under the AIP, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services as our EVP, General Counsel and Corporate Secretary, Mr. Jackman is also eligible to receive equity awards, including incentive compensation awards, under our 2019 Equity Plan, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards.

Jason Chung, EVP and Head of Corporate Development & Strategy

Effective May 31, 2022, we entered into an employment agreement with Mr. Chung pursuant to which he originally agreed to serve as our Head of Corporate Development for a two-year term, which renewed upon mutual agreement. On July 24, 2023 we entered into an executive employment agreement with Mr. Chung pursuant to which he agreed to serve as our EVP, Head of Corporate Development and Strategy through May 31, 2024, which automatically renews for one year terms upon each one-year anniversary thereafter. As our EVP, Head of Corporate Development and Strategy, Mr. Chung receives an annual base salary of $450,000 and is eligible to receive additional incentive bonuses under the AIP, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services as our EVP, Head of Corporate Development and Strategy, Mr. Chung is also eligible to receive equity awards, including incentive compensation awards, under our 2019 Equity Plan, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards.

Executive Compensation Comparison Peer Group

The Compensation Committee reviews NEO roles and responsibilities and establishes ranges for each incentive element of executive compensation after reviewing similar information for a defined group of companies (“Peer Group”). Our Peer Group is used to assess the competitiveness of our NEOs compensation. In establishing this Peer Group we sought to include companies that compete with us for executive talent and are similar to us in industry, business model, revenue and/or market capitalization. Our Compensation Committee periodically reviews the composition of this Peer Group and makes changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group or the availability of their compensation data. Our independent compensation consultant, Compensia, our Chief Executive Officer and members of management routinely provide input to our Compensation Committee regarding changes to the attributes of peer companies.

The Compensation Committee considers the pay practices and relative performance of our Peer Group companies in determining target incentive compensation for our executive officers. The target amounts and compensation mix vary for each executive officer and are dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package.

As part of our periodic review cycle, the Compensation Committee reviewed the composition of this Peer Group and determined that no changes were to be made to the selection criteria for 2024.

The Peer Group for 2024 includes the following companies:

A10 Networks, Inc.	Couchbase, Inc.	Hut 8 Mining, Corp.	Rapid7, Inc.	TeraWulf, Inc.
Applied Digital Corporation	Cyxtera Technologies, Inc.	Marathon Digital Holdings, Inc.	Repay Holdings Corporation
Bitfarms Ltd.	Fastly, Inc.	Marqeta, Inc.	Squarespace, Inc.
Cipher Mining Inc.	Greenidge Generation Holdings Inc.	MicroStrategy Incorporated	Stronghold Digital Mining, Inc.
CleanSpark, Inc.	HIVE Blockchain Technologies Ltd.	New Relic, Inc.	Sumo Logic, Inc.

Compensation and Human Resources Committee Report

This report of the Compensation and Human Resources Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee oversees the Company’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee has recommended to the Board that the foregoing “Compensation Discussion and Analysis” be included in the Proxy Statement for this 2024 Annual General Meeting of Stockholders.

Respectfully submitted,

The Compensation and Human Resources Committee of Riot Platforms, Inc.

Hannah Cho, Chair
Hubert Marleau
Lance D’Ambrosio

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation we paid to our NEOs for 2023, 2022 and 2021 is summarized in the table below:

						Non-Equity
					Stock	Incentive Plan		All Other
Name and Principal Position	Year	Salary		Bonus	Awards (1)	Compensation (2)		Compensation		Total
		($)		($)	($)	($)		($)		($)
Jason M. Les	2023	963,807	(3)	—	10,991,245	1,496,478	(4)	39,060	(5)	13,490,590
Chief Executive Officer	2022	679,757	(6)	—	20,297,175	511,225	(6)	12,111	(6)	21,500,269
(Principal Executive Officer)	2021	631,887	(7)	—	20,155,500	1,085,963	(7)	3,518	(7)	21,876,868
Benjamin Yi	2023	986,087	(8)	—	10,991,245	1,496,478	(9)	28,539	(10)	13,502,349
Executive Chairman	2022	679,757	(11)	—	20,297,175	512,764	(11)	8,853	(11)	21,498,551
	2021	484,857	(12)	—	20,123,600	732,153	(12)	5,331	(12)	21,345,941
Colin Yee(13)	2023	400,000		—	7,327,477	600,000		7,475	(14)	8,334,952
EVP, Chief Financial Officer	2022	228,910		—	3,310,534	200,933		—		3,740,377
(Principal Financial Officer)	2021	—		—	—	—		—		—
William Jackman	2023	483,710		—	7,327,477	675,000		30,000	(15)	8,516,187
EVP, General Counsel	2022	358,833		—	5,074,294	315,333		—		5,748,460
	2021	147,885		—	12,822,179	230,155		—		13,200,218
Jason Chung(13)	2023	375,000		—	7,327,477	562,500		15,582	(16)	8,280,559
EVP, Head of Corporate Development & Strategy	2022	—		—	—	—		—		—
	2021	—		—	—	—		—		—
(1)	Amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718), excluding the effect of estimated forfeitures, of the RSA, RSUs, PRSAs, and PSUs granted to the NEOs, based on the closing price per share of our common stock as of the grant date, as reported on the Nasdaq Capital Market. The FASB ASC Topic 718 grant date fair value of one RSA or RSU, in the applicable fiscal year, is the closing price of one share of our stock on the date of grant. The value for the PRSAs or PSUs, which are subject to performance conditions, is based on the probable outcome of completion of all performance conditions on the grant date of the 2021 Performance Plan or the LTIP. PRSA and PSU fair value for the 2023 LTIP awards was determined based on a third-party, multifactor Monte Carlo valuation model in accordance with FASB ASC Topic 718 assuming maximum payout under the LTIP (as discussed below). These amounts do not necessarily correspond to the actual value that may be recognized by the NEO, which depends, among other things, on the vesting of the applicable RSAs, RSUs, PRSAs, or PSUs, and the closing price per share of our common stock as of settlement of the vested award. See Note 15, Note 17 and Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, 2022 and 2021, respectively, for details as to the assumptions used to determine the grant date fair value of the RSAs, RSUs, PRSAs and PSUs.
(2)	The Compensation Committee initially adopted the AIP in 2021 which awards non-equity incentive compensation to NEOs and other eligible employees based on achievement of designated, and rigorous Company and individual performance targets during the applicable year. AIP performance targets are established annually as a percentage of the NEO’s base salary and are awarded based on the NEO’s achievement of the performance targets established during the applicable year.
(3)	Reflects the following amounts paid to Mr. Les as salary compensation for services in 2023 of $623,473 in cash, 10.0 Bitcoin compensation, and 0.88 Bitcoin paid time off payout compensation, with an aggregate fair value of $340,334 (measured as of the quarterly Bitcoin payment date).
(4)	The 2023 AIP non-equity compensation for Mr. Les includes $862,500 in cash and 15.0 Bitcoin, with an aggregate fair value of $633,978, measured as of December 31, 2023.

(5)	Reflects the amounts paid on behalf of Mr. Les in 2023 for medical insurance coverage of $15,555, Executive Wellness Program of $8,625, Life Insurance of $600, Disability Insurance of $1,080, and 401(k) match of $13,200.
(6)	Reflects the following amounts paid to Mr. Les as compensation for services in 2022: of $420,833 in cash and 10.0 Bitcoin, with an aggregate fair value of $258,924 (measured as of the quarterly Bitcoin payment date). The 2022 AIP non-equity compensation for Mr. Les includes $370,333 in cash and 8.80 Bitcoin, with an aggregate fair value of $140,892, measured as of December 31, 2022. Reflects the amounts paid on behalf of Mr. Les in 2022 for medical insurance coverage of $6,611 and 401(k) match of $5,500.
(7)	Reflects the following amounts paid to Mr. Les as compensation for services in 2021: (a) $215,538 in cash and 8.958 Bitcoin, with an aggregate fair value of $403,492 (measured as of the quarterly Bitcoin payment date), representing his 2021 base salary as Riot’s CEO of $240,000 cash, plus 10.0 Bitcoin, prorated based on his February 8, 2021 employment start date; and (b) $12,857 in cash fees paid to him as compensation for his service as an independent director on the Board for the period prior to February 8, 2021. The 2021 AIP non-equity compensation for Mr. Les includes $366,415 in cash and 15.2673 Bitcoin, with an aggregate fair value of $719,548, measured as of December 31, 2021. The amounts paid on behalf of Mr. Les in 2021 for medical insurance coverage after his appointment as Riot’s CEO on February 8, 2021, total $3,518 in 2021.
(8)	Reflects the following amounts paid to Mr. Yi as salary compensation for services in 2023 of $638,462 in cash, 10.0 Bitcoin compensation, and 1.15 Bitcoin paid time off payout, with an aggregate fair value of $347,625 (measured as of the quarterly Bitcoin payment date).
(9)	The 2023 AIP non-equity compensation for Mr. Yi includes $862,500 in cash and 15.0 Bitcoin, with an aggregate fair value of $633,978, measured as of December 31, 2023.
(10)	Reflects the amounts paid on behalf of Mr. Yi in 2023 for medical insurance coverage of $8,853, and Executive Wellness Program of $19,686.
(11)	Reflects the following amounts paid to Mr. Yi as compensation for services in 2022: of $420,833 in cash and 10.0 Bitcoin, with an aggregate fair value of $258,924 (measured as of the quarterly Bitcoin payment date). The 2022 AIP non-equity compensation for Mr. Yi includes $370,333 in cash and 8.80 Bitcoin, with an aggregate fair value of $142,431, measured as of December 31, 2022. Reflects the amounts paid on behalf of Mr. Yi in 2022 for medical insurance coverage of $8,853.
(12)	The following reflect amounts paid to Mr. Yi as compensation for his services in 2021: (a) $144,516 in cash and 6.048 Bitcoin, with an aggregate fair value of $275,664 (measured as of the quarterly Bitcoin payment date), representing his 2021 base salary as Riot’s Executive Chairman of $240,000 cash, plus 10.0 Bitcoin, prorated based on his May 24, 2021 employment start date; and (b) $64,668 in cash fees paid to him as compensation for his service as an independent director on the Board for 2021, prior to his appointment as Executive Chairman on May 24, 2021. The 2021 AIP non-equity compensation for Mr. Yi includes $247,036 in cash and 10.293 Bitcoin, with an aggregate fair value of $485,117, measured as of December 31, 2021. The amounts paid on behalf of Mr. Yi in 2021 for medical insurance coverage after his appointment as Riot’s Executive Chairman on May 24, 2021, total $5,331.
(13)	Mr. Yee was not an NEO in fiscal year 2021; and Mr. Chung was not an NEO in fiscal years 2021 or 2022.
(14)	Reflects the amounts paid on behalf of Mr. Yee in 2023 for the Executive Wellness Program of $7,475.
(15)	Reflects the amounts paid on behalf of Mr. Jackman in 2023 for medical insurance coverage of $30,000.
(16)	Reflects the amounts paid on behalf of Mr. Chung in 2023 for the Executive Wellness Program of $15,582.

Grants of Plan-Based Awards Table for Fiscal Year 2023

The following table presents, for each of our NEOs for the year ended December 31, 2023, information concerning each grant of a plan-based equity award made during the year ended December 31, 2023. This information supplements the information about these awards set forth in the foregoing Summary Compensation Table.

			Estimated
			Possible
			Payouts
			Under				All other
			Non-				Stock	Grant
			Equity		Estimated Future		Awards:	Date Fair
			Incentive		Payouts Under		Number of	Value of
			Plan		Equity Incentive		Shares of	Stock and
			Awards(1)		Plan Awards(2)		Stock or	Option
		Type of	Target		Target	Maximum	Units	Awards(3)
Name	Grant Date	Award	($)		($)	($)	(#)	(#)
Jason Les	March 17, 2023	AIP	997,652	(4)	—	—	—	—
Chief Executive Officer	July 13, 2023	RSA	—		—	—	184,820	3,749,998
(Principal Executive Officer)	July 13, 2023	PRSA	—		184,820	369,640		7,241,248
Benjamin Yi	January 26, 2023	AIP	997,652	(5)	—	—	—	—
Executive Chairman	July 13, 2023	RSA	—		—	—	184,820	3,749,998
	July 13, 2023	PRSA			184,820	369,640	—	7,241,248
Colin Yee	March 17, 2023	AIP	400,000		—
EVP, Chief Financial Officer	July 13, 2023	RSU	—		—	—	123,213	2,499,992
(Principal Financial Officer)	July 13, 2022	PSU	—		123,213	246,426	—	4,827,485
William Jackman	March 17, 2023	AIP	450,000		—	—	—	—
EVP, General Counsel	July 13, 2023	RSA	—		—	—	123,213	2,499,992
	July 13, 2023	PRSA			123,213	246,426		4,827,485
Jason Chung	March 17, 2023	AIP	375,000		—	—	—	—
	July 13, 2023	RSA	—		—	—	123,213	2,499,992
EVP, Head of Corporate Development & Strategy	July 13, 2022	PRSA			123,213	246,426		4,827,485
(1)	The Compensation Committee grants non-equity incentive plan awards to each of our NEOs under the AIP on an annual basis pursuant to an employment agreement between the Company and such NEO. The target amount for each NEO’s AIP award for the year ended December 31, 2023, was set at 100% of such NEO’s base salary, and payout is determined by the Compensation Committee in its evaluation of such NEO’s individual performance during the year. There are no minimum award thresholds and the maximum award amounts established under the AIP, and for 2023 a participant in the AIP may receive up to 200%. Individual NEOs’ AIP bonuses are determined based on the Compensation Committee’s assessment of their achievement of individual performance objectives during the year. See the discussion of the AIP in the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement.
(2)	Compensation levels and target amounts are determined and recommended by the Compensation Committee as further discussed in the Compensation Discussion & Analysis section of this Proxy Statement. The vesting schedule for each RSA or RSU awarded under the LTIP is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below, and the vesting conditions applicable to PRSA awards are discussed further in the Compensation Discussion and Analysis, see “Securities Authorized for Issuance Under Equity Compensation Plans” on page 41 of this Proxy Statement.
(3)	In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value based upon probable (at target) achievement of the performance goal, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the NEOs. Any and all unearned PRSAs that have not been achieved as of December 31, 2023 will be forfeited by the NEO.
(4)	Mr. Les’ base salary for 2023 was increased in July 2023 from $550,000 cash and 10.0 Bitcoin to $600,000 and 10.0 Bitcoin, and the 2023 AIP target amount for Mr. Les was $575,000 cash and 10.0 Bitcoin (or $422,652, based on the average price of one Bitcoin on December 31, 2023). As disclosed, overperformance under the AIP may result in a payout over 100% (up to a maximum of 200%), as determined by the Compensation Committee. The actual U.S.

Dollar amount of the Bitcoin ultimately awarded to Mr. Les under the AIP for 2023 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.
(5)	Mr. Yi’s base salary for 2023 was increased in July 2023 from $550,000 cash and 10 Bitcoin to $600,000 and 10.0 Bitcoin, the 2023 AIP target amount for Mr. Yi was $575,000 cash and 10.0 Bitcoin (or $422,652, based on the average price of one Bitcoin on December 31, 2023). As disclosed, overperformance under the AIP may result in a payout over 100% (up to a maximum of 200%), as determined by the Compensation Committee. The actual U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Yi under the AIP for 2023 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End Table

The Company does not grant equity awards outside of its 2019 Equity Plan. The following table provides information regarding the outstanding equity awards granted under its 2019 Equity Plan to our NEOs as of December 31, 2023:

			Equity Incentive Plan
			Awards

						Market
				Market	Number of	Value of
			Number of	Value of	Unearned	Unearned
			Shares or	Shares or	Shares or	Shares or
			Units of	Units of	Units of	Units of
			Stock That	Stock That	Stock That	Stock That
			Have Not	Have Not	Have Not	Have Not
		Type of	Vested	Vested(2)	Vested	Vested(2)
Name	Grant Date	Award(1)	#	($)	#	($)
Jason Les(3)	August 12, 2021	PRSA	—	—	328,334	5,079,327
Chief Executive Officer (Principal Executive Officer)	September 27, 2022	RSA	1,485,884	22,986,625	—	—
	July 13, 2023	RSA	184,820	2,859,165	—	—
	July 13, 2023	PRSA	—	—	369,640	5,718,331
Benjamin Yi(4)	August 12, 2021	PRSA	—	—	328,334	5,079,327
Executive Chairman	September 27, 2022	RSA	1,485,884	22,986,625	—	—
	July 13, 2023	RSA	184,820	2,859,165	—	—
	July 13, 2023	PRSA			369,640	5,718,331
Colin Yee(5)	April 12, 2022	RSA	25,140	388,916	—	—
EVP, Chief Financial Officer	July 13, 2022	PRSA	—	—	206,000	3,186,820
(Principal Financial Officer)	September 27, 2022	RSA	37,147	574,664	—	—
	July 13, 2023	RSU	123,213	1,906,105	—	—
	July 13, 2023	PSU	—	—	246,426	3,812,210
William Jackman(6)	August 12, 2021	PRSA	—	—	206,000	3,186,820
EVP, General Counsel	September 27, 2022	RSA	371,471	5,746,656	—	—
	July 13, 2023	RSA	123,213	1,906,105	—	—
	July 13, 2023	PRSA	—	—	246,426	3,812,210
Jason Chung(7)	June 30, 2022	RSA	30,678	—
EVP, Head of Corporate Development & Strategy	July 13, 2022	PRSA	—	—	206,000	3,186,820
	July 13, 2023	RSA	123,213	1,906,105	—	—
	July 13, 2023	PRSA	—	—	246,426	3,812,210
(1)	All awards were granted under the 2019 Equity Plan pursuant to equity award agreements between the NEOs and the Company as of the grant date shown. RSAs and RSUs vest upon specified vesting dates (e.g., vesting in arrears following the end of each fiscal year completed after the grant date), provided the recipient’s service with the Company has not ceased prior to the vesting date. Unvested PRSAs and PSUs are eligible to vest upon the Company’s achievement of specified Performance Objectives and targets (specified under the 2021 Performance Plan and the LTIP, as applicable), provided the recipient’s service with the Company has not ceased prior to the date the Compensation Committee certifies the achievement of the Performance Objectives and targets (or a portion thereof) relating to the awards, as specified under the 2021 Performance Plan or the LTIP, as applicable. For additional information regarding the 2021 Performance Plan and the LTIP, see “Long-Term Equity Incentives” on page 40 of this Proxy Statement. Subject to any provisions relating to accelerated vesting upon a change in control or post-

termination, unvested RSAs and PRSAs are subject to forfeiture if a separation from service occurs prior to the vesting event. See “Potential Post-Employment Benefits” under on page 57 of this Proxy Statement.
(2)	Based on the closing price per share of our common stock on December 29, 2023 of $15.47, as reported on the Nasdaq Capital Market.
(3)	Mr. Les’s outstanding equity awards as of December 31, 2023 include: (a) 1,485,884 RSAs originally granted on September 27, 2022 in connection with Mr. Les’ service as CEO which vest on June 1, 2024, (b) 328,334 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan which were eligible to vest, if at all upon certification by the Compensation Committee, (c) 184,820 RSAs granted July 13, 2023 under the Company’s LTIP established by the Compensation Committee under the Company’s 2019 Equity Plan which are eligible to vest as to one-third (1/3) per year through July 1, 2026, and (d) up to a maximum of 369,640 unvested PRSAs which are eligible to vest, if at all, July 31, 2026. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(4)	Includes: (a) 1,485,884 RSAs granted on September 27, 2022 in connection with Mr. Yi’s service as Executive Chairman which vest on June 1, 2024, (b) 328,334 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan which were eligible to vest, if at all upon certification by the Compensation Committee, (c) 184,820 RSAs granted July 13, 2023 under the LTIP (as defined below) which are eligible to vest as to one third (1/3) per year through July 1, 2026, and (d) up to a maximum of 369,640 unvested PRSAs which are eligible to vest, if at all, July 31, 2026. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan and the LTIP, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(5)	Includes: (a) 25,140 RSAs granted on April 12, 2022 in connection with Mr. Yee’s service with the Company which ratably vest each quarter through April 12, 2024, (b) 206,000 unvested PRSAs which were originally granted on July 13, 2022 pursuant to the Performance Plan which were eligible to vest, if at all upon certification by the Compensation Committee, (c) 37,147 RSAs granted on September 27, 2022 in connection with Mr. Yee’s continued service as the Company’s Chief Financial Officer which vest on June 1, 2024, (d) 123,213 RSUs granted July 1, 2023 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2026, and (d) up to a maximum of 246,426 unvested PSUs which are eligible to vest, if at all, July 31, 2026. The vesting of PRSAs and PSUs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(6)	Includes: (a) 371,471 RSAs granted on September 27, 2022 in connection with Mr. Jackman’s service as EVP and General Counsel which vest on June 1, 2024, (b) 206,000 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan which were eligible to vest, if at all upon certification by the Compensation Committee, (c) 123,213 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2026, and (d) up to a maximum of 246,426 unvested PRSAs which are eligible to vest, if at all, July 31, 2026. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(7)	Includes: (a) 30,678 RSAs granted on June 30, 2022 in connection with Mr. Chung’s service with the Company which ratably vest each quarter through March 31, 2024, (b) 206,000 unvested PRSAs which were originally granted on July 13, 2022 pursuant to the Performance Plan which were eligible to vest, if at all upon certification by the Compensation Committee, (c) 123,213 RSUs granted July 1, 2023 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2026, and (d) up to a maximum of 246,426 unvested PRSAs which are eligible to vest, if at all, July 31, 2026. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

Option Exercises and Stock Vested Table

The following table presents, for each of the NEOs, the number of shares of Riot’s common stock underlying the stock options and stock grants which vested during 2023, as well as the aggregate value realized upon the exercise of such vested options and the settlement of such vested of stock grants.

		Option Awards		Stock Awards
		Number of		Number of
		Shares	Value	Shares	Value
		Acquired	Realized	Acquired	Realized
		Upon	Upon	Upon	Upon
	Type of	Exercise	Exercise	Vesting	Vesting (1)
Name	Award	(#)	($)	(#)	($)
Jason Les	PRSA	—	—	33,334	140,669
Chief Executive Officer (Principal Executive Officer)	RSA	—	—	1,485,884	18,439,820
	PRSA	—	—	16,666	280,989
Benjamin Yi	PRSA	—	—	33,334	140,669
Executive Chairman	RSA	—	—	1,485,884	18,439,820
	PRSA	—	—	16,666	280,989
Colin Yee	PRSA	—	—	24,000	101,280
EVP, Chief Financial Officer (Principal Financial Officer)	RSA	—	—	12,571	77,312
	RSA	—	—	37,147	460,994
	RSA	—	—	12,571	155,252
	RSA	—	—	12,571	221,878
	PRSA	—	—	12,000	202,320
	RSA	—	—	12,571	115,653
William Jackman	PRSA	—	—	24,000	101,280
EVP, General Counsel	RSA	—	—	371,471	4,609,955
	PRSA	—	—	12,000	202,320
Jason Chung	PRSA	—	—	24,000	101,280
EVP, Head of Corporate Development	RSA	—	—	30,674	306,433
	RSA	—	—	30,674	362,567
	PRSA	—	—	12,000	202,320
	RSA	—	—	30,674	286,188
	RSA	—	—	30,674	474,527
(1)	Calculated by multiplying (i) the fair market value of Riot’s common stock on the vesting date, which was determined using the closing price on the Nasdaq Capital Market of a share of Riot’s common stock on the date of vesting, or if such day falls on a weekend or holiday, on the immediately preceding trading day, by (ii) the number of shares of Riot’s common stock underlying the vested RSA or PRSA, as appropriate.

Potential Post-Employment Benefits

The following table discloses the potential payments upon termination or change in control that would have been received by our NEOs, had a termination event occurred on December 31, 2023, based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a share of our common stock on December 29, 2023, of $15.47, as reported on the Nasdaq Capital

Market. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, amounts would only be known at the time that she or he becomes entitled to such payment.

	Termination Event
		Termination
	Termination	Without			Change in
	For Cause or	Cause or		Change in	Control
	Without	For Good	Death or	Control (Single	(Double
Named Executive Officer	Good Reason	Reason	Disability (2)	Trigger)	Trigger)(3)
Benefit (1)	($)	($)	($)	($)	($)
Jason Les,
Chief Executive Officer
Severance	—	1,622,652	855,663	—	3,753,177
Restricted Stock	—	36,643,449	—	—	36,643,449
Options	—	—	—	—	—
Total	—	38,266,101	855,663	—	40,396,626
Benjamin Yi,
Executive Chairman
Severance	—	1,622,652	855,663	—	2,048,757
Restricted Stock	—	36,643,449	—	—	36,643,449
Options	—	—	—	—	—
Total	—	38,266,101	855,663	—	38,692,206
Colin Yee(4),
EVP, Chief Financial Officer
Severance	—	—	—	—	—
Restricted Stock	—	—	—	—	—
Options	—	—	—	—	—
Total	—	—	—	—	—
William Jackman,
EVP, General Counsel
Severance	—	1,000,000	625,000	—	1,291,667
Restricted Stock	—	14,651,792	—	—	14,651,792
Options	—	—	—	—	—
Total	—	15,651,792	625,000	—	15,943,459
Jason Chung(5),
EVP, Head of Corporate Development & Strategy
Severance	—	900,000	562,500	—	1,125,000
Restricted Stock	—	9,379,742	—	—	9,379,742
Options	—	—	—	—	—
Total	—	10,279,742	562,500	—	10,504,742
(1)

“Severance” excludes the cost of COBRA coverage, However, it includes the NEO’s AIP bonus. Because the amount of the AIP target bonus granted to the NEO varies, the target is set at 100% of each NEO’s salary as of December 31, 2023. The AIP target bonus is contingent upon the future achievement of performance objectives that cannot be reasonably predicted; further, the NEO’s AIP performance target (i.e., the maximum percentage of the NEO’s base salary that can be achieved as an AIP bonus for the applicable year) is set each year by the Compensation Committee based on contemporaneous business expectations and conditions, which likewise cannot be reasonably predicted. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in the amount of 10.0 Bitcoin per year, calculated using the December 31, 2023 Bitcoin price of $42,265. Such AIP target bonuses exclude any Bitcoin compensation to which Mr. Les and Mr. Yi may be entitled to earn without regard to termination or change in control. “Restricted Stock” includes time-based RSAs granted under and subject to the terms and conditions of the 2019 Equity Plan and PRSAs granted pursuant to the Performance Plan and the LTIP.

(2)

Assumes death or disability as of December 31, 2023 and AIP compensation at target payout (Such AIP target bonuses exclude any Bitcoin compensation to which Mr. Les and Mr. Yi are entitled to earn without regard to termination or change in control).

(3)

We have a “Double-Trigger” Change in Control policy that applies to all compensation paid or payable to our NEOs (and other employees), including any equity compensation paid or payable under the 2019 Equity Plan, which governs all our currently outstanding equity awards. Accordingly, a Change in Control (as defined in the 2019 Equity Plan) does not automatically trigger any severance, accelerated vesting of equity-based awards, or any other post-employment benefits without a subsequent qualifying separation from service, diminution in responsibilities, or other “Good Reason” termination event (as defined in the 2019 Equity Plan). If a Change in Control is followed by a subsequent qualifying separation from service with the period specified under our agreements with the NEO (generally six to twelve months following the Change in Control), the vesting of any unvested RSUs held by the NEO as of the Change in Control is automatically accelerated such that the unvested RSAs are deemed to have vested as of immediately prior to the consummation of the applicable Change in Control event. No severance is due to the NEO following a Change in Control unless a subsequent qualifying separation from service occurs.

(4)	Under the Consulting Agreement between Riot and Clear Capital Management Corporation, neither Clear Capital Management Corporation nor Mr. Yee is eligible for potential post-employment benefits.

CEO Pay Ratio

We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio”. We conduct our business within the continental United States and as of December 31, 2023, we had 534 employees, of whom approximately 0.7% are located outside the United States. We have not excluded employees located outside the United States when identifying the median employee.

For 2023, the median annual total compensation of all employees of the Company, excluding our Chief Executive Officer, was $54,255.30, and the annual total compensation of our Chief Executive Officer was $13,490,590, as reported in the “Summary Compensation Table” on page 52 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the Chief Executive Officer) was 249:1.

We used total compensation to determine the median employee as of December 31, 2023, which includes (i) annual base salary plus annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

Pay vs. Performance

The following tables summarize the relationship between executive compensation for our principal executive officer (also known as our “CEO”), other NEOs, and financial performance measures for the Company’s three (3) most recently completed fiscal years, calculated in accordance with Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and Section 953(a) of the Dodd-Frank Act, and it does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and compensation paid to its NEOs. For discussion of how Riot views its executive compensation, including alignment with the Company’s performance, see “Compensation Discussion and Analysis” beginning on page 33 of this Proxy Statement. Please review the tables and associated narrative and graphical disclosure together for a more complete presentation of such relationship over the periods presented.

					Average
					Summary	Average	Value of Initial Fixed			Company
	Summary	Summary			Compensation	Compensation	$100 Investment			Selected
	Compensation	Compensation	Compensation	Compensation	Table Total	Actually Paid	Based On:		Net	Measure
	Table Total	Table Total for	Actually	Actually Paid to	Paid	to		Peer	Income (loss)	Adjusted
	for	Mr.	Paid to	Mr.	to non-PEO	non-PEO		Group	(in	EBITDA
	Mr. Les(1)	McGonegal(2)	Mr. Les(3)	McGonegal(3)	NEOs(4)	NEOs(3)(4)	TSR	TSR(5)	thousands)	(in
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	thousands)(7)($)
2023	13,490,590	—	42,806,252	—	9,658,511	18,573,480	1,381.25	146.52(6)	(49,472)	214,021
2022	21,500,269	—	4,979,102	—	7,788,383	377,785	302.68	105.56	(509,553)	(67,193)
2021	21,876,868	18,196,470	23,262,732	10,634,670	17,197,333	12,682,777	1,993.75	134.57	(15,437)	74,909
2020	—	698,581	—	1,934,593	401,970	2,243,803	1,516.96	118.36	(14,107)	(7,769)
(1)

Mr. Les became the Chief Executive Officer of Riot and its principal executive officer on February 8, 2021, succeeding Jeffrey McGonegal. Amounts reported for 2021 include all compensation paid to Mr. Les during the year, as reported on the Summary Compensation Table (“SCT”), in their entirety.

(2)

Mr. McGonegal served as Riot’s Chief Executive Officer (principal executive officer) from February 15, 2019, and as Chief Executive Officer and Chief Financial Officer (principal financial officer) from his appointment as of August 15, 2019, until he was succeeded by Mr. Les as Chief Executive Officer. Thereafter, Mr. McGonegal continued in his role as Chief Financial Officer until his retirement and transition to his present role as Senior Advisor to the Company as of September 26, 2022. Accordingly, the amounts reported for 2021 include the total compensation paid to Mr. McGonegal for 2021, as reported on the SCT, in their entirety.

(3)	Compensation Actually Paid (“CAP”) reflects the total compensation reported in the SCT for the applicable year adjusted to include or exclude the amounts shown in the tables below for Riot’s NEOs:

PEO SCT to CAP Reconciliation – Jason Les

					Summary
		Bonus and Non-	Equity-	All Other	Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary(i) ($)	Compensation(i) ($)	Awards(ii) ($)	($)	($)	($)	($)	Actually Paid ($)
2023	963,807	1,496,478	10,991,245	39,060	13,490,590	(10,991,245)	40,306,907	42,806,252
2022	679,757	511,225	20,297,175	12,111	21,500,269	(20,297,175)	3,776,008	4,979,102
2021	631,887	1,085,963	20,155,500	3,518	21,876,868	(20,155,500)	21,541,364	23,262,732

PEO SCT to CAP Reconciliation – Jeffrey McGonegal (former PEO)

					Summary
		Bonus and Non-	Equity-	All Other	Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary ($)	Compensation ($)	Awards(ii) ($)	($)	($)	($)	($)	Actually Paid ($)
2021	354,077	601,931	17,229,300	11,162	18,196,470	(17,229,300)	9,667,500	10,634,670
2020	294,103	90,000	300,000	14,478	698,581	(300,000)	1,536,012	1,934,593

Average NEO SCT to CAP Reconciliation – (Non-PEO)(4)

					Summary
		Bonus and Non-	Equity-		Compensation	Exclusion of	Inclusion of
		Equity Incentive	Based	All Other	Table Total	Stock Awards	Equity Values(iv)	Compensation
Year	Salary(i) ($)	Compensation(i) ($)	Awards(ii) ($)	Compensation(iii)	($)	($)	($)	Actually Paid ($)
2023	561,199	833,494	8,243,419	20,399	9,658,511	(8,243,419)	17,158,388	18,573,480
2022	394,767	330,174	7,055,718	7,724	7,788,383	(7,055,718)	(354,880)	377,785
2021	312,057	502,159	16,355,155	27,962	17,197,333	(16,355,155)	11,840,599	12,682,777
2020	175,000	78,000	144,000	4,970	401,970	(144,000)	1,985,833	2,243,803
(i)	Includes cash and Bitcoin compensation, as identified and explained in greater detail in the SCT and the accompanying notes.

(ii)

Represents the value, calculated in accordance with FASB ASC Topic 718, of equity compensation paid during the indicated year under the 2019 Equity Plan, as amended, as reported in the SCT and the accompanying notes.

(iii)	Represents All Other Compensation paid during the indicated year, as reported in the SCT.
(iv)	The amounts in Inclusion of Equity Values in the tables above are derived from the amounts set forth in the Fair Value Equity Awards tables below.

PEO Fair Value Equity Awards – Jason Les

Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2023	8,577,496	18,074,579	—	13,654,832		40,306,907
2022	10,074,294	(5,706,698)	—	(591,588)	—	3,776,008
2021	8,513,312	—	2,461,784	10,566,268	—	21,541,364

PEO Fair Value Equity Awards – Jeffrey McGonegal (former PEO)

Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2021	7,212,590	—	2,119,770	335,140	—	9,667,500
2020	891,083	—	644,929	—	—	1,536,012

Average NEO Fair Value Equity Awards (Non-PEO)(4)

					Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2023	6,433,111	5,900,613	—	4,824,664	—	17,158,388
2022	3,348,135	(3,358,597)	27,606	(372,024)	—	(354,880)
2021	6,756,031	—	1,845,779	3,238,789	—	11,840,599
2020	1,989,070	—	—	(3,237)	—	1,985,833
(4)

The non-PEO NEOs reflected represent the following individuals for each fiscal year shown: 2023 – Mr. Yi, Mr. Yee, Mr. Jackman, and Mr. Chung; 2022 – Mr. Yi, Mr. McGonegal, Mr. Yee, Mr. Jackman, and Chad Everett Harris; 2021 – Mr. Yi, Mr. McGonegal, Mr. Jackman, and Megan Brooks; and 2020 – Ms. Brooks.

(5)

For 2022, 2021 and 2020, reflects cumulative TSR of the Russell 2000 Index, as of December 31, 2022, weighted according to capitalization at the beginning of each period for which a return is indicated. As disclosed elsewhere in this Proxy Statement, prior to January 1, 2023, due to the nascence of our industry, we did not compare our performance against a self-constructed peer group or use a Published Industry Index. We established a peer group as of 2023. Due to the establishment of our Peer Group, for the year 2023, the cumulative TSR reflected represents the investment of $100 as of December 31, 2019, in those members of our Peer Group, including reinvestment of any dividends, with available publicly traded market data as of, and subsequent to, December 31, 2018, as disclose in our Annual Report on Form 10-K for the year ended December 31, 2023.

(6)

Cumulative TSR for 2023 reflected represents the investment of $100 as of December 31, 2019, in those members of our Peer Group, including reinvestment of any dividends. The Russell 2000’s (our peer group for 2022, 2021, and 2020) cumulative TSR for 2023 representing the investment of $100 as of December 31, 2019, is $121.49.

(7)  Adjusted EBITDA is a Non-GAAP financial measure used by the Board to assess performance. It is defined as our EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. It is presented as a supplement to, and not as a substitute for, or as superior to, the comparable measure under GAAP, Net Income. Adjusted EBITDA has limitations as an analytical tool, and investors should not place undue weight on it when assessing the Company’s performance. See Appendix B for reconciliations of GAAP to adjusted EBITDA.

PAY-FOR-PERFORMANCE ALIGNMENT

The following table provides an unranked list of the most important financial performance measures used by our Compensation Committee to link the compensation actually paid to our Chief Executive Officer and other NEOs in 2023, calculated in accordance with SEC regulations, to Company performance. The role of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Total Shareholder Return
Net Income
Adjusted EBITDA (Company Selected Measure)

The following charts reflect the CAP over the three-year period ended December 31, 2023 and aligns trends in Riot’s TSR, net income, and Adjusted EBITDA results over the same period.

Compensation Actually Paid vs. Total Shareholder Return

Due to the relative nascence of our industry, prior to 2023 we did not compare our performance against a self-constructed peer group or used a Published Industry Index. We established a Peer Group as of 2023. As such, we previously utilized the Russell 2000 Index. Below the graph shows a comparison of the Company’s TSR and the Russell 2000 Index assuming a $100 investment in the Company and in the Russell 2000 Index for the period starting December 31, 2019, that was held through the end of each year listed in the first table set forth above, as it compares to CAP. Historical stock performance is not necessarily indicative of future stock performance.

The following graph shows a comparison of the Company’s TSR and that of the members of our Peer Group with available publicly traded market data as of, and subsequent to, December 31, 2018, that consists of: Marathon Digital Holdings, Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI), as it compares to CAP.

 Compensation Actually Paid vs. Net Income

As shown in the chart below, the year-over-year changes in our CAP from 2020 to 2021, from 2021 to 2022, and from 2022 to 2023 generally tracked along the same trendline as our Net Income over the same period, increasing from 2020 to 2021, decreasing from 2021 to 2022, and then increasing again from 2022 to 2023. This is largely due to our overall compensation mix, a substantial portion of which is equity-based and heavily impacted by our stock price. Year-over-year changes in PEO CAP over the same period is more pronounced due to the impact of equity-based compensation, which makes up a larger portion of the total target direct compensation paid to our PEOs than they do for our other NEOs and we issued a substantial initial service-based equity award to Mr. Les upon his appointment as CEO (PEO) as of February 8, 2021, and on September 27, 2022, half of which remain unvested, in addition to the performance-based equity awards granted to all NEOs upon our adoption of a performance-incentive equity compensation program under our 2019 Equity Plan as of August 12, 2021, the fair value of which was recorded in 2021 and performance-based equity awards granted to all NEOs under our LTIP as of July 13, 2023, the fair value of which was recorded for 2023, but vest over three years.

Compensation Actually Paid vs. Adjusted EBITDA

As shown in the chart below, the year-over-year changes in our CAP from 2020 to 2021, from 2021 to 2022, and from 2022 to 2023 generally tracked along the same trendline as our Adjusted EBITDA over the same period, increasing from 2020 to 2021, decreasing from 2021 to 2022, and increasing from 2022 to 2023. The 2022 decrease in Adjusted EBITDA was largely due to impairment charges to certain intangible assets, including the Bitcoin we held following the decline in the market value of Bitcoin during that period, which the Company adjusted for in 2022. The changes in CAP are primarily due to our overall pay mix, a large portion of which is equity-based and heavily impacted by stock price, as discussed above. The 2023 increase in Adjusted EBITDA was largely due to a substantially smaller Net Income (loss) recorded to our books and increased Bitcoin Mining and power credits as disclosed in our 2023 Annual Report.

PROPOSAL NO. 4

APPROVAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

On April 15, 2024, our Board unanimously approved that, subject to stockholder approval, the Company’s current Articles of Incorporation, as amended to date, be amended in the form attached hereto as Appendix C. The proposed amendment is to increase the number of shares of common stock authorized for issuance thereunder from 340,000,000 shares to 680,000,000 shares. The additional shares of common stock authorized for issuance by this Proposal would be a part of the existing class of common stock and, if issued, would have the same rights and privileges as the common stock presently issued and outstanding. The amendment to the current Articles of Incorporation would not change the total number of authorized shares of preferred stock. The text of the proposed amendment is set forth on Appendix C. We encourage you to read Appendix C in its entirety.

In determining the size of the share increase under the Articles of Incorporation, our Board worked with management and independent advisors to evaluate a number of factors, including our corporate strategy, the potential need to raise additional capital to fund future expansions of our business including potential business transactions, our compensation philosophy of broad-based employee eligibility for equity incentive awards, our recent and projected share usage, and the total potential dilution. The Board believes that amending the Articles of Incorporation to authorize an additional 340,000,000 shares of common stock is appropriate and in the best interests of stockholders and the Company given the capital-intensive nature of our business operations, future business expansion projects, the highly competitive environment in which we compete for talent, the recent volatility in the capital markets and its impact on our stock price and our projected share usage. However, estimating our future share needs is challenging, particularly under current market conditions, as our estimates are based on our current internal modeling and depend on a number of factors that are difficult to predict or are beyond our control, including market conditions, competition for talent, our future financial and operating performance, our hiring needs, the amount of forfeitures of outstanding awards and the future price of our common stock.

Why We Propose the Amended Articles of Incorporation

Our Board has determined that it would be in the Company’s best interests to increase the number of authorized shares of common stock to provide our Company with the flexibility to pursue all corporate opportunities involving our stock, which may include, among other business purposes, strategic acquisitions, public or private offerings of our equity securities and financing opportunities for future expansions of our business. Additionally, we operate in a highly competitive talent market and our success depends in part on our continued ability to attract, retain and motivate highly qualified and skilled employees, particularly management, which is of particular concern in the relatively small Bitcoin mining and data center development communities. If the amendment to the Articles of Incorporation is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future financing and equity incentive opportunities could adversely impact our ability to achieve these strategic corporate goals and to retain employees. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete strategic acquisitions, attract, retain and motivate employees and pursue other business opportunities integral to our growth and success. Each additional authorized share of common stock would have the same rights and privileges as each share of our currently authorized common stock.

As of our Record Date, [•] shares of common stock, no par value, were outstanding, leaving [•] shares of common stock, no par value, available for issuance.

At present, excluding our at-the-market offering disclosed on Form 8-K dated February 26, 2024 (SEC File Number 001-33675) and Prospectus dated March 31, 2022 (SEC File Number 333-259212), and that we are continually evaluating potential business opportunities, our Board has no immediate plans, arrangements, or understandings to issue the additional shares of common stock. However, the Company desires to have the shares available to provide additional future flexibility to use our common stock for business or financial purposes in the future as well as to have sufficient shares to provide appropriate equity incentives to attract and retain top talent. The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our Company. The shares will be available for issuance by our Board for corporate purposes, including but not limited to, acquisitions, financings, and equity compensation plans. Our management believes the increase in the authorized number of shares of common stock is in the best interests of our Company and our stockholders and recommends that the stockholders approve the increase in the authorized number of shares of common stock.

If we fail to obtain stockholder approval of this proposal at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.

If approved, the amendment to the Company’s Articles of Incorporation will become effective after the Annual Meeting upon the filing of a certificate of amendment with the Secretary of State of the State of Nevada. The Company currently plans to file the certificate of amendment as soon as reasonably practicable after receiving approval of this Proposal No. 4 by its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote as of the Record Date will be required to approve this Proposal No. 4. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 4

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION SET FORTH IN THIS PROPOSAL 4.

PROPOSAL NO. 5

APPROVAL OF THE SIXTH AMENDMENT TO THE 2019 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 15,000,000 SHARES

We are seeking stockholder approval of the sixth amendment (the “Sixth Amendment”) to the 2019 Equity Plan to increase the number of shares of our common stock, no par value per share, reserved for issuance under the 2019 Equity Plan by 15,000,000 additional shares. If our stockholders approve the Sixth Amendment, it will become effective on the date of such stockholder approval. If our stockholders do not approve the Sixth Amendment, we will only grant awards under the 2019 Equity Plan until the shares available for issuance thereunder are exhausted.

On the recommendation of our Compensation Committee, which administers the 2019 Equity Plan and oversees our compensation strategy, policies and procedures, our Board unanimously approved the Sixth Amendment on April 15, 2024, subject to its approval by our stockholders at the Annual Meeting. The Sixth Amendment is intended to supplement the 2019 Equity Plan by increasing the number of shares available for issuance thereunder to our directors, officers, employees, personnel, service providers; and any other eligible participants under the 2019 Equity Plan. A summary of the Sixth Amendment appears below under the heading “Summary Description of the Sixth Amendment” and a copy of the Sixth Amendment is attached as Appendix D to this Proxy Statement. We encourage you to read Appendix D in its entirety.

Our stockholders have previously approved the reservation of shares for issuance under the 2019 Equity Plan (at annual general meetings of our stockholders) as follows: (a) in 2019, the 2019 Equity Plan under which 3,600,000 shares were reserved for issuance; (b) 3,500,000 additional shares in 2020 pursuant to the first amendment thereto; (c) 4,400,000 additional shares in 2021 pursuant to the second amendment thereto; (d) 10,000,000 additional shares in 2022 pursuant to the third amendment thereto under which 10,000,000 shares were reserved for issuance; (e) 4,000,000 additional shares in 2023 pursuant to the fourth amendment thereto; and (f) 13,000,000 additional shares in 2023 pursuant to the fifth amendment thereto. Through such amendments (including the fifth amendment), there have been a cumulative of 38,500,000 shares reserved for issuance under the 2019 Equity Plan (excluding the 210,103 shares issuable in settlement of restricted stock under the Company’s former 2017 equity compensation plan, which became available for issuance under the 2019 Equity Plan upon its adoption), and to date, there have been [•] shares issued (including [•] unvested restricted stock units) under the 2019 Equity Plan.

We believe the reservation of an additional 15,000,000 shares pursuant to the Sixth Amendment, if approved by our stockholders, will provide us with a sufficient number of shares available for issuance under the 2019 Equity Plan to continue to provide a range of equity incentive tools and sufficient flexibility to permit us to make effective use of the share-based awards our stockholders authorize for incentive purposes.

The Board believes that the Sixth Amendment is in the best interests of our stockholders and Riot and recommends that our stockholders vote to approve the Sixth Amendment.

Current Plan Information

As of April 23, 2024, there were [•] shares outstanding. The 2019 Equity Plan is the only plan with shares available for grant. The Company’s previous stock plan, the 2017 Equity Plan, was replaced by the 2019 Equity Plan. Information regarding the shares continuing to be governed by the 2017 Equity Plan and the 2019 Equity Plan, in aggregate, is as follows:

Basic
	Shares	Dilution
New Shares if Stockholders Approve Sixth Amendment to the 2019 Equity Plan	[•]	[•]
Shares Currently Available for Issuance	[•]	[•]
Shares Outstanding	[•]	[•]
Total	[•]	[•]
(1)	Outstanding awards is comprised of [•] service-based RSAs, [•] performance-based RSAs, [•] service-based RSUs, and [•] performance-based RSUs. There are no outstanding unexercised options or SARs.

Rationale for Amending the 2019 Equity Plan as Proposed

We are asking stockholders to approve the Sixth Amendment to increase the number of shares available for issuance under the 2019 Equity Plan by 15,000,000 additional shares to ensure we can continue to provide equity grants across our organization to employees and non-employee directors once the current share reserve is exhausted under the 2019 Equity Plan for the reasons stated below. The cryptocurrency industry in which we compete is a vibrant sector with an active and mobile talent pool and equity compensation is an integral part of employee compensation. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain employees at all levels and non-employee directors in our highly competitive industry. Given the nascency of the Bitcoin Mining industry, we must compete with well-established industries to attract and retain talent integral to our growth and success. We believe that equity awards not only bring the best talent but align those individuals’ career goals with stockholders’ interests for long-term stockholder growth. Further, we believe equity awards, including performance equity awards, provide a strong incentive to our non-employee independent directors, officers, employees, personnel, and any other eligible plan participants throughout almost the entire organization to contribute materially to the growth of the Company by better aligning their interests with those of our stockholders.

The 2019 Equity Plan is our sole active plan for providing future equity incentives to our non-employee independent directors, officers, employees, personnel, and any other eligible plan participants. Following the adoption of the 2019 Equity Plan, as amended, we made regular equity awards to our non-employee independent directors, officers, employees, personnel, and any other eligible plan participants pursuant to the 2019 Equity Plan. In 2021, 2022, 2023, and 2024 we have been engaged in a significant period of growth as an organization, including our 2021 acquisitions of our wholly owned subsidiaries, Whinstone US, Inc., and its more substantial employee base as well as our acquisition of Ferrie Franzmann Industries, LLC (d/b/a ESS Metron) a power distribution and management systems manufacturing, design and engineering firm. Additionally, as previously disclosed, during 2022 we initiated a large-scale development to expand our Bitcoin mining and data center hosting capabilities by beginning development of a 265-acre site in Navarro County, Texas, our Corsicana Facility. As of December 31, 2023, Riot, and its subsidiaries, reached over 500 employees. In connection with our growth, and in support of our exponentially increased employee base, we made equity awards to our employees, officers, and independent directors, including those of Riot’s subsidiaries under the 2019 Equity Plan, further drawing down the number of shares reserved for issuance under the 2019 Equity Plan.

In July of 2023, the Compensation Committee adopted the new LTIP under the 2019 Equity Plan, as disclosed on the Company’s current report on Form 8-K filed with the SEC on July 19, 2023. Under the LTIP, eligible employees of Riot and its consolidated subsidiaries are granted an award that is comprised of half service-based award of restricted shares, and half performance-based award of restricted shares, which together forms the LTIP award. Each service-based LTIP Award is eligible to vest, if at all, in three approximately equal tranches over three years, subject to each participants’ continued employment through each vesting date. Each performance-based LTIP Award is eligible to vest, if at all, based on TSR during the three-year performance period. Under the LTIP, TSR is calculated based on the percentage change in market price across the Performance Period, and the difference between the percentage change of a share of the Company’s Common Stock and the percentage change of the market price of an interest in the Russell 3000 Index (INDEXRUSSELL: RUA). The TSR determines the percentage of the performance-based LTIP Award that becomes eligible to vest, up to a maximum of 200% of the initial performance-based LTIP Award. Vesting of the performance-based LTIP Award will occur at the end of the three-year performance period, based on the Compensation Committee’s certification, and contingent upon the employee’s continued service through the end of the award term.

Without increasing the number of shares available for issuance under the 2019 Equity Plan, once the current reserve of shares is exhausted, we will not be able to continue to offer competitive levels of equity compensation to attract and retain qualified personnel to continue supporting our growth. As a result, the Company may need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation. Changes may include increased use of cash which, in addition to impacting its ability to attract, motivate and retain highly qualified personnel for positions of substantial responsibility with the Company, may negatively impact the business by reducing the cash available to reinvest into the business.

The Compensation Committee, in consultation with the Company’s outside compensation advisors and based on an analysis of the Company’s historic equity compensation share usage, its anticipated future equity compensation needs, and its assumptions regarding market conditions and compensation, recommended an additional 15,000,000 shares be made available for issuance under the 2019 Equity Plan. These projections are subject to change pursuant to the discretion of the Compensation Committee, as administrator of the 2019 Equity Plan, who may determine, based on future events and market conditions, to alter the Company’s equity compensation strategy or projections.

The 2019 Equity Plan Continues to Exhibit Many Best Practices

•	No “Evergreen” provision. The plan does NOT provide for automatic annual increases to the shares available. Increases must be approved by stockholders.

•

No repricing or cash buyouts of underwater awards without stockholder approval. The 2019 Equity Plan expressly prohibits the repricing and exchanging of underwater awards for cash or other awards without prior stockholder approval.

•

No liberal share recycling. Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations, to pay the Exercise Price of an Award, or any shares that were subject to a Stock Appreciation Right (“SAR”) granted under the 2019 Equity Plan that were not issued upon the exercise of such SAR associated with an award granted under the 2019 Equity Plan will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

•	No liberal change in control definition. The plan does not contain a “liberal” change in control definition.

•	No dividends or dividend equivalents on unvested awards. Awards cannot receive dividends or dividend equivalents until they vest.

•	No discounted stock options or SARs. All stock options and SARs granted must have an Exercise Price of at least 100% fair market value on the date of grant.

Summary Description of the Sixth Amendment

The sole aspect of the 2019 Equity Plan to be amended by the proposed Sixth Amendment is to increase the number of shares reserved for issuance under the 2019 Equity Plan by 15,000,000 shares. No other provisions of the 2019 Equity Plan are modified, amended, revised, or otherwise changed by this proposed Sixth Amendment. The specific terms of the 2019 Equity Plan, such as who is eligible to receive awards under the 2019 Equity Plan, the terms of awards, such as vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the 2019 Equity Plan, are set forth in the 2019 Equity Plan, as approved by the Company’s stockholders on October 23, 2019 and filed with the SEC on December 5, 2019 as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355).

All employees and non-employee directors of the Company and its consolidated subsidiaries are eligible to participate under the 2019 Equity Plan. All Riot employees, including our current Chief Executive Officer, Executive Chairman, and three (3) non-employee directors, as well as independent contractors and service providers performing services for the Company, are eligible to participate in the 2019 Equity Plan. Any number of the Company’s current employees and future employees, including future named executive officers, as well as future non-employee directors, will be eligible to participate in the 2019 Equity Plan.

The number of shares that will ultimately be issued from the shares reserved for issuance under the 2019 Equity Plan, as amended by the proposed Sixth Amendment is subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to make annual cash and equity awards as described above.

This summary does not purport to be a complete description of all the terms of the Sixth Amendment and is qualified in its entirety by reference to the complete text of the Sixth Amendment, which is attached to this Proxy Statement as Appendix D. Further, this summary does not purport to be a complete description of the 2019 Equity Plan and is qualified entirely by reference to the full text of the 2019 Equity Plan, as filed with the SEC on December 5, 2019, as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355). To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, as amended, the actual terms of the 2019 Equity Plan, as amended, will govern.

Summary Description of the 2019 Equity Plan

The following is a summary of the key features of the 2019 Equity Plan. The summary is not a complete description of all the terms of the 2019 Equity Plan and is qualified in its entirety by reference to the complete text of the 2019 Equity Plan, which is attached to this Proxy Statement as Appendix E. To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, the terms of the 2019 Equity Plan will govern. Awards to be made under the 2019 Equity Plan will be entirely at the discretion of the Compensation Committee and are therefore not currently determinable.

Plan Benefit Table

Benefits under the 2019 Equity Plan are discretionary and are to be determined by the Compensation Committee of the Board. Consequently, it is not possible to determine the future benefits that will be received by Participants in the 2019 Equity Plan.

Administration

The Compensation Committee will have the exclusive authority to administer the 2019 Equity Plan with respect to awards made to our executive officers and other eligible employees. The Compensation Committee may delegate all or any portion of its authority to one or more of its members or, as to awards to Participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, to one or more officers of the Company or other nonemployee directors. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee. Awards granted to non-employee directors are subject to approval of the Board.

Share Counting Rules

The number of shares reserved for issuance under the 2019 Equity Plan will be reduced by one (1.00) share for every one (1.00) share granted in respect of an award.

Any shares related to an award granted under the 2019 Equity Plan or 2017 Equity Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of such shares, for awards not involving shares will be added back to the share reserve and will be available again for future grants under the 2019 Equity Plan.

Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations associated with an award granted under the 2019 Equity Plan will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to pay the Exercise Price (as defined below) of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that were subject to a SAR granted under the 2019 Equity Plan that were not issued upon the exercise of such SAR will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that were purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Awards

Under the 2019 Equity Plan, Participants may be granted awards in the form of stock options, SARs, restricted stock, restricted stock units, performance share units, performance units, cash awards, performance-based cash awards, and other stock-based awards, or any combination thereof.

The Administrator will have complete discretion to determine which eligible individuals are to receive awards, the type of awards to be granted, and the time or times when those awards are to be granted. In addition, the Administrator will have complete discretion to set the terms and conditions of each granted award (including but not limited to, the number of shares subject to or cash value of each award, performance and service conditions, performance period, payout amounts at various levels of achieved performance, Exercise Price (as defined below) or other consideration required to be paid for shares subject to the award, and the maximum term for which stock options or SARs are to remain outstanding. In addition, the Administrator, as it deems advisable, may impose restrictions on shares acquired pursuant to the exercise or settlement of an award.

Each award will be evidenced by a written or electronic agreement or statement (“Award Agreement”) that specifies the award’s terms and conditions as determined by the Compensation Committee.

A detailed description of each type of award follows.

Stock Options

Under the 2019 Equity Plan, the Administrator may grant awards in the form of an option to purchase shares (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable Award Agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price (“Exercise Price”) over a period not to exceed ten (10) years from the date of the grant.

An Option’s Exercise Price per share may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the Option is granted.

No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2019 Equity Plan by the Board.

Stock Appreciation Rights

Under the 2019 Equity Plan, the Administrator may grant awards in the form of a stock appreciation right or SAR. A stock appreciation right is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable Award Agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.

Restricted Stock and Restricted Stock Units

Under the 2019 Equity Plan, the Administrator may grant awards denominated in shares of common stock RSAs or stock units RSUs subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria and/or the occurrence of other events as determined by the Administrator. Each RSU corresponds in value to a single share of common stock. According to the standard compensation practices of the Company, upon vesting, RSUs may be paid in cash, shares of common stock or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement. Vested grants of RSAs will be settled in shares of common stock by the Administrator after vesting according to the standard compensation practices of the Company. Any delay in the settlement of vested RSAs or RSUs will be intended to qualify as a short-term deferral under Section 409A of the Internal Revenue Code; however, the Company undertakes no responsibility for ensuring this is the case.

The Administrator may impose such conditions or restrictions on RSAs or RSUs, as it deems advisable. Holders of RSAs will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the Administrator in the applicable Award Agreement. No RSU will confer any voting rights.

The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on RSAs or RSUs unless the applicable vesting conditions are satisfied.

Performance Share Units

Under the 2019 Equity Plan, the Administrator may grant an award denominated in shares of common stock or cash PSUs that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs earned over a performance period may vary based on the level of achieved performance.

Each PSU will have a value that corresponds to the fair market value of a share of common stock at the time of the grant of a PSU award. PSUs may be payable in the form of cash, shares or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement.

The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals are satisfied.

Performance-Based Compensation and Performance Measures

The Administrator may grant awards that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance goals. The vesting, level of payout, or value of performance-based awards will be determined by the attainment of one or more performance goals based on one or more performance measures selected by the Administrator. The specific performance goals for Performance-Based awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following:

•	earnings per share;

•	cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities);

•	total stockholder return;

•	price per share of Common Stock;

•	gross revenue;

•	revenue growth;

•	operating income (before or after taxes);

•	net earnings (before or after interest, taxes, depreciation and/or amortization);

•	return on equity;

•	capital employed, or on assets or on net investment;

•	cost containment or reduction;

•	cash cost per ounce of production;

•	operating margin;

•	debt reduction;

•	resource amounts;

•	production or production growth;

•	resource replacement or resource growth;

•	successful completion of financings; or

•	any combination of the foregoing.

Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Cash Awards

The Administrator may, from time to time, subject to the provisions of the 2019 Equity Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria or awards subject to other vesting criteria). Under the 2019 Equity Plan, cash awards may be awarded in such amount and at such times during the term of the 2019 Equity Plan as the Administrator shall determine.

Prohibition on Repricing/Cash-Out of Stock Options and SARs

The Administrator may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the Exercise Price or Grant Price of any previously granted Stock Option or SAR; (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower Exercise Price or Grant Price, respectively; or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another award if the Exercise Price of the Stock Option or the Grant Price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a Change in Control (as defined below) or the capitalization adjustment provisions in the 2019 Equity Plan.

Change in Control and Vesting Acceleration

The following paragraphs describe how awards under the 2019 Equity Plan would be affected in the event of a Change in Control (as defined below), except as otherwise provided in the Award Agreement or other agreement between a Participant and the Company.

Definition of Change in Control. Generally, a Change in Control will be deemed to occur upon: (i) a direct or indirect acquisition by an individual, entity or group (“Person”) of Beneficial Ownership of shares of our common stock which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of either: (a) the then outstanding shares, or (b) the combined voting power of the then outstanding voting securities of the Company (both subject to certain exceptions); (ii) certain changes in the composition of our Board of Directors; or (iii) the consummation of certain corporate transactions including, but not limited to, the dissolution or liquidation of the Company, the sale of all or substantially all the assets of the Company, the merger or consolidation of the Company, or statutory share exchange involving capital stock of the Company.

Vesting Acceleration. Generally, the occurrence of a Change in Control will result in the immediate vesting of then outstanding awards and the settlement of such awards shortly thereafter pursuant to the following:

•

All outstanding Stock Options and Stock Appreciation Rights will become fully vested and immediately exercisable upon a Change in Control. All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a Change in Control and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of the Change in Control.

•

All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of a Change in Control.

•

Provided, however, that should a qualifying Replacement Award (as that term is defined under Section 7.4 of the 2019 Equity Plan), be awarded to the affected Participant following a Change in Control, the terms of such Replacement Award shall control, and the foregoing acceleration provisions shall not apply.

Changes in Capitalization

If an equity restructuring causes the per-share value of our common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spin-off, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2019 Equity Plan and to the terms of outstanding awards in a manner designed to preclude any dilution or enlargement of the 2019 Equity Plan and any outstanding awards pursuant to Section 7.1 of the Equity Plan.

Fair Market Value

For any award made pursuant to the 2019 Equity Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on such date, or determined pursuant to such other method as may be selected by the Administrator.

Stockholder Rights

No Participant will have any stockholder rights with respect to the shares subject to a Stock Option or SAR until such Participant has exercised the Stock Option or SAR and paid the Exercise Price for the purchased shares (in the case of Stock Options), and any related withholding taxes. A Participant will not have any stockholder rights with respect to the shares of common stock subject to a RSU, PSU, Performance Unit or other Stock-Based award until that award vests and shares of common stock are actually issued under such awards. Subject to the terms of the applicable Award Agreement, a Participant will have full stockholder rights with respect to any shares of common stock issued to the Participant under the 2019 Equity Plan, which the Participant holds of record.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the Administrator may, in its discretion, determine that any or all awards may be transferable, without compensation by the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Administrator may deem appropriate; provided, however, no award may be transferred for value without stockholder approval.

Withholding

The Administrator may provide holders of awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their awards. The Administrator may also allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability. Alternatively, in any case where a tax is required to be withheld in connection with the delivery of shares under the 2019 Equity Plan, the Administrator may, in its sole discretion, grant (either at the time of the award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.

Deferrals and Settlements

Payment of awards may be in the form of cash, shares, other awards, or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under the 2019 Equity Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Clawback and Forfeitures for Cause

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Upon a Participant’s termination of service for cause, the Participant will forfeit, as of the date immediately preceding such termination of service, outstanding and unexercised Options and SARs, and outstanding and not yet settled RSAs, RSUs, PSUs, Performance Units, and Other Stock-Based Awards granted to the Participant.

Amendment and Termination

The Board may, at any time, amend, suspend or terminate the 2019 Equity Plan in whole or in part. No amendment of the 2019 Equity Plan may result in the “repricing” of any outstanding Stock Options or SARs without stockholder approval. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company. No termination, amendment or suspension of the 2019 Equity Plan may adversely affect in any material way any award previously granted under the 2019 Equity Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board or Administrator to amend outstanding awards to adjust for the occurrence of certain unusual or nonrecurring events and to conform to legal requirements without the written consent of the Award recipient.

Summary Description of the First Amendment to the 2019 Equity Plan

The sole purpose of the first amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 3,500,000 shares.

Summary Description of the Second Amendment to the 2019 Equity Plan

The sole purpose of the second amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 4,400,000 shares.

Summary Description of the Third Amendment to the 2019 Equity Plan

The sole purpose of the third amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 10,000,000 shares.

Summary Description of the Fourth Amendment to the 2019 Equity Plan

The sole purpose of the fourth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 4,000,000 shares.

Summary Description of the Fifth Amendment to the 2019 Equity Plan

The sole purpose of the fifth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 13,000,000 shares.

Summary Description of the Sixth Amendment to the 2019 Equity Plan

The sole purpose of the sixth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 15,000,000 shares.

Vote Required

The affirmative vote of a majority of the votes cast on this Proposal No. 5 will be required to approve the Sixth Amendment (i.e., the number of “FOR” votes must exceed the number of “AGAINST” votes for this proposal to be approved).

Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the adoption of equity incentive plans. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast “FOR” or “AGAINST” the approval of the Sixth Amendment and will have no effect on the outcome of the vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 5

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SIXTH AMENDMENT TO THE 2019 EQUITY PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE BY SELECTING “AGAINST” OR “ABSTAIN” ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock, issued and outstanding as of the Record Date, by: (i) any person known to us to beneficially own five percent (5%) or more of our shares outstanding; (ii) each of the Company’s NEOs and directors; and (iii) all of the Company’s then serving directors and NEOs as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, as amended. In computing the number of shares beneficially owned and the percentage ownership, shares of our common stock that the owner has the right to acquire within sixty (60) days after the Record Date are deemed outstanding but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. No directors or NEOs have pledged any shares of our common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and their addresses are c/o: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109.

	Number of Shares	Percentage of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)
5% stockholders
The Vanguard Group, Inc.(2)	21,554,098	[•]	%
Blackrock, Inc.(3)	15,485,510	[•]	%
Directors and Named Executive Officers	*
Hannah Cho(4)	85,151	*
Hubert Marleau(5)	35,861	*
Lance D’Ambrosio(6)	45,441	*
Jason Les(7)	8,124,501	*
Benjamin Yi(8)	8,087,010	*
Colin Yee(9)	162,006	*
William Jackman(10)	1,755,557	*
Jason Chung(11)	1,665,037	*
All Directors and NEOs as a group (8 persons)(13)	19,960,564	[•]	%
(1)

Percentage of class beneficially owned is based on [•] shares outstanding as of the Record Date. Each share is entitled to one vote. Shares issued pursuant to RSAs, PRSAs, and RSUs and PSUs vesting within 60 days of the Record Date, made under the Company’s 2019 Equity Plan are entitled to vote at meetings of the stockholders of the Company; therefore, such restricted shares, and shares underlying such restricted and performance units vesting within 60 days of the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such restricted shares but are not deemed outstanding for computing the percentage of any other person or group. RSUs and PSUs do not have voting rights until vested.

(2)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on February 13, 2024, and reporting ownership as of December 29, 2023. Vanguard has sole voting power over 0 shares, shared voting power over 289,729 shares, sole dispositive power over 21,083,596 shares and shared dispositive power over 470,502 shares.

(3)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G filed with the SEC on January 26, 2024, and reporting ownership as of December 31, 2023. BlackRock has sole voting power over 15,209,346 shares, shared voting power over 0 shares, sole dispositive power over 15,485,510 shares and shared dispositive power over 0 shares.

(4)	Consists of (a) 61,151 shares held directly as of April 23, 2024, by Ms. Cho; and (b) 24,000 unvested shares of RSAs.
(5)	Consists of (a) 35,861 shares held directly as of April 23, 2024, by Mr. Marleau.
(6)	Consists of (a) 21,441 shares held directly as of April 23, 2024, by Mr. D’Ambrosio; and (b) 24,000 unvested shares of RSAs.

(7)

Consists of (a) 14,246 shares held directly as of April 23, 2024 by Mr. Les, (b) 1,069,911 shares held directly by Mr. Les, Trustee of the Jason M. Les Trust, dated March 8, 2021; (b) 5,369,640 unvested shares of PRSAs; and (c) 1,670,704 unvested shares of RSAs, 1,485,884 of which will vest within 60 days of April 23, 2024.

(8)

Consists of (a) 46,666 shares held directly as of April 23, 2024, by Mr. Yi; (b) 1,000,000 shares held indirectly in trust by the Acorn Capital Foundation Limited Company; (c) 5,369,640 unvested shares of PRSAs; and (d) 1,670,704 unvested shares of RSAs, 1,485,884 of which will vest within 60 days of April 23, 2024.

(9)	Consists of (a) 124,859 shares held directly as of April 23, 2024, by Mr. Yee; and (b) 37,147 unvested shares of RSAs which will vest within 60 days of April 23, 2024.

(10) Consists of (a) 14,447 shares held directly as of April 23, 2024, by Mr. Jackman; 1,246,426 unvested shares of PRSAs; and (c) 494,684 shares unvested shares of RSAs, 371,471 of which will vest within 60 days of April 23, 2024.

(11) Consists of (a) 295,398 shares held directly as of April 23, 2024, by Mr. Chung; (b) 1,246,426 unvested shares of PRSAs; and (c) 123,213 shares unvested shares of RSAs.

(13)	Includes each of the items noted in footnotes (4) through (12) above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. Pursuant to Exchange Act Rule 14a-8 and as stated in our 2023 proxy materials, stockholder proposals intended for consideration for inclusion in this Proxy Statement were due on or before January 2, 2024. No stockholder proposals were received by this stated deadline and, therefore, no stockholder proposals have been included in this Proxy Statement.

Additionally, as disclosed in our 2023 proxy materials and as specified in our Bylaws, notice of stockholder proposals to be considered for presentation at this year’s Annual Meeting, but not to be included in this Proxy Statement, were required to have been received by the Company’s Corporate Secretary no sooner than February 16, 2024, and no later than March 18, 2024.

Please see the section of this Proxy Statement entitled, “When are stockholder proposals due for next year’s annual general meeting?” on page 8 above for instructions on how to provide notice of stockholder proposals to be considered for inclusion in our 2025 proxy statement or to be presented at our 2025 Annual Meeting, as required by our Bylaws and pursuant to Exchange Act Rule 14a-8.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s equity securities, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to 2023 and on written representations from certain reporting persons, all reportable transactions during 2023 were reported on a timely basis.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Human Resources Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements about Riot’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, future issuances of common stock, product initiatives, and product experiments.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or your voting instruction card or complete, sign and date the enclosed proxy card or your voting instruction card and promptly execute and return it in the provided postage-paid envelope according to the instructions.

THE BOARD OF DIRECTORS OF RIOT PLATFORMS, INC.

[•], 2024

APPENDIX A

PROXY	PROXY

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

ANNUAL GENERAL MEETING OF STOCKHOLDERS JUNE 12, 2024

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By completing, executing, and submitting the attached Proxy Card, the stockholder of Riot Platforms, Inc. (the “Company”) constitutes and appoints the Chief Executive Officer of the Company, Mr. Jason Les, as the stockholder’s Attorney and Proxy to appear, attend and vote all of the shares of common stock the stockholder is entitled to vote at the 2024 Annual General Meeting of the stockholders of the Company, to be held in a virtual-only format at www.virtualstockholdermeeting.com/RIOT2024 on Wednesday, June 12, 2024, beginning at 10:00 a.m. (Eastern Time), and at any adjournments or postponements thereof (the “Annual Meeting”). Such shares shall be voted as indicated with respect to the proposals listed on the Proxy Card and in the discretion of the Proxy on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof in accordance with and as described in the Notice of the 2024 Annual General Meeting of Stockholders and Proxy Statement, which are available online at www.proxyvote.com and on our website at www.RiotPlatforms.com.

Before the Annual Meeting, please either submit your Proxy Card via the Internet at www.proxyvote.com by using the 16-digit control number assigned to you on your Proxy Card, by telephone by dialing 1-800-690-6903, or by mail. If you wish to submit your Proxy Card by mail, please complete, date and sign exactly as your name appears on your Proxy Card, including any designation as executor, Trustee, etc., if applicable, and return the Proxy Card in the enclosed pre-addressed, postage-paid envelope as promptly as possible to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

It is important to return the Proxy Card properly executed in order to exercise your right to vote if you do not attend the Annual Meeting and vote live and online during the virtual webcast. The Proxy Card must be signed by a corporation or other entity’s authorized officer to be effective. All co-owners and each joint owner must sign and date the Proxy Card.

The 2024 Proxy Card is attached on the following page

A-1

APPENDIX B

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS),

THE MOST COMPARABLE GAAP FINANCIAL MEASURE

In addition to financial measures presented under generally accepted accounting principles in the United States (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of our core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making such adjustments.

Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP to Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this financial measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Years Ended December 31,
	2023	2022	2021
Net income (loss)	$(49,472)	$(509,553)	$(15,437)
Interest (income) expense	(8,222)	(454)	296
Income tax expense (benefit)	(5,093)	(11,749)	254
Depreciation and amortization	252,354	107,950	26,324
EBITDA	189,567	(413,806)	11,437

Adjustments:
Stock-based compensation expense	32,170	24,555	68,491
Acquisition-related costs	—	78	21,198
Change in fair value of derivative asset	(6,721)	(71,418)	(12,112)
Change in fair value of contingent consideration	—	(159)	975
Realized gain on sale/exchange of long-term investment	—	—	(26,260)
Realized loss on sale of marketable equity securities	—	8,996	—
Unrealized (gain) loss on marketable equity securities	—	—	13,655
Loss (gain) on sale/exchange of equipment	5,336	(16,281)	—
Casualty-related charges (recoveries), net	(5,974)	9,688	—
Impairment of goodwill	—	335,648	—
Impairment of miners	—	55,544	—
Other (income) expense	(260)	59	(2,378)
License fees	(97)	(97)	(97)
Adjusted EBITDA	$214,021	$(67,193)	$74,909

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF RIOT PLATFORMS, INC.

Pursuant to section 78.390 of the Nevada Revised Statutes, RIOT PLATFORMS, INC., a Nevada corporation (the “Corporation”), hereby adopts the following amendment to its Articles of Incorporation, as amended (the “Articles of Incorporation”).

1. The Corporation’s Articles of Incorporation are hereby amended by deleting each of Section 3.01 and Section 3.02 of the Articles of Incorporation in their entirety and inserting in lieu thereof the following, respectively:

ARTICLE III

CAPITAL STOCK

3.01 Authorized Capital Stock. The total number of shares of stock the Corporation is authorized to issue shall be six hundred ninety-five million (695,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

3.02 Common Stock. The total number of authorized shares of common stock shall be six hundred eighty million (680,000,000) shares with no par value per share.

2. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3. By execution hereof, the undersigned officer of the Corporation certifies that the foregoing Certificate of Amendment to Articles of Incorporation of RIOT PLATFORMS, INC. was duly authorized and adopted by the Corporation’s board of directors and was approved by the Corporation’s stockholders at the Corporation’s Annual Meeting of Stockholders by the affirmative vote of stockholders holding [•]% of the shares of the Corporation’s common stock, which constituted a majority of the shares of the Corporation’s common stock that were issued and outstanding on [•], 2024, the record date for the Corporation’s Annual General Meeting of Stockholders.

Dated as of [•], 2024.

RIOT PLATFORMS, INC.

By:

[Name, Title]

C-1

APPENDIX D

SIXTH AMENDMENT

TO THE 2019 EQUITY INCENTIVE PLAN

This Sixth Amendment (the “Sixth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Fifth Amendment to the Plan (the “Fifth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on December 14, 2023, to increase the Share Reserve by 13,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Sixth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 15,000,000 additional shares of Common Stock; and

D-1

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 15, 2024 and as approved by the stockholders of the Company as of the date listed below, this Sixth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Sixth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 53,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Sixth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on April 15, 2024.

As adopted by the Stockholders of Riot Platforms, Inc. on June 12, 2024

D-2

APPENDIX E

2019 EQUITY INCENTIVE PLAN, AS AMENDED

1.	PURPOSE OF PLAN

1.1 The purpose of this 2019 Equity Incentive Plan (this “Plan”) of Riot Platforms, Inc., a Nevada corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons.

As of the date of approval of the Plan, no additional grants will be made under the Corporation’s 2017 Equity Incentive Plan (the “2017 Plan”). Any shares of Common Stock not subject to exercised or outstanding grants under the 2017 Plan as of the date of this Plan may be issued under this Plan. Outstanding grants under the 2017 Plan will continue to be governed by the terms of such grants and the terms of the 2017 Plan under which they were issued.

2.	ELIGIBILITY

2.1 The Administrator (as such term is defined in Section 3.1) may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an Award (a “Participant”) may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Nevada Revised Statutes and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c) approve the forms of Award agreements (which need not be identical either as to type of Award or among Participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events) subject to any required consent under Section 8.6.5;

(g) determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

(h) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 7;

(i) acquire or settle (subject to Sections 7 and 8.6) rights under Awards in cash, stock of equivalent value, or other consideration; and

(j) determine the Fair Market Value (as defined in Section 5.6) of the common stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the

Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation's authorized but unissued common stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed the sum of 3,600,000 shares of Common Stock and the number of shares available for grant under the 2017 Plan as of the Effective Date (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4.3. In determining the number of shares of Common Stock available for grant under the Plan at any time, the following rules shall apply:

(a) Any shares of Common Stock subject to an Award granted under the Plan or the 2017 Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares (or with the forfeiture of shares in connection with a restricted stock Award), is settled in cash in lieu of shares, or is exchanged with the Committee’s permission, prior to the issuance of shares, for an Award not involving shares shall become available again for grant under the Plan.

(b) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to (i) pay the exercise price of an option granted under the Plan or 2017 Plan or (ii) to satisfy tax withholding obligations associated with an option granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(c) Any shares of Common Stock that were purchased by the Corporation on the open market with the proceeds from the exercise of a stock option granted under the Plan or the 2017 Plan on or after the Effective Date shall not become available for grant under the Plan.

(d) Any shares of Common Stock that were subject to a stock-settled SAR granted under the Plan or 2017 Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(e) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with a SAR granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(f) Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with an Award (other than an option or SAR) granted under the Plan or 2017 Plan, shall become available again for grant under the Plan.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of “Award(s)” to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of Awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The Award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its Subsidiaries (for this purpose, the term “Subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the Subsidiary in question). There shall be imposed in any Award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option on the date such option is granted is at least 110% of the Fair Market Value of a share of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable Award agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.

5.1.4 Restricted Shares.

(a) Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award agreement relating to the restricted stock, a Participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b) Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse.

(c) Dividends. With respect to an Award of restricted shares of Common Stock, the Administrator may grant or limit the right of a Participant to receive dividends declared on shares of Common Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of restricted Common Stock. If the Administrator grants the right to a Participant to receive dividends declared on shares of Common Stock subject to an unvested Award of restricted Common Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

5.1.5 Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an Award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable Award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the

RSU to which it relates. The Participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Except as otherwise provided in the applicable Award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An Award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 5.2 below). Cash Awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Sections 5.1.1 through 5.1.7 above may be, on such terms as determined by the Administrator in its sole discretion, granted as “Performance-Based Awards,” whose grant, vesting, exercisability, or payment depends on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation's Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. The specific performance goals for Performance-Based Awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (a) earnings per share; (b) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities); (c) total stockholder return; (d) price per share of Common Stock; (e) gross revenue; (f) revenue growth; (g) operating income (before or after taxes); (h) net earnings (before or after interest, taxes, depreciation and/or amortization); (i) return on equity; (j) capital employed, or on assets or on net investment; (k) cost containment or reduction; (l) cash cost per ounce of production; (m) operating margin; (n) debt reduction; (o) resource amounts; (p) production or production growth; (q) resource replacement or resource growth; (r) successful completion of financings; or (s) any combination of the foregoing. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

5.3 Award Agreements. Each Award shall be evidenced by a written or electronic Award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the Award and returned to the Administrator. In the event an Award recipient fails to execute and return an Award agreement when required by the Administrator, such Award shall be null and void. The Administrator may authorize any officer of the Corporation (other than the particular Award recipient) to execute any or all Award agreements on behalf of the Corporation (electronically or otherwise). The Award agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash Awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

(a) services rendered by the recipient of such Award;

(b) cash, check payable to the order of the Corporation, or electronic funds transfer;

(c) notice and third-party payment in such manner as may be authorized by the Administrator;

(d) the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

(e) by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(f) subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the Award agreement, as the same may be amended, (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

5.7.2 Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws. In no event will any Award granted under this Plan be transferred for value or consideration.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation;

(b) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d) subject to any applicable limitations on ISOs, if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative; or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which the Corporation or any subsidiaries operate or have employees or directors, the Administrator, in its sole discretion, shall have the power and authority to:

(a) determine which subsidiaries shall be covered by the Plan;

(b) determine which employees or directors who reside outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees or directors who reside outside the United States to comply with applicable foreign laws;

(d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 5.8 by the Administrator shall be attached to the Plan document as appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions under this Section 5.8 that would violate applicable law.

5.9 Vesting. Subject to Section 5.1.2 hereof, Awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award agreement otherwise provides) of whether the Participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 For Awards of stock options or SARs, unless the Award agreement provides otherwise, the exercise period of such options or SARs (to the extent the Participant was entitled to exercise such options or SARs as of the date of termination) shall expire: (i) three (3) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the Participant's death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (ii) in the case of a Participant whose termination of employment is due to death or disability (as defined in the applicable Award agreement), twelve (12) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary; and (iii) immediately upon a Participant's termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant's termination is for “Cause.”

If not defined in the applicable Award agreement, “Cause” shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Corporation records, or commission of any criminal act which impairs Participant's ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Corporation or the successor to the Corporation after a Change in Control, including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person or body to which Participant reports; or

(v) gross negligence or willful misconduct in the performance of Participant's assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of Participant's job objectives.

6.1.3 For Awards of restricted shares, unless the Award agreement provides otherwise, restricted shares that are subject to forfeiture at the time that a Participant’s employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1 Adjustments.

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Administrator, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of shares of Common Stock or other securities that may be issued under the Plan or under particular forms of Award agreements, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (iii) the exercise price or Base Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of rights. Unless otherwise determined by the Administrator, the number of shares of Common Stock subject to an Award shall always be a whole number.

(b) In addition to the adjustments permitted under paragraph (a) above, the Administrator, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 7.1(a), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Corporation that agree to such substitution) for the shares of Common Stock available under the Plan or the shares of Common Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) In addition to the adjustments permitted under paragraphs (a) and (b) above, the Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan.

(d) The determination of the Administrator as to the foregoing adjustments set forth in this Section 7.1, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall be conclusive and binding on Participants under the Plan.

7.2 Change in Control. For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 7.2; or

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7.2.(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) Consummation of a reorganization, merger or consolidation of the Corporation, or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of Outstanding Corporation Voting Securities, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation (described in clause (1) of this Section 7.2(c)) resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

7.3 Effect of Change in Control. Subject to Section 7.1, upon a Change in Control, all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, except as may otherwise be provided in a then-effective written agreement (including an Award agreement) between a Participant and the Corporation. The immediately preceding sentence shall not apply to the extent that another Award meeting the requirements of Section 7.4 (“Replacement Award”) is provided to the Participant pursuant to Section 7.1(b) to replace an Award (“Replaced Award”)).

(a)	Outstanding Awards Subject Solely to a Service Condition.
(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)

Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs, multiplied by the number of shares of Common Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

(b)	Outstanding Awards Subject to a Performance Condition.
(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control, and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)

Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control and shall be exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs (to the extent vested pursuant to the immediately preceding sentence), multiplied by the number of shares of Common Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may determine the value of such Awards on date of settlement/exercise based solely upon (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of settlement/exercise over the exercise price or Base Price of the Award, as applicable, multiplied by (ii) the number of shares of Common Stock subject to such exercise or settlement.

7.4 Definition of Replacement Award.

(a) An Award shall meet the conditions of this Section 7.4(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Administrator, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 7.4(b); and (v) its other terms and conditions are not less favorable to the holder of the Replacement Award than the terms and conditions of the holder’s Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7.4(a) are satisfied shall be made by the Administrator, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Administrator may determine the value of Awards and Replacement Awards that are options or SARs by using any reasonable methodology, including but not limited to determining value by reference to intrinsic value or fair value under applicable accounting standards.

(b) Upon an involuntary termination of employment or service of a Participant occurring at any time following the Change in Control, other than for Cause, (i) a Participant’s then-outstanding Replacement Awards (other than Replacement Awards in the form of an option or SAR) that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, in accordance with the applicable Award agreement, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A), (ii) a Participant’s then-outstanding Replacement Awards in the form of an option or SAR that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be exercisable over the exercise period set forth in the applicable Award agreement, (iii) a Participant’s then outstanding Replacement Awards (other than those in the form of an option or SAR) that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and performance conditions shall be deemed satisfied based on target performance and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the then Administrator or its equivalent, within thirty (30) days following such termination of employment or service (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A) and (iv) a Participant’s then-outstanding Replacement Awards in the form of options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on target performance and shall be exercisable over the exercise period set forth in the applicable Award agreement.

7.5 Other Acceleration Rules. Any acceleration of Awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than thirty (30) days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to the acceleration does not occur. The portion of any ISO accelerated pursuant to Section 7.3 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.

To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6 Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards; provided that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b) deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board on July 23, 2019 and shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in this Section 8.6.1. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Corporation. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on October 23, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 8.14.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except that the Administrator shall retain the discretion to decrease the amount payable pursuant to a cash award granted pursuant to Section 5.1.6 hereof below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a performance period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Administrator determines is appropriate. Changes, settlements and other actions contemplated by Section 7 and Section 8.15 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.5.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Nevada.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b) Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's Award to become subject to the imposition of any taxes, including additional income or penalty taxes, under Section 409A, unless the Administrator expressly determines otherwise, such Award, Award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any Participant for such tax or penalty.

(c) No Guarantee of Favorable Tax Treatment. Although the Corporation intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based Awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Prohibition on Repricing. Without the prior approval of the Corporation’s shareholders and except as provided for in Section 4, the Administrator may not (i) amend an option to reduce its exercise price or a SAR to reduce its Base Price; (ii) cancel an option or SAR in exchange for the grant of any new option or SAR with a lower exercise price or Base Price, as applicable; (iii) cancel an option or SAR in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the option or the Base Price of the SAR is greater than the current Fair Market Value of a share of Common Stock or (iv) take any other action with respect to an option or SAR that is treated as a repricing under generally accepted accounting principles.

8.15 Forfeiture and Recoupment Events.

(a) In addition to the forfeiture events otherwise specified in the Plan, the Administrator may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Corporation or other action pursuant to any compensation recovery policy adopted by the Board or the Administrator at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Administrator to comply with any such compensation recovery policy.

As adopted by the Board of Directors of Riot Blockchain, Inc. on July 23, 2019.

As approved by the Stockholders of Riot Blockchain, Inc. on October 23, 2019.

FIRST AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Riot Blockchain, Inc. (the “Company”) 2019 Equity Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors of Riot Blockchain, Inc. (the “Board”) upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, and as ratified and approved by the shareholders of the Company (the “Effective Date”), amends the Plan as set forth herein as of the Effective Date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the Shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the Plan had, as of the date of its adoption, a Share Limit of 3,600,000 shares of the Company’s Common Stock, as well as 330,603 shares of the Company’s Common Stock, which had carried over from the Company’s former 2017 Equity Incentive Plan, for a total 3,930,603 shares of Common Stock available for Awards to Eligible Persons (the “Share Reserve”); and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee, having considered the Company’s issuance of Awards since the shareholders adopted the Plan, the Company’s expected needs for equity compensation through December 31, 2023, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this First Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 3,500,000 additional shares of Common Stock, for a total of 4,061,809 Shares.

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 9, 2020 and as approved by the shareholders of the Company as of the date listed below, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 4,061,809 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 9, 2020.

As approved by the Shareholders of Riot Blockchain, Inc. on November 12, 2020.

SECOND AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the shareholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the shareholders adopted the Plan, as amended, the Company’s expected needs for equity compensation through December 31, 2024, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,400,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 14, 2021 and as approved by the shareholders of the Company as of the date listed below, this Second Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Second Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 11,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 14, 2021.

As adopted by the Stockholders of Riot Blockchain, Inc. on October 19, 2021.

THIRD AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Third Amendment (the “Third Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 10,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of May 31, 2022 and as approved by the stockholders of the Company as of the date listed below, this Third Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Third Amendment, the Plan is hereby amended as follows:

1.  As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 21,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.  Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on May 31, 2022.

As adopted by the Stockholders of Riot Blockchain, Inc. on July 27, 2022.

FOURTH AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Fourth Amendment (the “Fourth Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fourth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 27, 2023 and as approved by the stockholders of the Company as of the date listed below, this Fourth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fourth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 24,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Fourth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on April 27, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on June 27, 2023

FIFTH AMENDMENT

TO THE

2019 EQUITY INCENTIVE PLAN

This Fifth Amendment (the “Fifth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Corporation”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Corporation set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Corporation to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Corporation, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Corporation’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Corporation’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fifth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 13,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of October 11, 2023 and as approved by the stockholders of the Corporation as of the date listed below, this Fifth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fifth Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 38,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Fifth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on October 11, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on December 14, 2023

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V44696-P10151 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RIOT PLATFORMS, INC. 3855 AMBROSIA STREET, SUITE 301 CASTLE ROCK, CO 80109 RIOT PLATFORMS, INC. Nominees: 1a. Benjamin Yi 1b. Jason Les 2. Ratification of the appointment of Deloitte as the Company's independent registered public accounting firm. 3. Approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in the Proxy Statement. 4. Approval to amend the Articles of Incorporation of Riot Platforms, Inc. to increase the number of shares of common stock authorized for issuance. 5. Approval of the Sixth Amendment to the Company's 2019 Equity Incentive Plan to increase the number of shares reserved for issuance. 1. Election of Directors The Board of Directors recommends you vote FOR the following Directors: The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Withhold ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualstockholdermeeting.com/RIOT2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V44697-P10151 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, as well as the 2023 Annual Report, are available at www.proxyvote.com. RIOT PLATFORMS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 12, 2024 The stockholder(s) hereby constitute(s) and appoint(s) Mr. Jason Les, Chief Executive Officer of Riot Platforms, Inc., as attorney and proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Riot Platforms, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time, on Wednesday, June 12, 2024, virtually at www.virtualstockholdermeeting.com/RIOT2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.